Filed pursuant to Rule 424(b)(3)
Registration No. 333-226948

PROSPECTUS SUPPLEMENT NO. 1
(To the Prospectus dated October 25, 2018)

International Money Express, Inc.

8,959,999 Shares of Common Stock

This Prospectus Supplement No. 1 (this “Supplement No. 1”) forms and is part of the prospectus of International Money Express, Inc. (the “Company”), dated October 25, 2018 (the “Prospectus”). This Supplement No. 1 supplements, modifies or supersedes certain information contained in the Prospectus. Any statement in the Prospectus that is modified or superseded is not deemed to constitute a part of the Prospectus, except as modified or superseded by this Supplement No. 1. Except to the extent that the information in this Supplement No. 1 modifies or supersedes the information contained in the Prospectus, this Supplement No. 1 should be read, and will be delivered, with the Prospectus. This Prospectus Supplement No. 1 is not complete without, and may not be utilized except in connection with, the Prospectus.

This Prospectus Supplement is being filed solely to update and supplement the information in the Prospectus with (1) the information contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 filed with the Securities and Exchange Commission (“SEC”) on November 13, 2018 and (2) solely the portion of the text of the Form 8-K that is treated as “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, in the Company’s Current Report on Form 8-K (the “Form 8-K”), which was filed with the SEC on November 8, 2018. Such portion of the text of the Form 8-K is attached hereto.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 9 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Supplement No. 1 (or the Prospectus including any supplements or amendments thereto) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 14, 2018.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)
☒   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2018 OR

☐    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                     to __________

Commission File No. 001-37986

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	47-4219082
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

(305) 671-8000
(Registrant’s telephone number, including area code)

FINTECH ACQUISITION CORP. II, 2929 Arch Street, Suite 1703, Philadelphia, PA 19104
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).  Yes ☒  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☒ Non-accelerated filer	☐ Smaller reporting company
☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act): Yes ☐  No ☒

As of November 9, 2018, there were 36,182,783 shares of the registrant’s common stock, $0.0001 par value per share, outstanding. The registrant has no other class of common stock outstanding.

INTERNATIONAL MONEY EXPRESS, INC.
INDEX TO FINANCIAL STATEMENTS

		Page

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

PART 1 - FINANCIAL INFORMATION

Item 1.	Financial Statements (Unaudited)	1

	Condensed Consolidated Balance Sheets as of September 30, 2018 and December 31, 2017	1

	Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended September 30, 2018 and 2017 and Nine Months Ended September 30, 2018, Successor Company Period from February 1, 2017 to September 30, 2017 and Predecessor Company Period from January 1, 2017 to January 31, 2017	2

	Condensed Consolidated Statement of Changes in Stockholders’ Equity for the Nine Months Ended September 30, 2018	3

	Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2018, Successor Company Period from February 1, 2017 to September 30, 2017 and Predecessor Company Period from January 1, 2017 to January 31, 2017	4

	Notes to Condensed Consolidated Financial Statements (unaudited)	6

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	19

Item 3.	Quantitative and Qualitative Disclosures about Market Risk	33

Item 4.	Controls and Procedures	34

PART II - OTHER INFORMATION

Item 1.	Legal Proceedings	35

Item 1A.	Risk Factors	35

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	35

Item 3.	Defaults Upon Senior Securities	35

Item 4.	Mine Safety Disclosures	35

Item 5.	Other Information	35

Item 6.	Exhibits	35

SIGNATURES		37

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this Quarterly Report on Form 10-Q that reflect our current views with respect to future events and financial performance, business strategies, expectations for our business and the business of the Company and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Quarterly Report on Form 10-Q may include, for example, the future financial performance of the Company.

The forward-looking statements contained in this Quarterly Report on Form 10-Q are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	the ability to maintain the listing of our common stock on Nasdaq;
•
the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

•	changes in applicable laws or regulations;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors;
•	factors relating to our business, operations and financial performance, including:
o	competition in the markets in which we operate;
o	our ability to maintain agent relationships on terms consistent with those currently in place;
o	our ability to maintain banking relationships necessary for us to conduct our business;
o	credit risks from our agents and the financial institutions with which we do business;
o	bank failures, sustained financial illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions;
o	new technology or competitors that disrupt the current ecosystem;
o	cyber-attacks or disruptions to our information technology, computer network systems and data centers;
o	our success in developing and introducing new products, services and infrastructure;
o	customer confidence in our brand and in consumer money transfers generally;
o	our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate;
o	international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States;
o	changes in tax laws and unfavorable outcomes of tax positions we take;
o	political instability, currency restrictions and devaluation in countries in which we operate or plan to operate;
o	weakness in U.S. or international economic conditions;
o	change or disruption in international migration patterns;
o	our ability to protect our brand and intellectual property rights;
o	our ability to retain key personnel;
o	changes in foreign exchange rates could impact consumer remittance activity; and
•
other economic, business and/or competitive factors, risks and uncertainties, including those described in the section entitled “Risk Factors” in the prospectus, dated October 25, 2018, filed pursuant to Rule 424(b)(3), as may be updated by the other documents that we file with the Securities and Exchange Commission.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Index
PART 1 – FINANCIAL INFORMATION
ITEM 1.	FINANCIAL STATEMENTS

INTERNATIONAL MONEY EXPRESS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Successor Company
	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$82,490,398	$59,155,618
Accounts receivable, net of allowance of $340,178 and $307,562, respectively	80,923,807	51,374,377
Prepaid wires	5,119,778	7,675,491
Other prepaid expenses and current assets	3,472,124	900,386
Total current assets	172,006,107	119,105,872

Property and equipment, net	9,525,295	8,490,794
Goodwill	36,259,666	36,259,666
Intangible assets, net	39,389,769	48,741,032
Deferred tax asset, net	-	1,748,854
Other assets	639,119	1,706,693
Total assets	$257,819,956	$216,052,911

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$4,078,627	$3,913,436
Accounts payable	14,060,179	8,919,796
Wire transfers and money orders payable	78,152,404	48,276,649
Accrued and other	14,018,061	11,514,449
Total current liabilities	110,309,271	72,624,330

Long term liabilities:
Deferred tax liability, net	5,157,019	-
Debt, net	104,423,502	107,526,462
Total long term liabilities	109,580,521	107,526,462

Commitments and contingencies, see Note 11

Stockholders' equity:
Common stock $0.0001 par value; 200,000,000 shares authorized, 36,182,783 and 17,227,682 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	3,619	1,723
Additional paid-in capital	60,203,431	46,076,220
Accumulated deficit	(22,281,866)	(10,173,453)
Accumulated other comprehensive income (loss)	4,980	(2,371)
Total stockholders' equity	37,930,164	35,902,119
Total liabilities and stockholders' equity	$257,819,956	$216,052,911

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Index
INTERNATIONAL MONEY EXPRESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
	Successor Company				Predecessor Company
	Three Months Ended September 30,		Nine Months Ended September 30, 2018	Period from February 1, 2017 to September 30, 2017	Period from January 1, 2017 to January 31, 2017

	2018	2017
	(Unaudited)
Revenues:
Wire transfer and money order fees	$61,331,837	$47,642,153	$168,554,175	$119,226,787	$11,876,919
Foreign exchange	10,697,168	8,413,051	29,013,221	21,690,233	2,449,709
Other income	479,461	338,090	1,276,494	854,102	98,715
Total revenues	72,508,466	56,393,294	198,843,890	141,771,122	14,425,343

Operating expenses:
Service charges from agents and banks	48,305,007	37,846,027	132,564,938	94,607,887	9,440,774
Salaries and benefits	10,959,507	5,983,784	24,632,910	16,395,185	4,530,308
Other selling, general and administrative expenses	5,206,932	4,163,419	13,390,449	10,400,190	1,063,379
Transaction costs	6,304,972	-	10,319,283	6,212,602	3,917,188
Depreciation and amortization	4,142,139	4,553,042	11,749,513	12,056,986	381,746
Total operating expenses	74,918,557	52,546,272	192,657,093	139,672,850	19,333,395

Operating (loss) income	(2,410,091)	3,847,022	6,186,797	2,098,272	(4,908,052)

Interest expense	3,433,731	4,612,430	10,109,664	8,107,258	613,742

Loss before income taxes	(5,843,822)	(765,408)	(3,922,867)	(6,008,986)	(5,521,794)

Income tax provision (benefit)	7,569,174	(191,727)	8,185,546	1,052,479	(2,203,373)

Net loss	(13,412,996)	(573,681)	(12,108,413)	(7,061,465)	(3,318,421)

Other comprehensive income (loss)	22,452	3,859	7,351	18,990	(2,453)

Comprehensive loss	$(13,390,544)	$(569,822)	$(12,101,062)	$(7,042,475)	$(3,320,874)

Loss per common share:
Basic and diluted	$(0.43)	$(0.03)	$(0.55)	$(0.41)

Weighted-average common shares outstanding:
Basic and diluted	30,975,338	17,227,682	21,827,082	17,227,682

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Index
INTERNATIONAL MONEY EXPRESS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity

	Shares	Amount
Balance, December 31, 2017	17,227,682	$1,723	$46,076,220	$(10,173,453)	$(2,371)	$35,902,119
Net equity infusion from reverse recapitalization	18,955,101	1,896	8,961,625	-	-	8,963,521
Share-based compensation	-	-	5,165,586	-	-	5,165,586
Adjustment from foreign currency translation, net	-	-	-	-	7,351	7,351
Net loss	-	-	-	(12,108,413)	-	(12,108,413)
Balance, September 30, 2018	36,182,783	$3,619	$60,203,431	$(22,281,866)	$4,980	$37,930,164

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Index
INTERNATIONAL MONEY EXPRESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2018	Period from February 1, 2017 to September 30, 2017	Period from January 1, 2017 to January 31, 2017

	(Unaudited)
Cash flows from operating activities:
Net loss	$(12,108,413)	$(7,061,465)	$(3,318,421)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,749,513	12,056,986	381,746
Share-based compensation	5,165,586	1,534,655	2,916,324
Provision for bad debts	743,285	813,641	83,695
Debt origination costs amortization	699,731	125,053	39,298
Deferred taxes	6,905,873	903,181	(2,214,351)
Loss on disposal of property and equipment	151,724	86,351	13,472
Total adjustments	25,415,712	15,519,867	1,220,184
Changes in operating assets and liabilities:
Accounts receivable	(30,285,672)	(26,826,448)	3,612,332
Prepaid wires	2,784,622	(2,402,576)	7,848,641
Other prepaid expenses and assets	(1,427,760)	(1,706,487)	70,927
Wire transfers and money orders payables	29,639,809	13,100,915	(1,884,922)
Accounts payable and accrued other	16,497,269	(1,458,882)	1,103,326
Net cash provided by (used in) operating activities	30,515,567	(10,835,076)	8,652,067

Cash flows from investing activities:
Purchases of property and equipment	(3,575,065)	(3,095,230)	(249,382)
Net cash used in acquisition	-	(923,654)	-
Net cash used in investing activities	(3,575,065)	(4,018,884)	(249,382)

Cash flows from financing activities:
Borrowings under term loan	-	102,000,000	-
Proceeds from reverse recapitalization	101,663,573	-	-
Cash consideration to Intermex shareholders	(101,658,947)	-	-
Borrowings (Repayments) under revolving loan, net	-	12,000,000	(2,000,000)
Repayment of term loan	(3,637,500)	(75,000,000)	-
Debt origination costs	-	(4,682,830)	-
Common dividend distributions	-	(20,000,000)	-
Net cash (used in) provided by financing activities	(3,632,874)	14,317,170	(2,000,000)

Effect of exchange rate changes on cash	27,152	405,922	(15,196)

Net increase (decrease) in cash and restricted cash	23,334,780	(130,868)	6,387,489

Cash and restricted cash, beginning of the period	59,795,280	44,628,247	38,240,758

Cash and restricted cash, end of the period	$83,130,060	$44,497,379	$44,628,247

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Index
INTERNATIONAL MONEY EXPRESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Successor Company		Predecessor Company
	Nine Months Ended September 30, 2018	Period from February 1, 2017 to September 30, 2017	Period from January 1, 2017 to January 31, 2017

	(Unaudited)
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,409,516	$8,556,649	$658,888
Cash paid for income taxes	1,494,900	400,000	-

Supplemental disclosure of non-cash financing activity:
Agent business acquired in exchange for receivables	-	639,688	-
Intermex transaction accruals settled by acquisition proceeds	9,062,769	-	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Index
INTERNATIONAL MONEY EXPRESS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - BUSINESS AND ACCOUNTING POLICIES

On July 26, 2018 (the “Closing Date”), International Money Express, Inc. (formerly FinTech Acquisition Corp. II) consummated the previously announced transaction (the “Merger”) by and among FinTech Acquisition Corp. II, a Delaware corporation (“FinTech”), FinTech II Merger Sub Inc., a wholly-owned subsidiary of FinTech (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a wholly-owned subsidiary of FinTech (“Merger Sub 2”), Intermex Holdings II, Inc. (“Intermex”) and SPC Intermex Representative LLC (“SPC Intermex”)(See Note 2). As a result of the Merger, the separate corporate existence of Intermex ceased and Merger Sub 2 (which changed its name to International Money Express Sub 2, LLC in connection with the closing of the Merger) continued as the surviving entity. In connection with the closing of the Merger, FinTech changed its name to International Money Express, Inc. (the “Company”). Unless the context below otherwise provides, the “Company” refers to the combined company following the Merger and, together with their respective subsidiaries, “FinTech” refers to the registrant prior to the closing of the Merger and “Intermex” refers to Intermex Holdings II, Inc. prior to the closing of Merger.

The condensed consolidated financial statements of the Company include Intermex, its wholly-owned indirect subsidiary, Intermex Wire Transfer, LLC (“LLC”), Intermex Wire Transfers de Guatemala, S.A. (“Guatemala”) - 99.8% owned by LLC, Intermex Wire Transfer de Mexico, S.A. and Intermex Transfers de Mexico, S.A. (“Mexico”) - 98% owned by LLC, Intermex Wire Transfer Corp. - 100% owned by LLC and Intermex Wire Transfer II, LLC - 100% owned by LLC.

The Merger has been accounted for as a reverse recapitalization where FinTech was treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the facts that following the Merger, the former stockholders of Intermex control the majority of the voting rights in respect of the board of directors of the Company, Intermex comprising the ongoing operations of the Company and Intermex’s senior management comprising the senior management of the Company. Accordingly, the Merger is treated as the equivalent of Intermex issuing stock for the net assets of FinTech, accompanied by a recapitalization. The net assets of FinTech are stated at historical cost, with no goodwill or other intangible assets resulting from the Merger. The consolidated assets, liabilities and results of operations prior to the Closing Date of the Merger are those of Intermex, and FinTech’s assets, liabilities and results of operations are consolidated with Intermex beginning on the Closing Date. The shares and corresponding capital amounts included in common stock and additional paid-in capital, pre-merger, have been retroactively restated as shares reflecting the exchange ratio in the Merger for all Successor periods. The historical financial information and operating results of FinTech prior to the Merger have not been separately presented in these consolidated financial statements as they were not significant or meaningful.

Stella Point Capital, LLC (“Stella Point”) acquired a majority interest in Intermex on February 1, 2017 as discussed in further detail in Note 2. In connection with the acquisition of Intermex by Stella Point, the Company applied “push-down” accounting and the assets and liabilities were adjusted to fair value on the closing date of the transaction, February 1, 2017. As a result, the Company's condensed consolidated financial statement presentation distinguishes between a predecessor period ("Predecessor") for periods prior to the transaction, and a successor period ("Successor"), for periods subsequent to the transaction.

The Company operates as a money transmitter, primarily between the United States of America (“U.S.”) and Mexico, Guatemala and other countries in Latin America through a network of authorized agents located in various unaffiliated retail establishments throughout the U.S.

Index
INTERNATIONAL MONEY EXPRESS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

All significant inter-company balances and transactions have been eliminated from the condensed consolidated financial statements. The condensed consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain reclassifications have been made to prior-year amounts in the consolidated statements of operations and comprehensive loss to conform to current-year reporting classifications. Principally, certain employee benefits that were classified as other selling, general and administrative expenses are now presented within salaries and benefits. The reclassifications had no impact on operating (loss) income or net loss.

The Company’s interim condensed consolidated financial statements and related notes are unaudited. In the opinion of management, all adjustments (including normal recurring adjustments) and disclosures necessary for a fair presentation of these interim statements have been included. The results reported in these interim financial statements are not necessarily indicative of the results that may be reported for the entire year. Certain information and footnote disclosures required by GAAP have been condensed or omitted. These interim financial statements should be read in conjunction with the consolidated financial statements and related notes of Intermex Holdings, Inc. (“Holdings”) for the fiscal year ended December 31, 2017 (“Audited Financial Statements”) disclosed in the prospectus, dated October 25, 2018, filed pursuant to Rule 424(b)(3), starting on page F-14. Holdings is an indirect wholly owned subsidiary of the Company and has no operations of its own, other than its ownership of its subsidiaries.

Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued amended guidance, Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents in the condensed consolidated statements of cash flows. The Company adopted this guidance in the first quarter of 2018 using a retrospective transition method for each period presented. Cash and restricted cash included $639,662 of restricted cash for all beginning and ending periods presented in the condensed consolidated statements of cash flows, which is included in other prepaid expenses and current assets, and other assets in the Company’s condensed consolidated balance sheets at September 30, 2018 and December 31, 2017, respectively. The restricted cash was deposited with a U.S. bank as cash collateral for an irrevocable stand-by letter of credit issued as collateral for the operating lease of the Company’s headquarters. This lease was renegotiated in April 2018, and accordingly, the letter of credit is no longer required; the Company expects to collect these funds in the fourth quarter of 2018.

The FASB issued guidance, Improvements to Employee Share-Based Payment Accounting, which simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The Company adopted this guidance in the first quarter of 2018 and the impact of this adoption did not have a material impact on the Company’s condensed consolidated financial statements.

The FASB issued guidance, Revenue from Contracts with Customers, which amended the existing accounting standards for revenue recognition. The new guidance establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. This guidance is required to be adopted by the Company in the first quarter of 2019 and can be applied using either a retrospective or a modified retrospective approach. Based on our assessment of the new standard, we have determined the vast majority of our revenues include only one performance obligation, which is to collect the consumer's money and make funds available for payment, generally on the same day, to a designated recipient in the currency requested. Accordingly, management believes this standard will not have a material impact on the Company’s financial statements and expects to adopt this standard using the modified retrospective approach, with the cumulative effect of adoption, if any, included in accumulated deficit as of January 1, 2019. However, management is continuing to assess the requirements of the new revenue guidance, including enhanced disclosures and reporting requirements.

Index
INTERNATIONAL MONEY EXPRESS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The FASB issued amended guidance, Business Combinations - Clarifying the Definition of a Business, which assists entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This guidance is required to be adopted by the Company in the first quarter of 2019 on a prospective basis, and the Company does not believe it will have a material impact on the consolidated financial statements.

The FASB issued guidance, Leases, to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous U.S. GAAP. The guidance requires that a lessee recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term on the balance sheet. This guidance is required to be adopted by the Company in the first quarter of 2020 and must be applied using a modified retrospective approach. The Company is currently evaluating the impact this guidance will have on the consolidated financial statements.

The FASB issued amended guidance, Statement of Cash Flows - Classification of Certain Cash Receipts and Cash Payments, which clarifies how certain cash receipts and cash payments are presented and classified in the consolidated statements of cash flows. The amendments are aimed at reducing the existing diversity in practice. This guidance is required to be adopted by the Company in the first quarter of 2019 and must be applied using a retrospective approach for each period presented. The adoption of this guidance is not expected to have a material impact on the consolidated financial statements.

The FASB issued amended guidance, Intangibles – Goodwill and other (Topic 350): Simplifying the Test for Goodwill Impairment. The amended standard simplifies how an entity tests goodwill by eliminating Step 2 of the goodwill impairment test related to measuring an impairment charge. Instead, impairment will be recorded for the amount that the carrying amount of a reporting unit exceeds its fair value. This new guidance is effective for the Company beginning in in the first quarter of 2021. The adoption of this guidance is not expected to have a material impact on the consolidated financial statements.

The FASB issued guidance, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, regarding the measurement of credit losses for certain financial instruments. The new standard replaces the incurred loss model with a current expected credit loss (“CECL”) model. The CECL model is based on historical experience, adjusted for current conditions and reasonable and supportable forecasts. The Company currently is required to adopt the new standard in the first quarter of 2021. The Company is currently evaluating the impact this guidance will have on the consolidated financial statements.

NOTE 2 – FINTECH MERGER AND STELLA POINT ACQUISITION

FinTech Merger

As discussed in Note 1, on July 26, 2018, Intermex and FinTech consummated the Merger, which has been accounted for as a reverse recapitalization. Immediately prior to the Merger, FinTech’s shareholders exercised their right to redeem certain of their outstanding shares for cash, resulting in the redemption of 4,938,232 shares of FinTech for gross redemption payments of $49,808,935. Subsequent to this redemption, there were 18,955,101 outstanding shares. The aggregate consideration paid in the Merger by FinTech to the Intermex shareholders consisted of approximately (i) $102.0 million in cash and (ii) 17.2 million shares of FinTech common stock. In accounting for the reverse recapitalization, the net cash proceeds received from FinTech amounted to $4,626 as shown in the table below:

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INTERNATIONAL MONEY EXPRESS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Cash balance available to Intermex prior to the consummation of the Merger	$110,726,342
Less:
Intermex Merger costs paid from acquisition proceeds at closing	(9,062,769)
Cash consideration to Intermex shareholders	(101,658,947)
Net cash proceeds from reverse recapitalization	$4,626

Cash balance available to Intermex prior to the consummation of the Merger	$110,726,342
Less:
Cash consideration to Intermex shareholders	(101,658,947)
Other FinTech assets acquired and liabilities assumed in the Merger:
Prepaid expenses	76,478
Accrued liabilities	(180,352)
Net equity infusion from FinTech	$8,963,521

Cash consideration to Intermex shareholders includes the payout of all vested Incentive Units issued to employees of the Company as discussed in Note 8.

After the completion of the Merger on July 26, 2018, there were 36,182,783 shares of International Money Express, Inc. common stock outstanding, warrants to purchase 8,959,999 shares of common stock and 3,371,389 shares reserved for issuance under the International Money Express, Inc. 2018 Omnibus Equity Compensation Plan (See Note 8).

Acquisition by Stella Point

On February 1, 2016, Intermex and its majority owner at the time, Lindsay Goldberg LLC, entered into an agreement with Stella Point, acquirer, for the sale of Intermex. This acquisition was accounted for as a business combination and became effective on February 1, 2017 for a transaction price of $52,000,000 in cash, plus $12,410,000 of rollover equity from certain existing management holders, the assumption of approximately $78,000,000 of Intermex’s outstanding debt and an additional funding of $5,000,000 of Intermex debt. There was no contingent consideration in the transaction. As a result, Stella Point acquired 80.7% of the voting equity interest in Intermex and other minority stockholders acquired the remaining interest, none individually greater than 10%. The purchase price in excess of the fair value of acquired assets was accounted for as goodwill, as discussed further below.

Index
INTERNATIONAL MONEY EXPRESS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Net Assets Acquired

The acquisition method for a business combination requires that the assets acquired and liabilities assumed be recognized at their allocated fair values as of the February 1, 2017 acquisition date, which is summarized below:

Successor Company
Cash	$43,064,931
Accounts receivables	24,031,575
Prepaid and other current assets	3,712,848
Property and equipment	6,328,146
Other assets	1,345,562
Total tangible assets acquired	78,483,062
Intangible assets acquired	62,660,000
Deferred tax asset, net	2,118,801
Less: Liabilities assumed	(115,111,529)
Net assets	28,150,334

Goodwill	36,259,666
Total purchase price	$64,410,000

The intangible assets acquired consist primarily of a trade name, agent relationships and developed technology. The excess of the purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill, which is attributable to the workforce and reputation of Intermex. The accounting for this business combination has been completed, therefore the measurement period is closed. Goodwill was not deductible for income tax purposes.

Transaction Costs

Direct costs related to the Merger and Stella Point acquisition were expensed as incurred and included as “transaction costs” in the condensed consolidated statements of operations and comprehensive loss. Transaction costs in the condensed consolidated statements of operations and comprehensive loss for the three and nine months ended September 30, 2018 amounted to $6,304,972 and $10,319,283, respectively, and related specifically to the Merger, while expenses of $6,212,602 for the Successor period from February 1, 2017 through September 30, 2017 and $3,917,188 for the Predecessor period from January 1, 2017 through January 31, 2017 relate to the Stella Point acquisition. Transaction costs include all internal and external costs directly related to the Merger and Stella Point acquisition, consisting primarily of legal, consulting, accounting, advisory and financing fees and certain incentive bonuses directly related to the Merger and Stella Point acquisition.

NOTE 3 – GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill and the majority of the other intangible assets on the condensed consolidated balance sheets of the Company were recognized upon the acquisition by Stella Point (see Note 2). Agent relationships, trade name and developed technology are all amortized over 15 years using an accelerated method that correlates with the projected realization of the benefit. Other intangibles primarily relate to the acquisition of certain agent locations, which are amortized straight line over 10 years. The determination of our other intangible fair values includes several assumptions that are subject to various risks and uncertainties. Management believes it has made reasonable estimates and judgments concerning these risks and uncertainties. A change in the conditions, circumstances or strategy of the Company may result in a need to recognize an impairment charge.

Index
INTERNATIONAL MONEY EXPRESS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The following table presents the changes in goodwill and other intangible assets:

	Successor Company
	Goodwill	Other Intangibles
Balance at December 31, 2017	$36,259,666	$48,741,032
Amortization expense	-	(9,351,263)
Balance at September 30, 2018	$36,259,666	$39,389,769

NOTE 4 – ACCRUED AND OTHER LIABILITIES

Accrued and other liabilities consisted of the following:

	Successor Company
	September 30, 2018	December 31, 2017
Payables to agents	$8,302,004	$6,875,416
Accrued compensation	1,542,822	1,092,460
Accrued bank charges	884,069	897,404
Accrued loyalty program rebates	840,039	164,581
Accrued audit and accounting fees	603,322	233,592
Accrued legal fees	680,000	1,644,470
Accrued taxes	694,871	318,792
Other	470,934	287,734
	$14,018,061	$11,514,449

NOTE 5 – DEBT

Debt consisted of the following:

	Successor Company
	September 30, 2018	December 31, 2017

Revolving credit facility	$20,000,000	$20,000,000
Term loan	92,150,000	95,787,500
	112,150,000	115,787,500
Less: Current portion of long term debt (1)	(4,078,627)	(3,913,436)
Less: Debt origination costs	(3,647,871)	(4,347,602)
	$104,423,502	$107,526,462

(1)	Current portion of long-term debt is net of debt origination costs of $771,373 at September 30, 2018 and $936,564 at December 31, 2017.

On August 23, 2017, Intermex entered into a Financing Agreement (the “Financing Agreement”) with MC Credit Partners to refinance its debt. The Financing Agreement includes a revolving credit facility that provides for funding of up to $20 million in the aggregate and a term loan in an aggregate principal amount of $97 million (together the “Senior Secured Credit Facility”). Interest on the term loan and revolving credit facility is determined by reference to either LIBOR or a “base rate”, in each case plus an applicable margin of 9% per annum for LIBOR loans or 8% per annum for base rate loans. The principal amount of the term loan must be repaid in consecutive quarterly installments on the last business day of each March, June, September and December commencing in December 2017. The Company must repay an amount equal to 1.25% of the original amount borrowed for each quarterly payment from December 31, 2017 through September 30, 2019 and 2.50% of the original amount borrowed for each quarterly payment from December 31, 2019 and thereafter.

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INTERNATIONAL MONEY EXPRESS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

On December 19, 2017, the Financing Agreement was amended to allow for the change of control of Intermex pursuant to the Merger. Upon closing of the Merger, the Company was required to pay $1.5 million in fees to MC Credit Partners, which were expensed as transaction costs in the condensed consolidated statements of operations and comprehensive loss for the three and nine months ended September 30, 2018 and funded by the proceeds received in the Merger.

On November 7, 2018, the Company entered into a new financing agreement (the “Credit Agreement”) with, among others, certain of its domestic subsidiaries as borrowers, certain other domestic subsidiaries and a group of banking institutions. The Credit Agreement provides for a $35 million revolving credit facility, a $90 million term loan facility and an up to $30 million incremental facility. The Credit Agreement also provides for the issuance of letters of credit, which would reduce availability under the revolving credit facility. The proceeds of the loans were used to repay existing indebtedness, for working capital purposes and to pay fees and expenses in connection with the transaction.  The maturity date of the Credit Agreement is November 7, 2023.

Interest on the term loan facility and revolving credit facility is determined by reference to either LIBOR or a “base rate”, in each case plus an applicable margin of 4.50% per annum for LIBOR loans or 3.50% per annum for base rate loans. The Company is also required to pay a fee on the unused portion of the revolving credit facility equal to 0.35% per annum.

The principal amount of the term loan facility must be repaid in consecutive quarterly installments of 5% in year 1, 7.5% in years 2 and 3, 10% in years 4 and 5, in each case on the last day of each quarter, commencing in March 2019 with a final payment at maturity. The loans under the Credit Agreement may be prepaid at any time without payment or penalty.

The obligations under the Credit Agreement are guaranteed by the Company and certain domestic subsidiaries of the Company and secured by liens substantially all of the assets of the loan parties, subject to certain exclusions and limitations.

Upon execution of the Credit Agreement, the Company incurred  a prepayment penalty of approximately $2.0 million, which will be recognized as interest expense in the fourth quarter 2018 in the condensed consolidated statements of operations and comprehensive loss. In addition, the Company wrote off approximately $3.7 million of debt origination costs related to the Senior Secured Credit Facility as interest expense during the fourth quarter of 2018.

NOTE 6 - FAIR VALUE MEASUREMENTS

Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, a three- level fair value hierarchy that prioritizes the inputs used to measure fair value was established. There are three levels of inputs used to measure fair value. Level 1 relates to quoted market prices for identical assets or liabilities. Level 2 relates to observable inputs other than quoted prices included in Level 1. Level 3 relates to unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s non-financial assets measured at fair value on a nonrecurring basis include the goodwill and other intangibles derived on February 1, 2017 as a result of the Stella Point acquisition as disclosed in Note 2 and more fully disclosed in detail in Note 4 of the Audited Financial Statements.

Index
INTERNATIONAL MONEY EXPRESS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The Company’s cash is representative of fair value as these balances are comprised of deposits available on demand. Accounts receivable, prepaid wires, accounts payable and wire transfers and money orders payable are representative of their fair values because of the short turnover of these items.

The Company’s financial instruments that are not measured at fair value on a recurring basis include its revolving credit facility and term loan. The estimated fair value of the term loan approximates book value as the debt bears a market interest rate that adjusts periodically. The estimated fair value of the revolving credit facility would approximate face value given the payment schedule and variable interest rate structure.

NOTE 7 - RELATED PARTY TRANSACTIONS

During the Successor periods prior to the Merger, Intermex paid a monthly management fee of $65,000, plus reimbursement of expenses, to a related party for management services, which is included in other selling, general and administrative expenses on the Company’s condensed consolidated statements of operations and comprehensive loss. During the Predecessor period from January 1, 2017 to January 31, 2017, all management fees were waived. There were no amounts payable to or receivable from related parties included in the condensed consolidated balance sheets at September 30, 2018 and December 30, 2017. Upon closing of the Merger on July 26, 2018 (See Note 2), the management fee agreement with the related party was terminated, and a one-time termination fee of $1.6 million was included as part of transaction costs in the condensed consolidated statements of operations and comprehensive loss for the three and nine months ended September 30, 2018.

NOTE 8 – STOCKHOLDERS’ EQUITY AND SHARE-BASED COMPENSATION

After the completion of the Merger on the Closing Date, there were 36,182,783 shares of International Money Express, Inc. common stock outstanding and outstanding warrants to purchase 8,959,999 shares of common stock. As of the Closing Date, the former stockholders of Intermex owned approximately 48.3% and the former stockholders of FinTech owned approximately 51.7% of the combined company’s outstanding common stock. At September 30, 2018, the Company was authorized to issue 200,000,000 shares of common stock and had 36,182,783 shares of common stock issued and outstanding at $0.0001 par value per common share.

Equity Warrants

Prior to the Merger, FinTech issued 8,749,999 public warrants (“Public Warrants”) and 210,000 private placement warrants (“Placement Warrants”)(combined are referred to as the “Warrants”). The Company assumed the FinTech equity warrants upon the change of control event. As a result of the Merger, the Warrants issued by FinTech are no longer exercisable for shares of FinTech common stock but instead are exercisable for common stock of the Company. All other features of the Warrants remain unchanged. There are no cash obligations for the Company pertaining to these Warrants, and they are recognized in equity upon any exercise.

Each whole Warrant entitles the holder to purchase one share of the Company's common stock at a price of $11.50 per share. The Warrants became exercisable 30 days after the completion of the Merger and expire five years after that date, or earlier upon redemption or liquidation.

The Company may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant upon not less than 30 days prior written notice of redemption to each warrant holder if the reported last sale price of the Company’s common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ended three business days before the Company sends the notice of redemption to the warrant holders. The Company cannot call the Placement Warrants as long as they are held by the original holders or transferred to certain permitted transferees established in the Warrant Agreement.

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INTERNATIONAL MONEY EXPRESS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

International Money Express, Inc. 2018 Omnibus Equity Compensation Plan

In connection with the Merger, the stockholders of FinTech approved the International Money Express, Inc. 2018 Omnibus Equity Compensation Plan (the “2018 Plan”). There were 3,371,389 shares reserved for issuance under the 2018 Plan, of which stock options to purchase 2,771,719 shares of common stock and restricted stock units in respect of 21,189 shares of common stock were granted to employees and independent directors of the Company in connection with the completion of the transactions at the Closing Date.

The value of each option grant is estimated on the grant date using the Black-Scholes option pricing model. The option pricing model requires the input of highly subjective assumptions, including the grant date fair value of our common stock, expected volatility, expected forfeitures and risk-free interest rates. To determine the grant date fair value of the Company’s common stock, we use the closing market price of our common stock at the grant date. We also use an expected volatility based on the historical volatilities of a group of guideline companies and the "simplified" method for calculating the expected life of our stock options. We have elected to account for forfeitures as they occur. The risk-free interest rates are obtained from publicly available U.S. Treasury yield curve rates.

Share-based compensation is recognized as an expense on a straight-line basis over the requisite service period, which is generally the vesting period. The stock options issued under the 2018 Plan vest in four equal installments over four years. The Company recognized compensation expense for stock options of $395,250 for the three and nine months ended September 30, 2018, which is included in salaries and benefits in the condensed consolidated statements of operations and comprehensive loss. No stock options vested during the third quarter of 2018. The weighted-average grant date fair value for the stock options to purchase 2,771,719 shares of common stock granted on the Closing Date was $3.43 per share. As of September 30, 2018, there were 2,764,219 non-vested stock options and unrecognized compensation expense of approximately $9.1 million is expected to be recognized over a weighted-average period of 3.8 years.

A summary of the stock option activity during the nine months ended  September 30, 2018 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term

Outstanding at December 31, 2017	-	-	-
Granted	2,771,719	9.91
Exercised	-	-
Forfeited	(7,500)	9.91
Expired	-	-
Outstanding at September 30, 2018	2,764,219	9.91	9.83

The restricted stock units issued under the 2018 Plan to the Company’s independent directors vest on the one-year anniversary from the grant date. The Company recognized compensation expense for restricted stock units of $35,000 for the three and nine months ended September 30, 2018, which is included in salaries and benefits in the condensed consolidated statements of operations and comprehensive loss. There were no forfeited or vested restricted stock units during the third quarter of 2018. As of September 30, 2018, there was $175,000 of unrecognized compensation expense for the restricted stock units. In addition to the grant of restricted stock units, each of the independent directors receives an annual cash retainer of $40,000 for services as a director.

Index
INTERNATIONAL MONEY EXPRESS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Incentive Units

Interwire LLC, the former parent company of Intermex, issued Class B, C and D incentive units to employees of the Company (collectively “incentive units”). As these units were issued as compensation to the Company’s employees, the expense was recorded by the Company. In connection with the Merger, on the closing date, all unvested incentive units for Class B, C and D became fully vested and were immediately recognized as share-based compensation expense in the third quarter of 2018. Share-based compensation expense recognized related to these incentive units and included in salaries and benefits in the condensed consolidated statements of operations and comprehensive loss, amounted to $4,022,738 and $287,440 for the three months ended September 30, 2018 and 2017, respectively, $4,735,336 for the nine months ended September 30, 2018, and $1,534,655 for the Successor period from February 1, 2017 through September 30, 2017. The performance conditions related to the Class C and D units were not considered probable of being achieved prior to the Merger, and therefore, no compensation was recognized for all prior periods. Subsequent to this settlement, all incentive units ceased to exist. Share-based compensation of $2,916,324 for the Predecessor period from January 1, 2017 through January 31, 2017 primarily included the expense associated with stock options and restricted awards that vested due to the Stella acquisition.

During the Successor period from January 1, 2018 through September 30, 2018, the number of units and the weighted-average grant date fair value for the incentive units are as follows:

	Number of Class B Units	Weighted- Average Grant Date Fair Value	Number of Class C Units	Weighted- Average Grant Date Fair Value	Number of Class D Units	Weighted- Average Grant Date Fair Value
Outstanding at
December 31, 2017	7,472,000	$0.4879	4,670,000	$0.2080	4,670,000	$0.1489
Granted	410,000	$0.4948	205,000	$0.2126	205,000	$0.1535
Vested	(7,882,000)	$0.4883	(4,875,000)	$0.2082	(4,875,000)	$0.1491
September 30, 2018	-		-		-

NOTE 9 – LOSS PER SHARE

Basic (income) loss per share is calculated by dividing net income (loss) for period by the weighted average number of common shares outstanding for the period. In computing dilutive income (loss) per share, basic income (loss) per share is adjusted for the assumed issuance of all applicable potentially dilutive share-based awards, including common stock options, restricted stock and warrants.

Index
INTERNATIONAL MONEY EXPRESS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Below are basic and diluted net loss per share for the periods indicated:

	Successor Company
			Nine Months Ended September 30, 2018	Period from February 1, 2017 to September 30, 2017
	Three Months Ended September 30,

	2018	2017
	(Unaudited)
Net loss for basic and diluted loss per common shares	(13,412,996)	(573,681)	(12,108,413)	(7,061,465)

Shares:
Weighted-average common shares outstanding – basic and diluted	30,975,338	17,227,682	21,827,082	17,227,682

Net loss per common share - basic and diluted	$(0.43)	$(0.03)	$(0.55)	$(0.41)

The computation of diluted loss per share above excludes the effect of 1,587 and 531 restricted stock units for the three month and nine-month periods ending September 30, 2018, respectively, because the inclusion of these would be anti-dilutive.

NOTE 10 - INCOME TAXES

A reconciliation between the income tax provision (benefit) at the US statutory tax rate and the Company’s income tax provision (benefit) on the condensed consolidated statements of operations and comprehensive loss is below:

	Successor Company				Predecessor Company

	Three Months Ended September 30,		Nine Months Ended September 30, 2018	Period from February 1, 2017 to September 30, 2017	Period from January 1, 2017 to January 31, 2017

	2018	2017
	(Unaudited)

Loss before income taxes	$(5,843,822)	$(765,408)	$(3,922,867)	$(6,008,986)	$(5,521,794)
US statutory tax rate	21%	34%	21%	34%	34%
Income tax expense (benefit) at statutory rate	(1,227,203)	(260,239)	(823,802)	(2,043,055)	(1,877,410)

State tax expense (benefit), net of federal	1,354,628	(19,203)	1,470,870	(10,628)	(278,657)
Foreign tax rates different from US statutory rate	113,891	3,155	147,154	93,158	(45,631)
Non-deductible expenses	7,411,475	153,319	7,483,530	3,081,763	409
Change in tax rate	-	(51,994)	-	(51,994)	-
Credits	(86,275)	-	(94,864)	-	-
Other	2,658	(16,765)	2,658	(16,765)	(2,084)
Total tax provision (benefit)	$7,569,174	$(191,727)	$8,185,546	$1,052,479	$(2,203,373)

Index
INTERNATIONAL MONEY EXPRESS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Effective income tax rates for interim periods are based upon our current estimated annual rate. The Company’s effective income tax rate varies based upon an estimate of taxable earnings as well as on the mix of taxable earnings in the various states and countries in which we operate. Changes in the annual allocation and apportionment of the Company’s activity among these jurisdictions results in changes to the effective rate utilized to measure the Company’s deferred tax assets and liabilities.

As presented in the income tax reconciliation above, the tax provision (benefit) recognized on the condensed consolidated statements of operations and comprehensive loss was impacted by state taxes, non-deductible expenses such as share-based compensation expense, transaction costs and foreign tax rates applicable to the Company’s foreign subsidiaries that are higher or lower than the U.S. statutory rate.

On December 22, 2017, the U.S. enacted tax reform legislation known as H.R. 1, commonly referred to as the “Tax Cuts and Jobs Act” (the “Act”), resulting in significant modifications to existing law. Due to the timing of the Act and the complexity involved in applying the provisions of the Act, the Company made a reasonable estimate of the effects and recorded provisional amounts in the fourth quarter of 2017, which primarily included the impact of the remeasurement of the Company’s deferred tax balances to reflect the change in the corporate tax rate. As a result of the changes to tax laws and tax rates under the Act, the Company reduced its deferred tax asset as of December 31, 2017 by $656,000.

As the Company collects and prepares necessary data and interprets the Act and any additional guidance issued by the U.S. Treasury Department, the IRS, and other standard-setting bodies, the Company may make adjustments to the provisional amounts recorded in December 2017. Those adjustments may materially impact the provision for income taxes and effective tax rate in the period in which the adjustments are made. During the nine months ended September 30, 2018, there were no such adjustments made to the provisional amounts recorded in December 2017.

As of September 30, 2018, the Company did not have any amounts accrued for interest and penalties or recorded for uncertain tax positions.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Leases

The Company is a party to leases for office space and branch locations, several of which are on a month-to-month basis. Rent expense under all operating leases, included in other selling, general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss, amounted to $491,212 and $440,511 for the three months ended September 30, 2018 and 2017, respectively, $1,418,350 for the nine months ended September 30, 2018, $1,155,440 for the Successor period from February 1, 2017 through September 30, 2017, and $135,636 for the Predecessor period from January 1, 2017 through January 31, 2017.

In April 2018, the Company renegotiated its corporate lease to extend the term through November 2025. At September 30, 2018 future minimum rental payments required under operating leases for the remainder of 2018 and thereafter are as follows for the Company:

Index
INTERNATIONAL MONEY EXPRESS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2018	$378,224
2019	1,263,467
2020	981,139
2021	846,364
2022	738,385
2023	753,692
Thereafter	1,438,239
$6,399,510

Litigation

The Company is subject to legal proceedings and claims that have arisen in the ordinary course of its business and have not been finally adjudicated. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Company’s management, based upon the information available at this time, that the expected outcome of these matters, both individually or in the aggregate, will not have a material adverse effect on either the results of operations or financial condition of the Company.

Contingencies

The Company operates in 50 U.S. states and two territories. Money transmitters and their agents are under regulation by State and Federal laws. Violations may result in civil or criminal penalties or a prohibition from providing money transfer services in a particular jurisdiction. It is the opinion of the Company’s management, based on information available at this time, that the expected outcome of regulatory matters will not have a material adverse effect on either the results of operations or financial condition of the Company.

On August 28, 2018, the Company received a notice from the Staff of the Listing Qualifications Department (the "Staff") of The Nasdaq Stock Market LLC ("Nasdaq") indicating that, based upon the Company's non-compliance with the minimum number of round lot holders for the listing of its common stock and warrants on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rules 5550(a)(3) and 5515(a)(4), respectively, the Company's common stock and warrants may be subject to delisting from Nasdaq unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the "Panel").

On October 29, 2018, the Company received a notice from Nasdaq (the “Nasdaq Notice”) informing the Company that it has met the listing requirements with respect to its common stock and that the Company’s common stock will continue to be listed and trade on The Nasdaq Capital Market under the symbol “IMXI.” Additionally, the Nasdaq Notice informed the Company that it had not demonstrated compliance with the warrant listing requirements. The Company has withdrawn its request for a hearing before the Panel with respect to the warrant listing requirements. Accordingly, the Nasdaq Notice informed the Company that the Panel had determined to delist the Company’s warrants and suspend the trading of the warrants from The Nasdaq Capital Market effective as of the open of business on October 31, 2018.

NOTE 12 – SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date the condensed consolidated financial statements were issued. Except for the matters discussed in Notes 5 and 11, there were no other subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

Index
ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") should be read in conjunction with our Condensed Consolidated Financial Statements and related Notes included in this Quarterly Report on Form 10-Q and our Audited Financial Statements and related Notes and MD&A included in our prospectus, dated October 25, 2018, filed pursuant to Rule 424(b)(3). This MD&A contains forward-looking statements that involve risks and uncertainties. Please see “Special Note Regarding Forward-Looking Statements” for additional factors relating to such statements, and see “Risk Factors” in our documents we have filed or furnished with the SEC for a discussion of certain risk factors applicable to our business, financial condition and results of operations. Past operating results are not necessarily indicative of operating results in any future periods.

Overview

We are a rapidly growing and leading money remittance services company focused on the U.S. to Latin America and the Caribbean (“LAC”) corridor, which includes Mexico, Central and South America and the Caribbean. We utilize our proprietary technology to deliver convenient, reliable and value-added services to our customers through a broad network of sending and paying agents. Our remittance services, which include a comprehensive suite of ancillary financial processing solutions and payment services, are available in 50 states, Washington D.C., and Puerto Rico, where customers can send money to beneficiaries in Mexico, Guatemala and 15 additional Latin American countries. Our services are accessible in person through our approximately 100,000 sending and paying agents and company-owned stores, as well as online and via Internet-enabled mobile devices.

Money remittance services are the primary source of our revenue. These services involve the movement of funds on behalf of an originating customer for receipt by a designated beneficiary at a designated receiving location. Our remittances to Latin America are generated in the United States by customers with roots in Latin American and Caribbean countries, many of whom do not have an existing relationship with a traditional full-service financial institution capable of providing the services we offer. We provide these customers with flexibility and convenience to help them meet their financial needs. Other consumers who use our services may have access to traditional banking services, but prefer to use our services based on reliability, convenience and value. We generate money remittance revenue from fees paid by our customers (i.e. the senders of funds), which we share with our sending agents in the United States and our paying agents in the destination country. Remittances paid in local currencies that are not pegged to the U.S. dollar also earn revenue through our daily management of currency exchange spreads.

Our money remittance services enable our customers to send and receive funds through our extensive network of locations in the United States that are primarily operated by third-party businesses, which we refer to as agents, and a small number of company-owned stores in the LAC corridor. In addition, our services are offered digitally through Intermexonline.com and via Internet-enabled mobile devices. We currently operate in the United States, Mexico, Guatemala and 15 additional countries. Since January 2015 through December 31, 2017 we have grown our agent network by more than 73%, and increased our remittance transactions volume by approximately 71%.

As a non-bank financial institution, we are regulated by the Department of Treasury, the Internal Revenue Service, FinCEN, the Consumer Financial Protection Bureau, the Department of Banking and Finance of the State of Florida and additionally by the various regulatory institutions of those states where we hold an operating license. We are duly registered as a Money Service Business (“MSB”) with FinCEN, the financial intelligence unit of the U.S. Department of the Treasury. We are also subject to a wide range of regulations in the United States and other countries, including anti-money laundering laws and regulations; financial services regulations; currency control regulations; anti-bribery law; money transfer and payment instrument licensing laws; escheatment laws; privacy, data protection and information security laws; and consumer disclosure and consumer protection laws.

Key Factors and Trends Affecting our Business

Various trends and other factors have affected and may continue to affect our business, financial condition and operating results, including:

•	competition in the markets in which we operate;

•	our ability to maintain agent relationships on terms consistent with those currently in place;

•	our ability to maintain banking relationships necessary for us to conduct our business;

•	credit risks from our agents and the financial institutions with which we do business;

•	bank failures, sustained financial illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions;

•	new technology or competitors that disrupt the current ecosystem;

•	cyber-attacks or disruptions to our information technology, computer network systems and data centers;

•	our success in developing and introducing new products, services and infrastructure;

•	customer confidence in our brand and in consumer money transfers generally;

•	our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate;

•	international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States;

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•	changes in tax laws and unfavorable outcomes of tax positions we take;

•	political instability, currency restrictions and devaluation in countries in which we operate or plan to operate;

•	weakness in U.S. or international economic conditions;

•	change or disruption in international migration patterns;

•	our ability to protect our brand and intellectual property rights;

•	our ability to retain key personnel; and

•	changes in foreign exchange rates could impact consumer remittance activity

Latin American political and economic conditions remain unstable, as evidenced by high unemployment rates in key markets, currency reserves, currency controls, restricted lending activity, weak currencies and low consumer confidence, among other factors. Specifically, continued political and economic unrest in parts of Mexico and Guatemala contributed to volatility. Our business has generally been resilient during times of economic instability as money remittances are essential to many recipients, with the funds used by the receiving party for their daily needs. However, long-term sustained devaluation of the Mexican peso or Guatemalan quetzal as compared to the U.S. dollar could negatively affect our revenues and profitability.

Money remittance businesses such as ours have continued to be subject to strict legal and regulatory requirements, and we continue to focus on and regularly review our compliance programs. In connection with these reviews, and in light of regulatory complexity and heightened attention of governmental and regulatory authorities related to cybersecurity and compliance activities, we have made, and continue to make, enhancements to our processes and systems designed to detect and prevent cyber-attacks, or consumer fraud, money laundering, terrorist financing and other illicit activity, along with enhancements to improve consumer protection, including related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and similar regulations outside the United States. In coming periods, we expect these enhancements will continue to result in changes to certain of our business practices and may result in increased costs.

We maintain a regulatory compliance department, under the direction of our experienced Chief Administrative and Compliance Officer, whose foremost responsibility is to monitor transactions, detect suspicious activity, maintain financial records and train our employees and agents. An independent third-party consulting firm periodically reviews our policies and procedures to ensure the efficacy of our anti-money laundering and regulatory compliance program.

The market for money remittance services is very competitive. Our competitors include a small number of large money remittance providers, financial institutions, banks and a large number of small niche money remittance service providers that serve select regions. We compete with larger companies such as Western Union, MoneyGram and EuroNet and a number of other smaller MSB entities. We generally compete for money remittance agents on the basis of value, service, quality, technical and operational differences, commission, and marketing efforts. We sell credible solutions to our agents, not discounts or higher commissions, as is typical for the industry. We compete for money remittance customers on the basis of trust, convenience, service, efficiency of outlets, value, technology and brand recognition.

We expect to encounter increasing competition as new technologies emerge that allow customers to send and receive money through a variety of channels, but we do not expect adoption rates of such new technologies to be as significant in the near term for the customer segment we serve. We continue to differentiate our business through programs to foster loyalty among agents as well as customers and have expanded our channels through which our services are accessed to include online and mobile offerings in preparation for customer adoption.

We qualify as an “emerging growth company” pursuant to the provisions of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), enacted on April 5, 2012. An “emerging growth company” can take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These provisions include:

•	an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies; and

•
an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer.

We will remain an “emerging growth company” until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed a “large accelerated filer,” which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30.

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In December 2017, the United States enacted tax reform legislation known as the H.R.1, commonly referred to as the “Tax Cuts and Jobs Act” (the “Act”), resulting in significant modifications to existing law. Due to the timing of the Act and the complexity involved in applying the provisions of the Act, we made a reasonable estimate of the effects and recorded provisional amounts for the Successor period from February 1, 2017 through December 31, 2017, which include a reduction in the corporate tax rate from 34% to 21% as well as other changes. As a result of the changes to tax laws and tax rates under the Act, we have recorded a provisional one-time increase in income tax expense of $656,000 for the Successor period from February 1, 2017 through December 31, 2017, which consists primarily of the remeasurement of deferred tax assets and liabilities from 34% to 21%. We do not expect to incur a liability related to the one-time deemed repatriation transition tax on unrepatriated foreign earnings, as our foreign subsidiaries have a combined accumulated deficit.

As we collect and prepare necessary data, interpret the Act and any additional guidance issued by the U.S. Treasury Department, the IRS, and other standard-setting bodies, we may make adjustments to the provisional amounts. Those adjustments may materially impact the provision for income taxes and effective tax rate in the period in which the adjustments are made. The accounting for the tax effects of the Act will be completed in 2018. Provisional amounts for the income tax effect of the Act have been recorded as of December 31, 2017 and are subject to change during 2018. During the nine months ended September 30, 2018, there were no adjustments made to the provisional amounts recorded in December 2017.

The Merger

On July 26, 2018 (the “Closing Date”), International Money Express, Inc. (formerly FinTech Acquisition Corp. II) consummated the previously announced transaction (the “Merger”) by and among FinTech Acquisition Corp. II, a Delaware corporation (“FinTech”), FinTech II Merger Sub Inc., a wholly-owned subsidiary of FinTech (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a wholly-owned subsidiary of FinTech (“Merger Sub 2”), Intermex Holdings II, Inc. (“Intermex”) and SPC Intermex Representative LLC (“SPC Intermex”). In connection with the closing of the Merger, FinTech changed its name to International Money Express, Inc. (the “Company”). Unless the context below otherwise provides, the “Company” refers to the combined company following the Merger and, together with their respective subsidiaries, “FinTech” refers to the registrant prior to the closing of the Merger and “Intermex” refers to Intermex Holdings II, Inc. prior to the closing of Merger.

The Merger has been accounted for as a reverse recapitalization where FinTech was treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the facts that following the Merger, the former stockholders of Intermex control the majority of the voting rights in respect of the board of directors of the Company, Intermex comprising the ongoing operations of the Company and Intermex’s senior management comprising the senior management of the Company. Accordingly, the Merger is treated as the equivalent of Intermex issuing stock for the net assets of FinTech, accompanied by a recapitalization. The net assets of FinTech are stated at historical cost, with no goodwill or other intangible assets resulting from the Merger. The consolidated assets, liabilities and results of operations prior to the Closing Date of the Merger are those of Intermex, and FinTech’s assets, liabilities and results of operations are consolidated with Intermex beginning on the Closing Date. The shares and corresponding capital amounts included in common stock and additional paid-in capital, pre-merger, have been retroactively restated as shares reflecting the exchange ratio in the Merger for all Successor periods. The historical financial information and operating results of FinTech prior to the Merger have not been separately presented in these consolidated financial statements as they were not significant or meaningful.

The Merger was approved by FinTech’s stockholders at the Special Meeting of FinTech Stockholders held on July 20, 2018. In connection with the closing of the Merger, FinTech redeemed a total of 4,938,232 shares of its common stock at a redemption price of $10.086957 per share, resulting in a total payment to redeeming stockholders of approximately $49.8 million. The aggregate consideration paid in the Merger consisted of approximately (i) $102.0 million in cash and (ii) 17.2 million shares of FinTech common stock.

After the completion of the transactions on the Closing Date, there were 36,182,783 shares of International Money Express, Inc. outstanding common stock, warrants to purchase 8,959,999 shares of common stock and 3,371,389 shares reserved for issuance under the International Money Express, Inc. 2018 Equity Compensation Plan, of which stock options to purchase 2,771,719 shares of common stock and restricted stock units in respect of 21,189 shares of common stock were granted to employees and independent directors of the Company in connection with the completion of the transactions. As of the Closing Date, the former stockholders of Intermex owned approximately 48.3% and the former stockholders of FinTech owned approximately 51.7% of the combined Company’s outstanding common stock.

Stella Point Acquisition

On February 1, 2016, Intermex’s direct wholly owned subsidiary Holdings entered into an Agreement and Plan of Merger pursuant to which Interwire LLC, an affiliate of Stella Point, acquired 100% of the outstanding capital stock of Holdings, the surviving corporation in a merger with a subsidiary of Interwire LLC that was formed for purposes of the transaction, which we refer to as the Stella Point acquisition. The Stella Point acquisition was consummated on February 1, 2017 for a cash purchase price of approximately $52.0 million, plus approximately $12.4 million of rollover equity from certain existing management holders, the assumption of approximately $78.0 million of Holdings’ outstanding debt and an additional funding of $5.0 million of Holdings debt. In connection with the Stella Point acquisition, certain members of our management contributed approximately $12.4 million of Holdings shares held by them to Interwire LLC in exchange for equity interests in Interwire LLC. In connection with the Stella Point acquisition, we applied “push-down accounting” and the assets and liabilities were adjusted to fair value on the closing date of the transaction, February 1, 2017. As a result, our financial statement presentations distinguish between a predecessor period (“Predecessor”), for periods prior to the closing of the Stella Point acquisition, and a successor period (“Successor”), for periods subsequent to the closing of such transaction. The Successor’s financial statements reflect a new basis of accounting that is based on the fair value of assets acquired and liabilities assumed as of the transaction date. The consolidated financial statements presented herein are those of Successor from its inception on February 1, 2017 through September 30, 2018, and those of Predecessor for all periods prior to the transaction date. The successor period may not be comparable to the predecessor periods.

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How We Assess the Performance of Our Business

In assessing the performance of our business, we consider a variety of performance and financial measures. The key indicators of the financial condition and operating performance of our business are revenues, services charges from agents and banks, salaries and benefits and selling, general and administrative expenses. To help us assess our performance with these key indicators, we use Adjusted EBITDA as a non-GAAP financial measure. We believe this non-GAAP measure provides useful information to investors and expanded insight to measure our revenue and cost performance as a supplement to our U.S. GAAP consolidated financial statements. See the “Adjusted EBITDA” sections below for reconciliations of Adjusted EBITDA to our net loss, the closest GAAP measure.

Revenues

Transaction volume is the primary generator of revenue in our business. Revenue on transactions is derived primarily from transaction fees paid by consumers to transfer money. Revenues per transaction vary based upon send and receive locations and the amount sent. In certain transactions involving different send and receive currencies, we generate foreign exchange revenues based on the difference between the set exchange rate charged by us to the sender and the rate available to us in the wholesale foreign exchange market.

We use forward foreign exchange contracts to manage the risk associated with currency fluctuations on settlement of wire transfers in foreign currencies.

Operating Expenses

Service Charges from Agents and Banks

Service charges and fees primarily consist of agent commissions and bank fees. Service charges and fees vary based on agent commission percentages and the amount of fees charged by the banks. Agents earn a commission on each transaction they process of approximately 50% of the transaction fee. Service charges and fees may increase if banks or payer organizations increase their fee structure. Service charges also vary based on the method the customer selects to send the transfer and payer organization that facilitates the transaction.

Salaries and Benefits

Salaries and benefits include cash and share-based compensation associated with our corporate employees, sales team as well as employees at our company-owned stores. Corporate employees include management, customer service, compliance, information technology, finance and human resources. Our sales team, located throughout the United States, is focused on supporting and growing our agent network. Share-based compensation is not comparable between the Successor and Predecessor periods and will also not be comparable in the periods before and after the Merger due to the different compensation plans in place at those times.

Other Selling, General and Administrative

General and administrative expenses primarily consist of fixed overhead expenses associated with our operations, such as rent expense, insurance, professional services, management fees and other similar types of expenses. General and administrative expenses are expected to increase going forward as we are now a publicly traded company; however, the impact will be partially offset by the termination of the management fee agreement with Stella Point. A portion of general and administrative expenses relate to our 31 company-owned stores, however the majority relate to the overall business. Selling expenses include expenses such as advertising and promotion, provision for bad debt expense and expenses associated with increasing our network of agents. These expenses are expected to continue to increase as our revenues increase.

Transaction Costs

We have incurred transaction costs associated with both the Stella Point acquisition as well as the Merger. These costs include all internal and external costs directly related to the transaction, consisting primarily of legal, consulting, accounting, advisory fees, and certain incentive bonuses directly related to the transaction. Due to their significance, transaction costs are detailed separately in our consolidated financial statements. The third quarter of 2018 includes certain one-time payments that were contingent on the consummation of the Merger, including employee bonus payments, waiver from our lenders to allow for the Merger and the termination fee associated with the management fee agreement. Payment of these items were funded at closing with a portion of the proceeds received from the Merger.

Depreciation and Amortization

Depreciation and amortization is not comparable between the Successor and Predecessor companies. Due to the application of “push-down” accounting with the Stella Point acquisition, the Successor company established a new basis for its tangible and intangible assets. Depreciation largely consists of depreciation of computer equipment and software that supports our technology platform. Amortization of intangible assets is primarily related to our trade name, agent relationships and developed technology. The Merger did not result in a new basis for our tangible and intangible assets.

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Non-Operating Expenses

Interest Expense

Interest expense consists primarily of interest associated with our senior secured credit facility, which consists of a term loan and revolving credit facility, which was refinanced on August 23, 2017. At September 30, 2018, the interest rates for the term loan and revolving credit facility were 11.51% and 13.0%, respectively. Interest on the term loan is based on the LIBOR Rate plus an applicable margin. Interest on the revolving credit facility is determined based on the highest of the LIBOR Rate, commercial lending rate of the collateral agent and federal funds rate, plus an applicable margin. Also included as a component of interest expense is the amortization of debt origination costs.

Income Tax Provision (Benefit)

Our income tax provision (benefit) includes the expected benefit of all deferred tax assets, including our net operating loss carryforwards. With few exceptions, our net operating loss carryforwards will expire between 2029 through 2037. The February 1, 2017 acquisition by Stella Point Capital and the Merger were considered change of ownership transactions under Section 382 of the Code. After the change of ownership, utilization of our net operating loss carryforwards are subject to annual limitations, however our current assessment is that no valuation allowance is required for any of our deferred tax assets. Our tax provision (benefit) has been impacted by non-deductible expenses, including equity compensation and transaction costs. The Act, enacted in December 2017, reduced our federal corporate tax rate from 34% to 21% beginning in 2018.

Net Loss

Net loss is determined by subtracting operating and non-operating expenses from revenues.

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Results of Operations

The following table summarizes key components of our results of operations for the periods indicated:

	Successor Company				Predecessor Company
	Three Months Ended September 30,		Nine Months Ended September 30,	Period from February 1, 2017 to September 30,	Period from January 1, 2017 to January 31,
(in thousands)	2018	2017	2018	2017	2017
	(Unaudited)
Revenues:
Wire transfer and money order fees	$61,332	$47,642	$168,554	$119,227	$11,877
Foreign exchange	10,697	8,413	29,013	21,690	2,450
Other income	479	338	1,277	854	99
Total revenues	72,508	56,393	198,844	141,771	14,426

Operating expenses:
Service charges from agents and banks	48,305	37,846	132,565	94,608	9,441
Salaries and benefits	10,959	5,984	24,633	16,395	4,530
Other selling, general and administrative expenses	5,207	4,163	13,390	10,400	1,063
Transaction costs	6,305	-	10,319	6,213	3,917
Depreciation and amortization	4,142	4,553	11,750	12,057	382
Total operating expenses	74,918	52,546	192,657	139,673	19,333

Operating (loss) income	(2,410)	3,847	6,187	2,098	(4,907)

Interest expense	3,434	4,613	10,110	8,107	614

Loss before income taxes	(5,844)	(766)	(3,923)	(6,009)	(5,521)

Income tax provision (benefit)	7,569	(192)	8,186	1,052	(2,203)

Net loss	$(13,413)	$(574)	$(12,109)	$(7,061)	$(3,318)

Three Months Ended September 30, 2018 Compared to Three Months Ended September 30, 2017

Revenues

Revenues for the above periods are presented below:

($ in thousands)	Three Months Ended September 30, 2018	% of Revenues	Three Months Ended September 30, 2017	% of Revenues

Revenues:
Wire transfer and money order fees	$61,332	84%	$47,642	84%
Foreign exchange	10,697	15%	8,413	15%
Other income	479	1%	338	1%
Total revenues	$72,508	100%	$56,393	100%

 Wire transfer and money order fees of $61.3 million for the three months ended September 30, 2018 increased by $13.7 million from $47.6 million for the three months ended September 30, 2017. This increase of $13.7 million was due to a 28% increase in transaction volume compared to the third quarter of 2017, largely due to the continued growth in our agent network, which has grown by 26% from September 2017 to September 2018.

Revenues from foreign exchange of $10.7 million for the three months ended September 30, 2018 increased by $2.3 million from $8.4 million for the three months ended September 30, 2017. This increase was primarily due to higher transaction volume achieved by growth in our agent network.

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Operating Expenses

Operating expenses for the above periods are presented below:

($ in thousands)	Three Months Ended September 30, 2018	% of Revenues	Three Months Ended September 30, 2017	% of Revenues

Operating expenses:
Service charges from agents and banks	$48,305	67%	$37,846	67%
Salaries and benefits	10,959	15%	5,984	11%
Other selling, general and administrative expenses	5,207	7%	4,163	7%
Transaction costs	6,305	9%	-	0%
Depreciation and amortization	4,142	6%	4,553	8%
Total operating expenses	$74,918	104%	$52,546	93%

Service charges from agents and banks — Service charges from agents and banks were $48.3 million, or 67% of revenues, for the three months ended September 30, 2018 compared to $37.8 million, or 67% of revenues, for the three months ended September 30, 2017. The increase of $10.5 million was primarily due to the increase in transaction volume.

Salaries and benefits — Salaries and benefits were $11.0 million for the three months ended September 30, 2018, an increase of $5.0 million from $6.0 million for the three months ended September 30, 2017. The increase of $5.0 million primarily consisted of $4.2 million in share-based compensation related to the accelerated vesting of incentive units and the vesting of new options and restricted stock units that were granted in the third quarter of 2018 all in connection with the Merger, $0.4 million in salaries and benefits largely in management and compliance areas associated with our transition to a publicly-traded company, $0.3 million related to additional headcount to support the continued growth of the business and $0.1 million in severance expense.

Other selling, general and administrative expenses — Other selling, general and administrative expenses of $5.2 million for the three months ended September 30, 2018 increased by $1.0 million from $4.2 million for the three months ended September 30, 2017. The increase includes $0.6 million of professional fees associated with the registration common stock underlying outstanding warrants and $0.4 million in accounting, legal and investor relation fees associated with our transition to a publicly-traded company.

Transaction costs — Transaction costs of $6.3 million for the three months ended September 30, 2018 include $1.8 million in employee bonuses, $1.6 million to terminate our management fee agreement, $1.5 million change in control fee to our lender, and $1.4 million in legal and other professional fees all directly related to the Merger.

Depreciation and amortization — Depreciation and amortization of $4.1 million for the three months ended September 30, 2018 decreased by $0.4 million from $4.5 million for the three months ended September 30, 2017. This decrease is due to $0.8 million less amortization related to the trade name, developed technology and agent relationships during the third quarter of 2018 as these intangibles are being amortized on an accelerated basis, which will decline over time. This decrease was partially offset by an increase in depreciation of $0.4 million associated primarily with additional computer equipment to support our growing business and agent network.

Non-Operating Expenses

Interest expense — Interest expense was $3.4 million for the three months ended September 30, 2018, a decrease of $1.2 million from $4.6 million for the three months ended September 30, 2017. The decrease is due to a $1.7 million prepayment penalty associated with the refinancing on August 23, 2017 recognized in interest expense during the three months ended September 30, 2017, partially offset by an increase in interest expense of $0.5 million during the three months ended September 30, 2018 relating to a higher principal balance outstanding for the respective period in 2018 compared to the same period in 2017 as a result of the August 2017 refinancing.

Income tax provision (benefit) — Income tax provision was $7.6 million for the three months ended September 30, 2018, a change of $7.8 million, from an income tax benefit of $0.2 million for the three months ended September 30, 2017. The change in the income tax provision included a $0.4 million increase to tax expense related to taxable income attributable for both federal and state taxes in the three months ended September 30, 2018 period and a $7.3 million increase to tax expense associated with non-deductible expenses, primarily share-based compensation expense and transaction costs, net of the impact from the lower U.S. federal corporate tax rate in 2018 as a result of the Act.

Net Loss

We had a net loss of $13.4 million for the three months ended September 30, 2018 compared to a net loss of $0.6 million for the three months ended September 30, 2017 due primarily to the same factors discussed above.

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Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, income taxes, and also adjusted to add back certain charges and expenses, such as transaction costs and non-cash compensation costs, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP. Some of these limitations include the following:

•	Adjusted EBITDA does not reflect the significant interest expense, or the amounts necessary to service interest or principal payments on our senior secured credit facility;

•	Adjusted EBITDA does not reflect income tax expense (benefit), and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;

•
although depreciation and amortization are eliminated in the calculation of Adjusted EBITDA, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any costs of such replacements;

•	Adjusted EBITDA does not reflect the noncash component of employee compensation;

•	Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations; and

•	other companies in our industry may calculate Adjusted EBITDA or similarly titled measures differently than we do, limiting its usefulness as a comparative measure.

We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

Adjusted EBITDA for the three months ended September 30, 2018 was $13.4 million, representing an increase of $4.5 million, or 51%, from $8.9 million for the three months ended September 30, 2017. The increase in Adjusted EBITDA was primarily due to the increase in revenues of $16.1 million less the increase in service charges from agents and banks of $10.5 million as well as increases in other operating expenses to support the growth in our business.

The following table presents the reconciliation of Adjusted EBITDA to net loss, our closest GAAP measure.

	Three Months Ended September 30,
(in thousands)	2018	2017

Net loss	$(13,413)	$(574)

Adjusted for:
Interest expense	3,434	4,613
Income tax provision (benefit)	7,569	(192)
Depreciation and amortization	4,142	4,553
EBITDA	1,732	8,400
Transaction costs (a)	6,305	-
Incentive units plan (b)	4,023	287
Share-based compensation, 2018 Plan (c)	430	-
Costs related to registering stock underlying warrants (d)	615	-
Management fee (e)	195	195
Other employee severance (f)	106	-
Other charges and expenses (g)	38	37
Adjusted EBITDA	$13,444	$8,919

(a)
Represents direct costs related to the Merger for the three months ended September 30, 2018, which are expensed as incurred and included as “transaction costs” in our condensed consolidated statements of operations and comprehensive loss. These costs include $1.8 million in employee bonuses, $1.6 million to terminate our management fee agreement, $1.5 million change in control fee to our lenders, and $1.4 million in legal, consulting, accounting, advisory fees all directly related to the Merger.

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(b)
In connection with the Stella Point acquisition, Class B, C and D incentive units were granted to our employees by Interwire LLC. The three months ended September 30, 2018 and 2017 included expense regarding these incentive units, which became fully vested and were paid out upon the Closing Date of the Merger. As a result, employees no longer hold profits interests following the Merger.

(c)
Stock options and restricted stock were granted to employees and independent directors of the Company in connection with the completion of the Merger. The Company recorded $0.4 million of expense related to these equity instruments during the three months ended September 30, 2018.

(d)
The Company incurred $0.6 million of expenses during the three months ended September 30, 2018 for professional fees in connection with the registration of common stock underlying outstanding warrants.

(e)
Represents payments under our management agreement with Stella Point pursuant to which we paid a quarterly fee for certain advisory and consulting services. In connection with the Merger, this agreement was terminated.

(f)	Represents $0.1 million of severance costs related to departmental changes.
(g)	Both the three months ended September 30, 2018 and 2017 includes loss on disposal of fixed assets and foreign currency (gains) or losses.

Nine Months Ended September 30, 2018 Compared to Successor Period from February 1, 2017 to September 30, 2017 (“2017 Q3 Successor Period”) and Predecessor Period from January 1, 2017 to January 31, 2017 (“2017 Predecessor Period”) defined as the “2017 Q3 Combined Period”

Revenues

Revenues for the above periods are presented below:

	Successor Company				Predecessor Company
($ in thousands)	Nine Months Ended September 30, 2018	% of Revenues	Period from February 1, 2017 to September 30, 2017	% of Revenues	Period from January 1, 2017 to January 31, 2017	% of Revenues

Revenues:
Wire transfer and money order fees	$168,554	85%	$119,227	84%	$11,877	82%
Foreign exchange	29,013	14%	21,690	15%	2,450	17%
Other income	1,277	1%	854	1%	99	1%
Total revenues	$198,844	100%	$141,771	100%	$14,426	100%

Wire transfer and money order fees of $168.6 million for the nine months ended September 30, 2018 increased by $37.5 million from $131.1 million for the 2017 Q3 Combined Period, which included $119.2 million for the 2017 Q3 Successor Period and $11.9 million for the 2017 Predecessor Period. This increase of $37.5 million was due to a 30% increase in transaction volume, largely due to the continued growth in our agent network, which has grown by 25% from September 2017 to September 2018.

Revenues from foreign exchange of $29.0 million for the nine months ended September 30, 2018 increased by $4.9 million from $24.1 million for the 2017 Q3 Combined Period, which included $21.7 million for the 2017 Q3 Successor Period and $2.4 million for the 2017 Predecessor Period. This increase included a favorable impact from the higher transaction volumes of $6.7 million, partially offset by reduced foreign exchange income earned per wire totaling $1.8 million.

Index
Operating Expenses

Operating expenses for the above periods are presented below:

	Successor Company				Predecessor Company
($ in thousands)	Nine Months Ended September 30, 2018	% of Revenues	Period from February 1, 2017 to September 30, 2017	% of Revenues	Period from January 1, 2017 to January 31, 2017	% of Revenues
Operating expenses:
Service charges from agents and banks	$132,565	67%	$94,608	67%	$9,441	65%
Salaries and benefits	24,633	12%	16,395	12%	4,530	31%
Other selling, general and administrative expenses	13,390	7%	10,400	7%	1,063	7%
Transaction costs	10,319	5%	6,213	4%	3,917	27%
Depreciation and amortization	11,750	6%	12,057	9%	382	3%
Total operating expenses	$192,657	97%	$139,673	99%	$19,333	133%

Service charges from agents and banks — Service charges from agents and banks were $132.6 million, or 67% of revenues, for the nine months ended September 30, 2018 compared to $104.0 million, or 67% of revenues, for the 2017 Q3 Combined Period, which included $94.6 million for the 2017 Q3 Successor Period and $9.4 million for the 2017 Predecessor Period. The increase of $28.5 million was due to a 30% increase in transaction volume compared to the 2017 Q3 Combined Period, largely due to the continued growth in our agent network, which has grown by 25% from September 2017 to September 2018.

Salaries and benefits — Salaries and benefits were $24.6 million for the nine months ended September 30, 2018, an increase of $3.7 million from $20.9 million for the 2017 Q3 Combined Period, which included $16.4 million for the 2017 Q3 Successor Period and $4.5 million for the 2017 Predecessor Period. The increase of $3.7 million primarily consisted of $4.2 million in share-based compensation related to the accelerated vesting of incentive units and the vesting of new options and restricted stock units that were granted in the third quarter of 2018 all in connection with the Merger, $0.7 million in commissions and bonuses due to our favorable operating results, $0.4 million in salaries and benefits largely in management and compliance areas associated with our transition to a publicly-traded company, $0.3 million in severance expenses, and the remaining increase relates to additional headcount to support the continued growth of the business. These increases were partially offset by a decrease of $2.9 million of expense related to the accelerated vesting of all stock options and restricted stock grants in connection with the Stella Point acquisition in the 2017 Predecessor Period that did not reoccur in 2018.

Other selling, general and administrative expenses — Other selling, general and administrative expenses of $13.4 million for the nine months ended September 30, 2018 increased by $1.9 million from $11.5 million for the 2017 Q3 Combined Period, which included $10.4 million for the 2017 Q3 Successor Period and $1.1 million for the 2017 Predecessor Period. The increase was primarily due to an increase in professional fees of $1.5 million, which included $ 0.6 million associated with registration of common stock underlying outstanding warrants, $0.2 million in legal fees and settlement expense associated with a Telephone Consumer Protection Act (“TCPA”) lawsuit and additional expenses to support our transition to a publicly-traded company. The remaining increase of $0.4 million largely related to our growing agent network, with increases in computer network maintenance costs, data communications expenses and related expenses.

Transaction costs — Transaction costs of $10.3 million for the nine months ended September 30, 2018 include costs related to the Merger, consisting primarily of employee bonuses, termination of management fee agreement, change in control fee to our lender and legal and other professional fees, while costs of $10.1 million for the 2017 Q3 Combined Period, which included $6.2 million for the 2017 Q3 Successor Period and $3.9 million for the 2017 Predecessor Period, related to the Stella Point acquisition consisting primarily of employee bonuses and legal and other professional fees.

Depreciation and amortization — Depreciation and amortization of $11.8 million for the nine months ended September 30, 2018 decreased by $0.7 million from $12.4 million for the 2017 Q3 Combined Period, which included $12.0 million for the 2017 Q3 Successor Period and $0.4 million for the 2017 Predecessor Period. Depreciation and amortization expense is not comparable between the Successor and Predecessor periods due to the new basis established for the assets and liabilities of the Successor company as of February 1, 2017.

Non-Operating Expenses

Interest expense — Interest expense was $10.1 million for the nine months ended September 30, 2018 an increase of $1.4 million from $8.7 million for the 2017 Q3 Combined Period, which included $8.1 million for the 2017 Q3 Successor Period and $0.6 million for the 2017 Predecessor Period. This increase was primarily due to the increase in the principal balance of debt outstanding for the respective period in 2018 compared to the same period in 2017 as a result of the August 2017 refinancing, partially offset by a prepayment penalty associated with the August 2017 refinancing of $1.7 million that was recognized in interest expense in the 2017 Q3 Combined Period.

Income tax provision (benefit) — Income tax provision was $8.2 million for the nine months ended September 30, 2018, a change of $9.3 million, from an income tax benefit of $1.1 million for the 2017 Q3 Combined Period, which included a tax provision of $1.1 million for the 2017 Q3 Successor Period and a tax benefit of $2.2 million for the 2017 Predecessor Period. The change of $9.3 million in income taxes included a $4.9 million increase to tax expense related to more taxable income incurred for both federal and state taxes in the nine months September 30, 2018 period and a $4.4 million increase to tax expense associated with non-deductible expenses, primarily share-based compensation expense and transaction costs, net of the impact from the lower U.S. federal corporate tax rate in 2018 as a result of the Act.

Index
Net Loss

We had a net loss of $12.1 million for the nine months ended September 30, 2018 compared to a net loss of $10.4 million for the 2017 Q3 Combined Period, which included $7.1 million for the 2017 Q3 Successor Period and $3.3 million for the 2017 Predecessor Period. The increase in net loss is due to the same factors discussed above.

Adjusted EBITDA

Adjusted EBITDA for the nine months ended September 30, 2018 was $35.6 million, representing an increase of $10.8 million, or 44%, from $24.8 million for the 2017 Q3 Combined Period, which included $22.5 million for the 2017 Q3 Successor Period and $2.3 million for the 2017 Predecessor Period. The increase in Adjusted EBITDA was primarily due to the increase in revenues of $42.6 million less the increase in service charges from agents and banks of $28.5 million as well as increases in other operating expenses to support the growth in our business.

The following table presents the reconciliation of Adjusted EBITDA to net loss, our closest GAAP measure.

	Successor Company		Predecessor Company
(in thousands)	Nine Months Ended September 30, 2018	Period from February 1, 2017 to September 30, 2017	Period from January 1, 2017 to January 31, 2017

Net loss	$(12,109)	$(7,061)	$(3,318)

Adjusted for:
Interest expense	10,110	8,107	614
Income tax provision (benefit)	8,186	1,052	(2,203)
Depreciation and amortization	11,750	12,057	382
EBITDA	17,937	14,155	(4,525)
Transaction costs (a)	10,319	6,213	3,917
Incentive units plan (b)	4,735	1,535	-
Change in control adjustment for stock options (c)	-	-	2,813
Share-based compensation, 2018 Plan (d)	430	-	-
Costs related to registering stock underlying warrants (e)	615	-	-
Transition expenses (f)	348	-	-
Management fee (g)	585	520	-
TCPA settlement (h)	192	-	-
Other employee severance (i)	106	-	-
Other charges and expenses (j)	346	106	104
Adjusted EBITDA	$35,613	$22,529	$2,309

(a)
Represents direct costs related to the Merger and Stella Point acquisition, which are expensed as incurred and included as “transaction costs” in our condensed consolidated statements of operations and comprehensive loss. The nine months ended September 30, 2018 includes $10.3 million related to the Merger. Costs related to the Stella Point acquisition amounts to $6.2 million for the 2017 Q3 Successor Period and $3.9 million for the 2017 Predecessor Period. These costs consist primarily of legal, consulting, accounting, advisory fees and certain incentive bonuses directly related to the above transactions.

(b)
In connection with the Stella Point acquisition, Class B, C and D incentive units were granted to our employees by Interwire LLC. The Successor Periods included expense regarding these incentive units, which became fully vested and where paid out upon the Closing Date of the Merger. As a result, employees no longer hold profits interests following the Merger.

(c)	Represents $2.8 million related to stock options issued by the Predecessor company, which vested upon the Stella Point acquisition.
(d)
Stock options and restricted stock were granted to employees and independent directors of the Company in connection with the completion of the Merger. The Company recorded $0.4 million of expense related to these equity instruments during the nine months ended September 30, 2018.

(e)	The Company incurred $0.6 million of expenses during the nine months ended September 30, 2018 for professional fees in connection with the registration of common stock underlying outstanding warrants.
(f)	Represents recruiting fees and severance costs related to managerial changes in connection with becoming a publicly-traded company.
(g)
Represents payments under our management agreement with Stella Point pursuant to which we paid a quarterly fee for certain advisory and consulting services. In connection with the Merger, this agreement was terminated.

(h)	Represents payments for the settlement of a lawsuit related to the TCPA, which includes a $0.1 million settlement payment and $0.1 million in related legal expenses.
(i)	Represents $0.1 million of severance costs related to departmental changes.
(j)
Includes loss on disposal of fixed assets and foreign currency (gains) or losses. The nine months ended September 30, 2018 also includes a one-time adjustment related to the Company’s loyalty programs of $0.2 million, while the 2017 Predecessor Period also includes amortization of restricted stock awards.

Index
Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations and other commitments. We consider liquidity in terms of cash flows from operations and their sufficiency to fund our operating and investing activities. To meet our payment service obligations at all times we must have sufficient highly liquid assets and be able to move funds on a timely basis.

Our principal sources of liquidity are our cash generated by operating activities and supplemented with borrowings under our revolving credit facility. Our primary cash needs are for day to day operations, to pay interest and principal on our indebtedness, to fund working capital requirements and to make capital expenditures.

We expect to continue to finance our liquidity requirements through internally generated funds and supplemented with borrowings under our revolving credit facility. We believe that our projected cash flows generated from operations, together with borrowings under our revolving credit facility are sufficient to fund our principal debt payments, interest expense, our working capital needs and our expected capital expenditures for the next twelve months.

On August 23, 2017, we refinanced our then-existing credit facility with a new Senior Secured Credit Facility, which consists of (i) a five-year $20.0 million senior secured revolving credit facility (“Revolving Facility”), scheduled to mature on August 23, 2022 and (ii) a five-year $97.0 million senior secured term loan facility (“Term Loan”), scheduled to mature on August 23, 2022. Interest on the Term Loan and Revolving Facility is determined by reference to either LIBOR or a “base rate”, in each case plus an applicable margin of 9% per annum for LIBOR loans or 8% per annum for base rate loans.

On December 19, 2017, the Senior Secured Credit Facility was amended to allow for the Merger, as the facility contained a restrictive covenant related to the change of control of the Company. We were required to pay $1.5 million in fees to our lenders, which was contingent on the closing of the Merger. This expense is included in transaction costs in the condensed consolidated statements of operations and comprehensive loss for the three and nine months ended September 30, 2018 and was paid from the Merger proceeds at the Closing Date.

As of September 30, 2018, and December 31, 2017, we were in compliance with the covenants contained in the credit agreement governing our Senior Secured Credit Facility.

As of September 30, 2018, we had total indebtedness of $112.2 million, including $92.2 million of borrowings under the Term Loan facility and $20.0 million in borrowings under the Revolving Facility and excluding debt origination costs of $3.6 million. There were no additional borrowings available under these facilities as of September 30, 2018.

On November 7, 2018, the Company entered into a new financing agreement (the “Credit Agreement”) with, among others, certain of its domestic subsidiaries as borrowers, certain other domestic subsidiaries and a group of banking institutions. The Credit Agreement provides for a $35 million revolving credit facility, a $90 million term loan facility and an up to $30 million incremental facility. The Credit Agreement also provides for the issuance of letters of credit, which would reduce availability under the revolving credit facility. The proceeds of the loans were used to repay existing indebtedness, for working capital purposes and to pay fees and expenses in connection with the transaction. The maturity date of the Credit Agreement is November 7, 2023.

Interest on the term loan facility and revolving credit facility is determined by reference to either LIBOR or a “base rate”, in each case plus an applicable margin of 4.50% per annum for LIBOR loans or 3.50% per annum for base rate loans. The Company is also required to pay a fee on the unused portion of the revolving credit facility equal to 0.35% per annum.

The principal amount of the term loan facility must be repaid in consecutive quarterly installments of 5% in year 1, 7.5% in years 2 and 3, 10% in years 4 and 5, in each case on the last day of each quarter, commencing in March 2019 with a final payment at maturity. The loans under the Credit Agreement may be prepaid at any time without payment or penalty.

The Credit Agreement contains covenants that limit the Company’s and its subsidiaries’ ability to, among other things, grant liens, incur additional indebtedness, make acquisitions or investments, dispose of certain assets, make dividends and distributions, change the nature of their businesses, enter into certain transactions with affiliates or amend the terms of material indebtedness.

The Credit Agreement also contains financial covenants which require the Company to maintain a quarterly minimum fixed charge coverage ratio of 1.25:1.00 and a quarterly maximum consolidated leverage ratio of 3.25x. The fixed charge coverage ratio is generally defined in the Credit Agreement as the ratio of (i) consolidated EBITDA to (ii) scheduled principal payments of indebtedness.

The obligations under the Credit Agreement are guaranteed by the Company and certain domestic subsidiaries of the Company and secured by liens substantially all of the assets of the loan parties, subject to certain exclusions and limitations.

Upon execution of the Credit Agreement, the Company incurred a prepayment penalty of approximately $2.0 million, which will be recognized as interest expense in the fourth quarter 2018 in the condensed consolidated statements of operations and comprehensive loss. In addition, the Company wrote off approximately $3.7 million of debt origination costs related to the Senior Secured Credit Facility as interest expense during the fourth quarter of 2018.

Index
Cash Flows

The following table summarizes the changes to our cash flows for the periods presented:

	Successor Company		Predecessor Company
(in thousands)	Nine Months Ended September 30, 2018	Period from February 1, 2017 to September 30, 2017	Period from January 1, 2017 to January 31, 2017
Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$30,516	$(10,835)	$8,652
Net cash used in investing activities	(3,575)	(4,019)	(249)
Net cash (used in) provided by financing activities	(3,633)	14,317	(2,000)
Effect of exchange rate changes on cash	27	406	(15)
Net increase (decrease) in cash and restricted cash	23,335	(131)	6,388

Cash and restricted cash, beginning of the period	59,795	44,628	38,240
Cash and restricted cash, end of the period	$83,130	$44,497	$44,628

Operating Activities

Net cash provided by operating activities was $30.6 million for the nine months ended September 30, 2018, an increase of $32.7 million from net cash used of $2.2 million in the 2017 Q3 Combined Period, which included net cash used of $10.8 million for the 2017 Q3 Successor Period and net cash provided of $8.7 million for the 2017 Predecessor Period. The increase of $32.7 million in 2018 was impacted by non-recurring costs related to the Stella Point acquisition, which were paid during the 2017 Q3 Successor Period. The majority of the transaction costs associated with the Merger were paid at the Closing Date from the cash available in the FinTech trust, and therefore did not impact the operating cash flows for the nine months ended September 30, 2018. Additionally, operating cash flows in the nine months ended September 30, 2018 were positively impacted by the further growth of the business.

Investing Activities

Net cash used in investing activities was $3.6 million for the nine months ended September 30, 2018, a decrease of $0.6 million from cash used of $4.2 million for the 2017 Q3 Combined Period, consisting of $4.0 million for the 2017 Q3 Successor Period and $0.2 million for the 2017 Predecessor Period. This decrease in cash used was primarily due to $0.9 million of net cash that was used as part of the funding for the Stella Point acquisition in the 2017 Q3 Successor Period that did not reoccur in 2018, partially offset by higher purchases of property and equipment during the nine months ended September 30, 2018.

Financing Activities

Net cash used in financing activities was $3.6 million for the nine months ended September 30, 2018, which related to the quarterly payments due on the Term Loan, as well as proceeds and payments related to the Merger. Net cash provided by financing activities was $12.3 million for the 2017 Q3 Combined Period, which included cash provided of $14.3 million in the 2017 Q3 Successor Period and net cash used of $2.0 million in the 2017 Predecessor Period. Net cash provided by financing activities for the 2017 Q3 Combined Period consisted of $114.0 million in borrowings under our debt facilities, net of $77.0 million for repayment of debt, $4.7 million in debt origination cost payments and common dividend distributions of $20.0 million.

Contractual Obligations

The following table includes aggregated information about contractual obligations that affect our liquidity and capital needs. At September 30, 2018, our contractual obligations over the next several periods were as follows:

(in thousands)	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Debt, principal payments	$112,150	$4,850	$19,400	$87,900	$-
Interest payments	42,452	12,233	21,869	8,350	-
Non-cancelable operating leases	6,400	1,352	1,898	1,520	1,630
Total	$161,002	$18,435	$43,167	$97,770	1,630

The above table reflects the principal and interest of the revolving credit facility and term loan that will be paid through the maturity of the debt using the rates in effect on September 30, 2018, assumes no voluntary prepayments of principal and does not reflect the new Credit Agreement that was entered into on November 7, 2018.

Index
Non-cancelable operating leases include various office leases, including our office headquarter lease, which was renegotiated in April 2018 resulting in a term extension through November 2025.

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements, including guarantee contracts, retained or contingent interests, certain derivative instruments and variable interest entities that either have, or are reasonably likely to have, a current or future material effect on our consolidated financial statements.

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions about future events that affect amounts reported in our consolidated financial statements and related notes, as well as the related disclosure of contingent assets and liabilities at the date of the financial statements. Management evaluates its accounting policies, estimates and judgments on an on-going basis. Management bases its estimates and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions and conditions.

Critical accounting policies are those policies that management believes are very important to the portrayal of our financial position and results of operations, and that require management to make estimates that are difficult, subjective or otherwise complex. Based on these criteria, management has identified the following critical accounting policies:

Revenue Recognition

Revenues for wire transfer and money order fees are recognized at the time the transaction is processed. These fees are recognized on a gross basis equal to the full amount of the fee charged to the customer as we are the primary obligor and have latitude in establishing price. Foreign exchange revenue, which represents the difference between the exchange rate set by us and the rate realized, is recognized upon the disbursement of U.S. dollars to the foreign bank. Other income primarily represents revenues for technology services provided to the independent network of agents who utilize our technology in processing transactions. Revenue for these transactions are recorded when persuasive evidence of an arrangement exists, delivery has occurred, or services have been rendered and collection is reasonably assured.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded upon initiation of the wire transfer and are typically due to us within five days. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our sending agents to make required payments. When preparing these estimates, we consider a number of factors, including the aging of a sending agent’s account, creditworthiness of specific sending agents, historical trends and other information. We review our allowance for doubtful accounts policy periodically, reflecting current risks and changes in industry conditions and when necessary, will increase our allowance for doubtful accounts and recognize a provision for bad debt expense, included in other selling, general and administrative expenses in the consolidated statements of operations and comprehensive loss.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets result primarily from business combination acquisitions, including the Stella Point acquisition. Other intangible assets include trade name, agent relationships, developed technology and other intangibles, all with finite lives. Upon the acquisition, the purchase price is first allocated to identifiable assets and liabilities, including the trade name and other intangibles, with any remaining purchase price recorded as goodwill.

Goodwill is not amortized. Rather, impairment tests are conducted on an annual basis, at the beginning of the fourth quarter, or more frequently if indicators of impairment are present. A qualitative assessment of goodwill was performed in 2017 subsequent to the Stella Point acquisition on February 1, 2017. Qualitative assessment includes consideration of the economic, industry and market conditions in addition to our overall financial performance and the performance of these assets. Based on the results of assessment, no indicators of impairment were noted. Accordingly, no further impairment testing was completed, and no impairment charges related to goodwill were recognized during any of the Successor Periods.

Our trade name, agent relationships and developed technology are currently amortized utilizing an accelerated method over their estimated useful lives. Other intangible assets are amortized straight-line over a useful life of 10 years. We review for impairment indicators of finite-lived intangibles and other long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Income Taxes

We account for income taxes in accordance with generally accepted accounting principles which require, among other things, recognition of future tax benefits measured at enacted rates attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities and to tax net operating loss carryforwards to the extent that realization of said benefits is more likely than not.

We account for tax contingencies by assessing all material positions, including all significant uncertain positions, for all tax years that are open to assessment or challenge under tax statutes. Those positions that have only timing consequences are separately analyzed based on the recognition and measurement model provided in the tax guidance.

Index
As required by the uncertain tax position guidance, we recognize the financial statement benefit of a position only after determining that the relevant tax authority would more likely than not sustain the positions following an audit. For tax positions meeting the more likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. We are subject to income taxes in the U.S. federal jurisdiction and various state jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. With few exceptions, we are no longer subject to U.S. federal or state and local income tax examinations by tax authorities for the years before 2013. We apply the uncertain tax position guidance to all tax positions for which the statute of limitations remains open. Our policy is to classify interest accrued as interest expense and penalties as operating expenses. We do not have any material uncertain tax positions.

Our foreign subsidiaries are subject to taxes by local tax authorities.

Recent Accounting Pronouncements

Refer to Note 1 of our condensed consolidated financial statements included in this filing for further information on Accounting Pronouncements.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Foreign Currency Risk

We manage foreign currency risk through the structure of the business and an active risk management process. We currently settle with our payers in Latin America by entering into short duration foreign currency forward contracts with foreign currency providers (“counterparties”). The foreign currency exposure on our derivative instruments is limited by the fact that all transactions are settled within five days after they are initiated. However, foreign currency fluctuations may negatively impact our average exchange gain per transaction.

We are exposed to changes in currency rates as a result of our investments in foreign operations and revenues generated in currencies other than U.S. dollar. Revenues and profits generated by international operations will increase or decrease because of changes in foreign currency exchange rates. This foreign currency risk is related to our operations in Mexico and Guatemala. Revenues from these operations represent less than 3% of our consolidated revenues for the nine months ended September 30, 2018 and the 2017 Q3 Combined Period. Therefore, a 10% increase or decrease in these currency rates against the U.S. Dollar would result in a minimal change to our overall operating results.

The spot exchange rates as of September 30, 2018 and December 31, 2017 were 19.65 and 19.72 for the Mexico Peso/Dollar and 7.70 and 7.35 for the Guatemala Quetzal/Dollar, respectively. The average exchange rates for the nine months ended September 30, 2018 were 19.03 for the Mexico Peso/Dollar and 7.41 for the Guatemala Quetzal/Dollar. Long-term sustained devaluation of the Mexican peso or Guatemalan Quetzal as compared to the U.S. dollar could negatively affect our margins.

Interest Rate Risk

Our Term Loan bears interest at a variable rate based on LIBOR plus a fixed margin. As of September 30, 2018, we had $92.2 million in outstanding borrowings under the Term Loan. A hypothetical 1% increase or decrease in the interest rate on our indebtedness as of September 30, 2018 would have increased or decreased cash interest expense on our term loan by approximately $0.9 million per annum.

Our Revolving Facility bears interest at a variable rate based on the highest of LIBOR, base commercial lending rate of the collateral agent and federal funds rate, plus a fixed margin. As of September 30, 2018, we had $20 million in outstanding borrowings under our Revolving Facility. A hypothetical 1% increase or decrease in the interest rate on our indebtedness as of September 30, 2018 would have increased or decreased cash interest expense on our Revolving Facility by approximately $0.2 million per annum.

The Term Loan and the Revolving Facility were refinanced on November 7, 2018. The above discussion does not reflect the new Credit Agreement that was entered into on November 7, 2018.

Credit Risk

We maintain certain cash balances in various U.S. banks, which at times, may exceed federally insured limits. We have not incurred any losses on these accounts. In addition, we maintain various bank accounts in Mexico and Guatemala, which are not insured. We have not incurred any losses on these uninsured accounts. To manage our exposures to credit risk with respect to cash balances and other credit risk exposures resulting from our relationships with banks and financial institutions, we regularly review cash concentrations, and we attempt to diversify our cash balances among global financial institutions.

We are also exposed to credit risk related to receivable balances from sending agents. We perform a credit review before each agent signing and conduct ongoing analyses of agents and certain other parties we transact with directly. As of September 30, 2018, we also had $1.3 million outstanding of notes receivable from sending agents. Most of the notes are collateralized by personal guarantees from the sending agents and by assets from their businesses.

Index
Our expense associated with bad debts were approximately $0.7 million for the nine months ended September 30, 2018 (0.4% of total revenues) and $0.9 million for the 2017 Q3 Combined Period (0.6% of total revenues).

ITEM 4.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that are designed to ensure that information required to be disclosed in our reports filed pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules, regulations and related forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, if any, within an organization have been detected. Accordingly, our disclosure controls and procedures are designed to provide reasonable, not absolute, assurance that the objectives of our disclosure control system are met.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of our disclosure controls and procedures as of September 30, 2018. In 2017, we identified two material weaknesses relating to amortization of intangible assets and deferred tax utilization analysis. Since the identification of the two material weaknesses, we restated our 2016 financial statements to correct the errors and have determined that the two material weaknesses are non-recurring. As a result of the restatement of the 2016 financial statements and the non-recurring nature of the material weaknesses, as of September 30, 2018, management has concluded that the two material weaknesses in internal control over financial reporting and reported in the Current Report on Form 8-K filed on August 1, 2018 have been remediated. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of September 30, 2018, our disclosure controls and procedures were effective at a reasonable level of assurance.

Changes in Internal Control Over Financial Reporting

During the most recently completed fiscal quarter, there have been no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Index
PART II – OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

Reference is made to Note 11–Commitments and Contingencies in the Notes to the Unaudited Condensed Consolidated Financial Statements of International Money Express, Inc. contained elsewhere in this Quarterly Report on Form 10–Q for information regarding certain litigation to which we are a party.

ITEM 1A.	RISK FACTORS

There have been no material changes to our principal risks that we believe are material to our business, results of operations and financial condition, from the risk factors previously disclosed in the prospectus, dated October 25, 2018, filed pursuant to Rule 424(b)(3), relating to our issuance of common stock underlying outstanding warrants which is accessible on the SEC’s website at www.sec.gov.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

In connection with the Merger, on the Closing Date we redeemed 4,938,232 shares of our common stock at a redemption price of $10.086957 per share pursuant to the terms of our amended and restated certificate of incorporation, resulting in a total payment to redeeming stockholders of approximately $49.8 million.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.	OTHER INFORMATION

None.

ITEM 6.	EXHIBITS

Index
Exhibit No.	Document

3.1
Second Amended and Restated Certificate of Incorporation of the Company, dated July 26, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on September 28, 2018 (File No. 333-226948)).

3.2
Second Amended and Restated Bylaws of the Company, effective as of July 26, 2018 (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on September 28, 2018 (File No. 333-226948)).

4.3
Shareholders Agreement, dated July 26, 2018, between the Company and the stockholders of the Company signatory thereto (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 filed on September 28, 2018 (File No. 333-226948)).

10.1
Registration Rights Agreement, dated July 26, 2018, by and among FinTech Acquisition Corp. II, SPC Investors, Minority Investors and Additional Investors (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 filed on September 28, 2018 (File No. 333-226948)).

10.2
International Money Express, Inc. 2018 Omnibus Equity Compensation Plan (incorporated by reference to Exhibit 10.3(a) to the Registrant’s Registration Statement on Form S-1 filed on September 28, 2018 (File No. 333-226948)).

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act.

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act.

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. § 1350.

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. § 1350.

Index
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 13, 2018

International Money Express, Inc.

By:	/s/ Robert Lisy
Robert Lisy
Chief Executive Officer and President

Date: November 13, 2018

International Money Express, Inc.

By:	/s/ Tony Lauro II
Tony Lauro II
Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2018

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, FL	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 7, 2018, International Money Express, Inc. (the “Company”) entered into a new financing agreement (the “Credit Agreement”) with, among others, certain of its domestic subsidiaries, KeyBank National Association as administrative agent and a group of banking institutions as lenders.

The Credit Agreement provides for a $35 million revolving credit facility, a $90 million term loan facility and an up to $30 million incremental facility. The Credit Agreement also provides for the issuance of letters of credit, which would reduce availability under the revolving credit facility. The proceeds of the loans were used to repay existing indebtedness, for working capital purposes and to pay fees and expenses in connection with the transaction. The maturity date of the Credit Agreement is November 7, 2023.

At the election of Intermex Wire Transfer, LLC, a subsidiary of the Company, or Intermex Holdings, Inc., a subsidiary of the Company (together with Intermex Wire Transfer, LLC, the “Borrowers”), as applicable, interest on the term loan and revolving loans is determined by reference to either LIBOR or a “base rate”, in each case plus an applicable margin of 4.50% per annum for LIBOR loans or 3.50% per annum for base rate loans. Interest is payable (x) on the last business day of each interest period selected for LIBOR loans (or, if such interest period exceeds 3 months, on the last business day of each quarter) and on the last business day of each quarter for base rate loans and (y) at final maturity. The principal amount of the term loan must be repaid in consecutive quarterly installments of 5% in year 1, 7.5% in years 2 and 3, 10% in years 4 and 5, in each case on the last day of each quarter, commencing in March 2019 with a final payment at maturity. The Borrowers are also required to pay a fee on the unused portion of the revolving credit facility equal to 0.35% per annum.

The loans under the Credit Agreement may be voluntarily prepaid at any time without payment or penalty.  The Borrowers are also required to repay the loans upon receipt of net proceeds from certain casualty events, upon the disposition of certain property and upon incurrence of indebtedness not permitted by the Credit Agreement.  In addition, to the extent the Borrowers generate excess cash flow, a percentage of such excess cash flow (ranging from 0% to 50% based on a consolidated total leverage ratio) will be required to prepay the loans annually.

The Credit Agreement contains covenants that limit the Company’s, the Borrowers’ and their subsidiaries’ ability to, among other things, grant liens, incur additional indebtedness, make acquisitions or investments, dispose of certain assets, make dividends and distributions, change the nature of their businesses, enter into certain transactions with affiliates or amend the terms of material indebtedness.

The Credit Agreement also contains financial covenants which require the Company to maintain a quarterly minimum fixed charge coverage ratio of 1.25:1.00 and a quarterly maximum consolidated leverage ratio of 3.25x. The fixed charge coverage ratio is generally defined in the Credit Agreement as the ratio of (i) consolidated EBITDA to (ii) scheduled principal payments of indebtedness.

The Borrowers’ obligations under the Credit Agreement are guaranteed by the Company and certain other domestic subsidiaries of the Company and secured by liens substantially all of the assets of the loan parties, subject to certain exclusions and limitations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit 99.1 shall be deemed to be furnished, and not filed.

2

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement, dated as of November 7, 2018, by and among International Money Express, Inc., as Holdings, International Money Express Sub 2, LLC, as Intermediate Holdings, Intermex Holdings, Inc., as the Term Borrower, Intermex Wire Transfer, LLC, as the Revolving Borrower, the other guarantors from time to time party thereto, the lenders from time to time party thereto and KeyBank National Association, as the Administrative Agent.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: November 8, 2018	By:	/s/ Robert Lisy
	Name:	Robert Lisy
	Title:	President and Chief Executive Officer

4

Exhibit 10.1
EXECUTION VERSION

DEAL CUSIP: 45883HAA7
REVOLVING CREDIT FACILITY: 45883HAB5
TERM A FACILITY: 45883HAC3

CREDIT AGREEMENT

Dated as of November 7, 2018

among

INTERMEX WIRE TRANSFER, LLC,
as the Revolver Borrower,

INTERMEX HOLDINGS, INC.,
as the Term Borrower,

INTERNATIONAL MONEY EXPRESS, INC.,
as Holdings,

the other Guarantors party hereto,

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent and
L/C Issuer,

and

The Other Lenders Party Hereto

KEYBANC CAPITAL MARKETS INC.,
REGIONS BANK
as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents

BMO CAPITAL MARKETS CORP.,
as Co-Syndication Agent

4.01	Conditions of Initial Credit Extension	78

-i-

Page

4.02	Conditions to All Credit Extensions	81

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power	82
5.02	Authorization; No Contravention	82
5.03	Governmental Authorization; Other Consents	82
5.04	Binding Effect	83
5.05	Financial Statements; No Material Adverse Effect	83
5.06	Litigation	83
5.07	No Default	83
5.08	Ownership of Property; Liens; Investments	84
5.09	Environmental Compliance	84
5.10	Insurance	84
5.11	Taxes	84
5.12	ERISA Compliance	85
5.13	Subsidiaries; Equity Interests; Loan Parties	86
5.14	Margin Regulations; Investment Company Act	86
5.15	Disclosure	86
5.16	Compliance with Laws	87
5.17	Intellectual Property; Licenses, Etc.	87
5.18	Solvency	87
5.19	Casualty, Etc.	88
5.20	Labor Matters	88
5.21	OFAC	88
5.22	Anti-Corruption Laws	88
5.23	Anti-Money Laundering	88
5.24	EEA Financial Institutions	89
5.25	Collateral Documents	89

ARTICLE VI
AFFIRMATIVE COVENANTS

6.01	Financial Statements	90
6.02	Certificates; Other Information	91
6.03	Notices	93
6.04	Payment of Obligations	94
6.05	Preservation of Existence, Etc.	94
6.06	Maintenance of Properties	94
6.07	Maintenance of Insurance	94
6.08	Compliance with Laws	95
6.09	Books and Records	95
6.10	Inspection Rights	95
6.11	Use of Proceeds	95
6.12	Covenant to Guarantee Obligations and Give Security	95
6.13	Compliance with Environmental Laws	97
6.14	Further Assurances	98
6.15	Mortgages	98
6.16	Information Regarding Collateral	100

-ii-

-iii-

-iv-

SCHEDULES

2.01	Commitments and Applicable Percentages
2.04(b)(viii)	Clean-Up Period Exclusions
5.08(b)	Existing Liens
5.08(e)	Existing Investments
5.12(d)	ERISA Plans
5.13	Subsidiaries and Other Equity Investments; Loan Parties
6.12	Guarantors
7.02	Existing Indebtedness
7.09	Burdensome Agreements
11.03	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B-1	Term A Note
B-2	Revolving Credit Note
C	Compliance Certificate
D	Assignment and Assumption
E	Security Agreement
F-1	Perfection Certificate
F-2	Perfection Certificate Supplement
G-1	United States Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships)
G-2	United States Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
G-3	United States Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
G-4	United States Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
H	Solvency Certificate

-v-

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of November 7, 2018, among Intermex Wire Transfer, LLC, a Florida limited liability company (the “Revolver Borrower”), Intermex Holdings, Inc. (the “Term Borrower”), International Money Express, Inc. a Delaware corporation (“Holdings”), International Money Express Sub 2, LLC, a Delaware limited liability company (“Intermediate Holdings”), each other Guarantor from time to time party hereto, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and KeyBank National Association, as Administrative Agent and L/C Issuer.

PRELIMINARY STATEMENTS:

The Term Borrower has requested that the Lenders provide a term A loan facility and the Revolver Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01         Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Act” has the meaning specified in Section 11.19.

“Administrative Agent” means KeyBank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.03, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

 “Aggregate Commitments” means the Commitments of all the Lenders.

 “Agreement” has the meaning set forth in the preamble hereto.

“Agent Parties” has the meaning specified in Section 11.03(c).

“Anti-Money Laundering Laws” has the meaning specified in Section 5.23.

“Applicable Fee Rate” means, at any time, in respect of the Revolving Credit Facility, 0.35% per annum.

“Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) on or prior to the Closing Date, such Term A Lender’s Term A Commitment at such time, subject to adjustment as provided in Section 2.16, and (ii) thereafter, the principal amount of such Term A Lender’s Term A Loans at such time and (b)  in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16.  If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means in respect of the Term A Facility and the Revolving Credit Facility, 3.50% per annum for Base Rate Loans and 4.50% per annum for Eurodollar Rate Loans.

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to either of the Term A Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term A Loan or a Revolving Credit Loan, respectively, at such time and (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means KCM and Regions Bank, in their capacities as joint lead arrangers and joint bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.07(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited condensed consolidated balance sheet of the Term Borrower and its Subsidiaries for the fiscal years ended December 31, 2017 and December 31, 2016, and the related condensed consolidated statements of operations and cash flows for the fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015 of the Term Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Auto-Reinstatement Letter of Credit” has the meaning specified in Section 2.03(b)(iv).

“Available Amount” shall mean, at any date, an amount not less than zero, equal to (x) the excess, if any, of the aggregate cumulative amount of Excess Cash Flow, for the fiscal year ending on December 31, 2019 and for each fiscal year thereafter ending prior to such date, that is not required pursuant to the provisions of Section 2.04(b) to be applied to the prepayment of Loans minus (y) the aggregate amount of all Restricted Payments made pursuant to Sections 7.03(j), 7.06(e) and 7.06(g).

“Availability Period” means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the date that is two Business Days prior to the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.05, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United State Code, as amended from time to time.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by KeyBank as its “prime rate,” and (c) the Eurodollar Rate plus 1.00; provided that if the Base Rate shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement.  The “prime rate” is a rate set by KeyBank based upon various factors including KeyBank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by KeyBank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or a Term A Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowers” means the Revolver Borrower and the Term Borrower.

“Borrowing” means a Revolving Credit Borrowing or a Term A Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).  For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account of one or more of the Loan Parties at KeyBank in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or and the Lenders, as collateral for L/C Obligations, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent or the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by a Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a)          readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)          time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)          commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d)          Investments, classified in accordance with GAAP as current assets of a Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement (or with respect to Cash Management Agreements existing on the Closing Date, on the Closing Date), is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender, in its capacity as a party to such Cash Management Agreement.

“Casualty Event” means any event that gives rise to the receipt by Holdings or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a Subsidiary that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)          any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Equity Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)          Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Term Borrower; or

(c)          the Term Borrower shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Revolver Borrower.

“Clean-up Period” means each calendar week commencing after the Closing Date.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” and “Mortgaged Property” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, the Intellectual Property Security Agreements, collateral assignments, control agreements, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term A Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term A Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

 “Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income:  (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) the amount of any expense or reduction of Consolidated Net Income consisting of income attributable to minority interests or non-controlling interests of third parties in any non-wholly owned Subsidiary, (v) any net loss from disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of), (vi) any net loss resulting from currency exchange risk Swap Obligations, (vii) expenses related to the implementation of new accounting pronouncements and other regulatory requirements, (viii) cash fees, expenses, charges, debt extinguishment costs and other costs incurred in connection with (A) the merger of Holdings with and into FinTech Acquisition Corp. II and (B) the Transaction, (ix) severance costs in respect of employees, (x) losses realized on disposition of fixed assets, and (xi) other unusual, extraordinary or non-recurring charges, expenses or losses reducing such Consolidated Net Income which are not reflective of ongoing operations in such period or any future period (in each case of or by Holdings and its Subsidiaries for such Measurement Period), provided that the aggregate amount of cash items added back pursuant to this clause (xi) shall not exceed 25% of Consolidated EBITDA for any Measurement Period (calculated prior to giving effect to any such add backs for such period) and minus (b) the following to the extent included in calculating such Consolidated Net Income:  (i) Federal, state, local and foreign income tax benefits, (ii) the amount of any minority interest income consisting of losses attributable to minority interests or non-controlling interests of third parties in any non-wholly owned Subsidiary, (iii) any net gain from disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of), (iv) any gain resulting from currency exchange risk hedging Obligations and (v) all non-cash items increasing Consolidated Net Income that are not reflective of ongoing operations (in each case of or by Holdings and its Subsidiaries for such Measurement Period);

provided, however, that the parties hereto agree that Consolidated EBITDA for the fiscal quarter ending:  (i) on December 31, 2017 shall be deemed to be $8,543,000, (ii) on March 31, 2018 shall be deemed to be $8,828,000, (iii) on June 30, 2018 shall be deemed to be $13,341,000 and (iv) on September 30, 2018 shall be deemed to be $13,444,083, in each case prior to giving pro forma effect to any applicable events occurring after September 30, 2018.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA for such period to (b) the sum of (without duplication) (i) all scheduled payments of principal on Indebtedness of Holdings and its consolidated Subsidiaries; provided that any such scheduled payments of principal made on or prior to the Closing Date shall be excluded; provided, further, that:  (a) for purposes of determining the amount of Indebtedness pursuant to this clause (i) for the fiscal quarter ended December 31, 2018, such amount for the applicable date of determination shall equal such item for such fiscal quarter multiplied by four; (b) for purposes of determining the amount of Indebtedness pursuant to this clause (i) for the fiscal quarter ended March 31, 2019 such amount for the applicable date of determination shall equal such item for the two fiscal quarters then ended multiplied by two; and (c) for purposes of determining the amount of Indebtedness pursuant to this clause (i) for the fiscal quarter ended June 30, 2019 such amount for the applicable date of determination shall equal such item for the three fiscal quarters then ended multiplied by 4/3, (ii) all cash interest payments; provided that for the three Measurement Periods immediately following the Closing Date, such cash interest payments will be calculated on an annualized basis based on periods ended after the Closing Date, (iii) all cash used for Capital Expenditures and (iv) total net cash payments for federal, foreign, state and local income taxes made by the Borrowers and their consolidated Subsidiaries during the Measurement Period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, the sum of (without duplication) (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; provided that for purposes of calculating the Consolidated Leverage Ratio, Indebtedness under the Revolving Credit Facility shall be computed based on the average daily balance of such Indebtedness during the fourteen consecutive calendar day period immediately preceding such date of determination, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness (other than Indebtedness that is contingent in nature) of the types specified in clauses (a) through (e) above of Persons other than Holdings or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Holdings or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Holdings or such Subsidiary.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that Holdings’ equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that Holdings’ equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to Holdings or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Holdings as described in clause (b) of this proviso), (d) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (e) any net after-tax effect of gains or losses on disposed, abandoned or discontinued operations, (f) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP and (g) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation.

“Consolidated Working Capital” means, with respect to Holdings and its Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Investment Affiliate” shall mean, as to any Person, any other Person which (i) directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person and is organized by such Person (or any Person Controlling such Person) primarily for making equity or debt investments in Holdings or other portfolio companies or (ii) is obligated pursuant to a commitment agreement to invest its capital as directed by such Person.

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.04.

“Cure Right” has the meaning specified in Section 8.04.

“Current Assets” means, with respect to Holdings and its Subsidiaries on a consolidated basis at any date of determination, all assets (other than Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings and its Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments).

“Current Liabilities” means, with respect to Holdings and its Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings and its Subsidiaries as current liabilities at such date of determination (including deferred revenue), other than (a) the current portion of any Indebtedness and derivative financial instruments, (b) the current portion of accrued interest, (c) liabilities relating to current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) any other liabilities that are not Indebtedness and will not be settled in Cash Equivalents during the next succeeding twelve month period after such date, (f) any Revolving Credit Exposure, Revolving Credit Loans or any loans or letters of credit under any other revolving facility, (g) liabilities in respect of unpaid acquisition, disposition or refinancing related expenses, deferred purchase price holdbacks and earn-out obligations, (h) accrued settlement costs, (i) non-cash compensation costs and expenses and (j) the current portion of any other long-term liabilities.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Term A Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the applicable Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the applicable Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the applicable Borrower, to confirm in writing to the Administrative Agent and the applicable Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the applicable Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the applicable Borrower, the L/C Issuer and each other Lender promptly following such determination.

“Delaware Divided LLC” shall mean any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

 “Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.

 “Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction, or any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations under the Loan Documents that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 181 days after the Maturity Date of the Loans.

“Disqualified Institution” means (a) those entities identified in writing to the Administrative Agent by the Borrowers from time to time as competitors of the Borrowers and their Subsidiaries and (b) any affiliate of the entities described in the preceding clause (a) that are reasonably identifiable as such on the basis of their name or are identified as such in writing by the Borrowers to the Administrative Agent from time to time, other than, with respect to this clause (b), any bona fide debt fund affiliate thereof (except to the extent separately identified under clause (a) above) that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which such applicable person or entity described in the preceding clause (a) does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of Holdings other than a Foreign Subsidiary.

“DQ List” has the meaning specified in Section 11.07(g)(iv).

“ECF Percentage” shall mean (i)  with respect to any fiscal year at the end of which the Consolidated Leverage Ratio is greater than 3.00 to 1.00, 50%; (ii) with respect to any fiscal year at the end of which the Consolidated Leverage Ratio is less than 3.00 to 1.00 and greater than or equal to 2.50 to 1.00, 25% and (iii) with respect to any fiscal year at the end of which the Consolidated Leverage Ratio is less than 2.50 to 1.00, 0%.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.07(b)(iii) and (iv) (subject to such consents, if any, as may be required under Section 11.07(b)(iii)).  For the avoidance of doubt, any Disqualified Institution is subject to Section 11.07(g).

“Engagement Letter” means the letter agreement, dated September 14, 2018 among the Borrowers, the Administrative Agent and KCM.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, governmental restrictions or binding agreements with Governmental Authorities relating to pollution or the protection of the Environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of either Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Investors” (a) Stella Point Capital, L.P., a Delaware limited partnership, Stella Point Capital, LLC, a Delaware limited liability company, and any similar fund controlled or managed by or under common control or management with such Person (but excluding, for the avoidance of doubt, any portfolio company thereof) (collectively, the “Sponsor”), (b) all Controlled Investment Affiliates of the Sponsor and (c) all Management Investors.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with either Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of either Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by either Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA,; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon either Borrower or any ERISA Affiliate; or (i) a failure by either Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by either Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning specified in Section 3.04(e).

“Eurodollar Rate” means:

(a)          for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)          for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(c)          if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Rate Loan” means a Revolving Credit Loan or a Term A Loan that bears interest at a rate based on clause (a) of the definition of the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to:

(a)           the sum, without duplication, of

(i)          Consolidated Net Income for such period,

(ii)          an amount equal to the amount of all non-cash charges (including depreciation and amortization) for such period to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period,

(iii)         decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Borrowers and their Subsidiaries completed during such period or the application of acquisition accounting),

(iv)         an amount equal to the aggregate net non-cash loss on Dispositions by the Borrowers and their Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(v)          an amount equal to all cash received for such period on account of any net non-cash gain or income from Investments deducted in a previous period pursuant to clause (b)(iv)(B) of this definition,

(vi)         an amount deducted as Tax expense in determining Consolidated Net Income to the extent in excess of cash Taxes paid in such period, and

(vii)        cash payments received in respect of Swap Contracts during such period to the extent not included in arriving at such Consolidated Net Income,

minus

(b)           the sum, without duplication, of

(i)          an amount equal to (x) the amount of all non-cash credits (including, to the extent constituting non-cash credits, without limitation, amortization of deferred revenue acquired as a result of any Investment permitted hereunder) included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and (y) cash charges, losses or expenses excluded in arriving at such Consolidated Net Income,

(ii)          without duplication of amounts deducted pursuant to clause (xi) below in prior periods, the amount of Capital Expenditures or acquisitions of intellectual property to the extent not expensed, except to the extent financed with proceeds of long-term Indebtedness (other than revolving Indebtedness),

(iii)         the aggregate amount of all principal payments and repayments of Indebtedness of the Borrowers and their Subsidiaries except to the extent financed with proceeds of long-term Indebtedness (other than revolving Indebtedness), but in any event excluding principal payments and repayments of (A) Revolving Credit Loans and Letters of Credit, (B) Indebtedness in respect of any other revolving credit facility (unless there is a corresponding reduction in commitments thereunder) and (C) Term A Loans pursuant to Section 2.04(b) (other than pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition or Casualty Event that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase),

(iv)        an amount equal to the sum of (A) the aggregate net non-cash gain on Dispositions by the Borrowers and their Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and (B) the aggregate net non-cash gain or income from Investments (other than Investments made in the ordinary course of business) to the extent included in arriving at Consolidated Net Income,

(v)          increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Borrowers and their Subsidiaries completed during such period or the application of acquisition accounting),

(vi)         cash payments by the Borrowers and their Subsidiaries during such period in respect of long-term liabilities (including pension and other post-retirement obligations) of the Borrowers and their Subsidiaries other than Indebtedness to the extent such payments are not expensed during such period or are not deducted (or were excluded) in calculating Consolidated Net Income except to the extent financed with proceeds of long-term Indebtedness (other than revolving Indebtedness)

(vii)        the aggregate amount of expenditures actually made by the Borrowers and their Subsidiaries from cash of the Borrowers and their Subsidiaries during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted (or were excluded) in calculating Consolidated Net Income and except to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness),

(viii)       the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrowers and their Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(ix)         the amount of cash Taxes paid in such period to the extent they exceed the amount of Tax expense deducted in determining Consolidated Net Income for such period,

(x)          cash expenditures in respect of Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income,

(xi)          cash payments made during such period in respect of any Investments by permitted under this Agreement (other than any such payments to the extent financed with equity proceeds, asset sale proceeds, insurance proceeds or Indebtedness (other than Revolving Credit Loans used for the payment thereof as permitted hereunder);

(xii)        cash payments made during such period in respect of repurchases of Equity Interests, dividends and distributions of any Investments permitted under this Agreement (other than such payments made by utilizing the Available Amount),

(xiii)       cash payments made during that period and committed to be made during the immediately subsequent period with respect to Capital Expenditures; provided that, to the extent the aggregate amount of such cash payments actually made during such subsequent period is less than cash payments committed to be made during such period, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period, and

(xiv)       any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset.

“Excluded Property” has the meaning assigned to such term in the Security Agreement.

“Excluded Subsidiary” means a Subsidiary that is (i) prohibited (A) by applicable law from guaranteeing the Obligations, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, in each case so long as the Administrative Agent shall have received a certification from a Responsible Officer of the Borrowers as to the existence of such prohibition or consent, approval, license or authorization requirement or (B) by any Contractual Obligation in existence on the Closing Date or the date of acquisition of such Subsidiary (but not entered into in contemplation thereof) and for so long as any such Contractual Obligation exists, so long as the Administrative Agent shall have received a certification from a Responsible Officer of the Borrowers as to the existence of such Contractual Obligation, (ii) a Foreign Subsidiary, (iii) a Domestic Subsidiary that is a Subsidiary of a CFC, (iv) a FSHCO, or (v) any Subsidiary to the extent that the burden or cost (including adverse tax consequences to Holdings or any of its Subsidiaries) of providing a guaranty is excessive in relation to the value afforded thereby as reasonably determined by the Borrowers and the Administrative Agent in writing.  For the avoidance of doubt, neither Borrower shall constitute an Excluded Subsidiary.

 “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.10 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means all of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from any payment to a Recipient: (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Commitment (or, in the case of a Loan not funded pursuant to a prior Commitment, an applicable interest in a Loan) pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the applicable Borrower under Section 11.07) or (ii) such Lender changes its Lending Office, except, in each case, to the extent that pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired such interest in such Loan or Commitment or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Sections 3.01(e) or (f) and (d) any withholding Taxes imposed pursuant to FATCA.

“Extended Revolving Credit Commitment” means any Class of Revolving Credit Commitments the maturity of which shall have been extended pursuant to Section 11.02.

“Extended Revolving Credit Loans” means any Revolving Credit Loans made pursuant to the Extended Revolving Credit Commitments.

“Extended Term Loans” means any class of Term A Loans the maturity of which shall have been extended pursuant to Section 11.02.

“Extension” has the meaning set forth in Section 11.02(a).

“Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the applicable Borrower, be in the form of an amendment and restatement of this Agreement) among the Loan Parties, the applicable extending Lenders, the Administrative Agent and, to the extent required by Section 11.02, the L/C Issuer implementing an Extension in accordance with Section 11.02.

“Extension Offer” has the meaning set forth in Section 11.02(a).

“Facility” means the Term A Facility or the Revolving Credit Facility, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreements, treaties or conventions (and any related Laws, rules or official practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to KeyBank on such day on such transactions as determined by the Administrative Agent.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereinafter in effect or any successor statute thereto.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(e).

“Foreign Plan” has the meaning specified in Section 5.12(e).

“Foreign Subsidiary” shall mean any Subsidiary of Holdings not organized under the laws of the United States, any state thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” means a Domestic Subsidiary that has no material assets other than (x) Equity Interests (or Equity Interests and Indebtedness) of one or more CFCs and (y) cash, cash equivalents and incidental assets related thereto held on a temporary basis.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) Holdings and each subsidiary of Holdings that is not an Excluded Subsidiary (each of which is listed on Schedule 6.12) (including, for the avoidance of doubt, each Borrower with respect to the Obligations of any other Loan Party) and each other Subsidiary of Holdings that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12 and (b) with respect to (i) Obligations owing by any Loan Party (other than the applicable Borrower) under any Secured Hedge Agreement or any Secured Cash Management Agreement and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrowers.

“Guaranty” means, collectively, the Guaranty made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Hazardous Materials” means all hazardous or toxic substances, wastes or other pollutants and all other substances, chemicals, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted under Article VI or VII (or with respect to a Swap Contract permitted under Article VI or VII existing on the Closing Date), is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender, in its capacity as a party to such Swap Contract.

“HMT” has the meaning specified in the definition of “Sanctions”.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” shall mean, at any date of determination, each Domestic Subsidiary (together with its Subsidiaries) whose revenues as reflected on the most recent financial statements delivered pursuant to Section 6.01(a) or (b) were equal to or less than (i) 5.00% of Current Assets at such date or (ii) 5.00 % of the consolidated revenues of Holdings and its Subsidiaries for such period (in the case of any determination relating to any transaction permitted hereby, on a pro forma basis including the revenues of any Person being acquired in connection therewith), in each case determined in accordance with GAAP; provided, that, as reflected on the most recent financial statements delivered pursuant to Section 6.01(a) or (b) the Immaterial Subsidiaries shall not collectively have revenues during such period equal to or greater (i) 10.00% of Current Assets at such date or (ii) than 5.00% of the consolidated revenues of Holdings and its Subsidiaries for such period (in the case of any determination relating to any transaction permitted hereby, on a pro forma basis including the revenues of any Person being acquired in connection therewith), in each case determined in accordance with GAAP, and any subsidiary which would cause (i) Current Assets to equal or exceed 10.00% of Current Assets at such date or (ii) collective revenues to equal or exceed 5.00% shall not constitute an Immaterial Subsidiary (and in which case Holdings shall designate in writing one or more such Subsidiaries as Guarantors within ten (10) Business Days of the delivery of financial statements in accordance with Section 6.01 to eliminate such excess).

“Increase Effective Date” has the meaning assigned to such term in Section 2.14(b).

“Increase Joinder” has the meaning assigned to such term in Section 2.14(c).

“Incremental Commitments” means Incremental Revolving Commitments and/or the Incremental Term Commitments.

“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.14(a).

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.14(a).

“Incremental Revolving Increase” has the meaning assigned to such term in Section 2.14(a).

“Incremental Revolving Maturity Date” has the meaning assigned to such term in Section 2.14(c).

“Incremental Term Commitment” has the meaning assigned to such term in Section 2.14(a).

“Incremental Term Loan Maturity Date” has the meaning assigned to such term in Section 2.14(c)(iv).

“Incremental Term Loans” means any loans made pursuant to any Incremental Term Commitments.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)          all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)          the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (which for the avoidance of doubt, includes only the drawn portion of any line of credit or revolving credit facility);

(c)          net obligations of such Person under any Swap Contract;

(d)          all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business;

(e)          indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)          all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)          all obligations of such Person to mandatorily purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)          all Guarantees of such Person in respect of any of the foregoing; provided that for the avoidance of doubt, a Guarantee of any obligation that is not Indebtedness shall not constitute Indebtedness.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) above, Other Taxes.

“Indemnitee” has the meaning specified in Section 11.05(b).

“Information” has the meaning specified in Section 11.08.

“Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(iv).

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Appropriate Lenders; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)            any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)           no Interest Period shall extend beyond the Maturity Date.

“Intermediate Holdings” has the meaning specified in the preamble hereto.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Revolver Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“KCM” means KeyBanc Capital Markets Inc.

“KeyBank” means KeyBank National Association and its successors.

“Latest Maturity Date” means the latest of the Maturity Date for the Revolving Credit Facility, the Maturity Date for the Term A Facility, any Incremental Term Loan Maturity Date applicable to existing Incremental Term Loans and any Incremental Revolving Maturity Date applicable to any Incremental Revolving Facility, as of any date of determination.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means KeyBank in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lender Presentation” means the lender presentation dated September 13, 2018 used by the Arrangers in connection with the syndication of the Commitments.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the applicable Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.  Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder, providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is fifteen days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $5,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“LIBOR” has the meaning specified in clause (a) of the definition of “Eurodollar Rate”.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the applicable Borrower under Article II in the form of a Term A Loan or a Revolving Credit Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.15 of this Agreement, (d) the Guaranty, (e) the Collateral Documents, (f) the Engagement Letter and (g) each Issuer Document.

“Loan Parties” means, collectively, the Term Borrower, the Revolver Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Management Investors” means any Person who is a director, officer, employee or otherwise a member of management of Holdings, any Borrower or any other Loan Party or any direct parent thereof.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party to, which the failure to comply with could reasonably be expected to result in a Material Adverse Effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person at the time of determination and which such contract could not reasonably be expected to be replaced in the ordinary course of business without material expense or delay at such time.

“Material Debt Document” means any instrument, promissory note or tangible chattel paper (as such terms are defined in the Uniform Commercial Code) evidencing obligations in excess of $10,000,000.

“Material Real Property” means any parcel of fee-owned real property of the Loan Parties having a fair market value of at least $1,000,000, as reasonably determined in good faith by the Borrowers.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, November 7, 2023 (the “Revolving Credit Maturity Date”) and (b) with respect to the Term A Facility, November 7, 2023 (the “Term A Loan Maturity Date”); provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Liability” has the meaning specified in Section 10.11.

“Maximum Rate” has the meaning specified in Section 11.10.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of Holdings or, if fewer than four consecutive fiscal quarters of Holdings have been completed since the Closing Date, the fiscal quarters of Holdings that have been completed since the Closing Date.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” has the meaning specified in Section 6.15(i).

“Mortgaged Property” means any Material Real Property that is subject to a Mortgage under Section 6.12 or 6.15, as applicable.

“Mortgage Requirement” has the meaning specified in Section 6.15.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which either Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including either Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a)          with respect to any Disposition or Casualty Event by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction or event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction or event (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction or event and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction or event as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b)         with respect to the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.05(b)(iii).

“Non-Reinstatement Deadline” has the meaning specified in Section 2.05(b)(iv).

“Note” means a Term A Note or a Revolving Credit Note, as the context may require.

“Notice of Intent to Cure” has the meaning specified in Section 8.04.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OID” has the meaning specified in Section 2.14(c)(vi).

“option right” has the meaning specified in clause (a) of the definition of “Change of Control”.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b)).

“Outstanding Amount” means (a) with respect to Term A Loans and Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term A Loans and Revolving Credit Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Revolver Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.07(d).

“Participant Register” has the meaning specified in Section 11.07(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by either Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” means a certificate in the form of Exhibit F-1 or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a certificate supplement in the form of Exhibit F-2 or any other form approved by the Administrative Agent.

“Permitted Cure Securities” means any equity security of Holdings other than Disqualified Equity Interests.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of either Borrower or any ERISA Affiliate or any such Plan to which either Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Plan of Reorganization” has the meaning specified in Section 11.07(g)(iii).

“Platform” has the meaning specified in Section 6.02.

“primary obligor” has the meaning specified in the definition of “Guarantee”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.

“Reduction Amount” has the meaning set forth in Section 2.04(b)(vii).

“Refinancing” has the meaning set forth in Section 2.13(a).

“Refinancing Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the applicable Borrower, be in the form of an amendment and restatement of this Agreement) among the Loan Parties, the applicable extending Lenders, the Administrative Agent and, to the extent required by Section 2.13, the L/C Issuer implementing a Refinancing in accordance with Section 2.13.

“Refinancing Offer” has the meaning set forth in Section 2.13(a).

“Refinancing Revolving Credit Commitment” means a commitment established pursuant to Section 2.13 which refinances a then existing class of Revolving Credit Commitments.

“Refinancing Revolving Credit Loans” means any Revolving Credit Loans made pursuant to the Refinancing Revolving Credit Commitments.

“Refinancing Term Loans” means any term loans established pursuant to Section 2.13 which refinance a then existing class of Term A Loans.

“Register” has the meaning specified in Section 11.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching into or through the Environment, or into, from or through any building, structure or facility.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term A Loans or Revolving Credit Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

 “Required Lenders” means, at any time, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the amount of any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the L/C Issuer in making such determination.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term A Lenders” means, as of any date of determination, Term A Lenders holding more than 50% of the Term A Facility on such date; provided that the portion of the Term A Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revolver Borrower” has the meaning specified in the introductory paragraph hereto

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Revolver Borrower pursuant to Section 2.01(b) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Revolving Credit Commitments on the Closing Date is $35,000,000.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Maturity Date” has the meaning specified in the definition of “Maturity Date”.

“Revolving Credit Note” means a promissory note made by the Revolver Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans, made by such Revolving Credit Lender, substantially in the form of Exhibit B-2.

“Sanction(s)” means any economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Security Agreement Supplement” means a supplement to the Security Agreement in form and substance reasonably acceptable to the Administrative Agent.

“Solvent” and “Solvency” mean, with respect to any Person, and its Subsidiaries on a consolidated basis, on any date of determination, that on such date (a) the fair value of the property of such Person, and its Subsidiaries on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person, and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person, and its Subsidiaries on a consolidated basis, is not less than the amount that will be required to pay the probable liability of such Person, and its Subsidiaries on a consolidated basis, on its debts as they become absolute and matured, (c) such Person, and its Subsidiaries on a consolidated basis, do not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person, and its Subsidiaries on a consolidated basis, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person, and its Subsidiaries on a consolidated basis, is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.10).

“Spot Rate” has the meaning specified in Section 1.07.

 “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Survey” has the meaning specified in Section 6.15(v).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).

“Term A Commitment” means, as to each Term A Lender, its obligation to make Term A Loans to the Term Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 2.01 under the caption “Term A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term A Commitments on the Closing Date is $90,000,000.

“Term A Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

“Term A Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term A Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term A Loans at such time.

“Term A Loan” means an advance made by any Term A Lender under the Term A Facility.

“Term A Loan Maturity Date” has the meaning specified in the definition of “Maturity Date”.

 “Term A Note” means a promissory note made by the Term Borrower in favor of a Term A Lender evidencing Term A Loans made by such Term A Lender, substantially in the form of Exhibit B-1.

“Term Borrower” has the meaning specified in the introductory paragraph hereto.

“Threshold Amount” means $7,500,000.

“Title Company” has the meaning specified in Section 6.15(ii).

“Title Policy” has the meaning specified in Section 6.15(ii).

“Trade Date” has the meaning specified in Section 11.07(g)(i).

“Transmission Agent” means any Person authorized, as an agent for a Loan Party, to receive money and incur a related remittance obligation on behalf of such Loan Party.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the refinancing of certain outstanding Indebtedness of the Borrowers and their Subsidiaries and the termination of all commitments with respect thereto and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02         Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)         In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03         Accounting Terms.

(a)           Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof and the effects of FASB ASC 825 and FASB ASC 470 20 on financial liabilities shall be disregarded.

(b)           Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)           Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of Holdings and its Subsidiaries or to the determination of any amount for Holdings and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Holdings is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04         Rounding.  Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05         Times of Day; Rates.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.06         Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07         Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars.  For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

1.08         Pro Forma Calculations.

(a)           All pro forma computations required to be made hereunder giving effect to any acquisition permitted hereunder, Disposition or issuance, incurrence or assumption of Indebtedness shall be calculated after giving effect to such acquisition, Disposition, designation or issuance, incurrence or assumption of Indebtedness as if such transaction had occurred on the first day of the applicable Measurement Period, and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Indebtedness.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Contract applicable to such Indebtedness).

(b)           For purposes of calculating the Consolidated Fixed Charge Coverage Ratio and Consolidated Leverage Ratio, acquisitions, Dispositions, designations or issuances, incurrences or assumptions of Indebtedness that have been made by any Loan Party during a Measurement Period or (other than for purposes of determining actual compliance with Section 7.11) subsequent to such Measurement Period and on or prior to or simultaneously with the date of determination shall be calculated on a pro forma basis assuming that all such acquisitions, Dispositions, designations or issuances, incurrences or assumptions of Indebtedness had occurred on the first day of such Measurement Period.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01         The Loans.

(a)           The Term A Borrowing.  Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a single loan to the Term Borrower on the Closing Date in an amount not to exceed such Term A Lender’s Term A Commitment.  The Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Applicable Percentage of the Term A Facility.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)           The Revolving Credit Borrowings.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Revolver Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that the aggregate principal amount of Revolving Credit Loans requested pursuant to this Section 2.01(b) on the Closing Date shall not exceed $5,000,000; provided, further, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Revolving Credit Exposure shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment.  Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Revolver Borrower may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b).  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02         Borrowings, Conversions and Continuations of Loans.

(a)           Each Term A Borrowing, each Revolving Credit Borrowing, each conversion of Term A Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice.  Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $250,000 in excess thereof.  Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $250,000 in excess thereof.  Each Committed Loan Notice shall specify (i) whether the applicable Borrower is requesting a Term A Borrowing, a Revolving Credit Borrowing, a conversion of Term A Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, as applicable, (iv) the Type of Loans to be borrowed or to which existing Term A Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term A Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)          Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term A Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Term A Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of KeyBank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Revolver Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Revolver Borrower as provided above.

(c)            Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)           The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.

(e)           After giving effect to all Term A Borrowings, all conversions of Term A Loans from one Type to the other, and all continuations of Term A Loans as the same Type, there shall not be more than three Interest Periods in effect in respect of the Term A Facility.  After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than three Interest Periods in effect in respect of the Revolving Credit Facility.

(f)            Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the applicable Borrower, the Administrative Agent, and such Lender.

2.03         Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Revolver Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Revolver Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the Revolving Credit Exposure shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Revolver Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Revolver Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Revolver Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Revolver Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)            The L/C Issuer shall not issue any Letter of Credit if:

(A)         subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B)         the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (x) all the Revolving Credit Lenders and the L/C Issuer have approved such expiry date or (y) such Letter of Credit is cash collateralized on terms and pursuant to arrangements satisfactory to the L/C Issuer.

(iii)           The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)         any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)         the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)         except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;

(D)         the Letter of Credit is to be denominated in a currency other than Dollars;

(E)          any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Revolver Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)          the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)          The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)           The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)          The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Revolver Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Revolver Borrower.  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require.  Additionally, the Revolver Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)            Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Revolver Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Revolver Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)          If the Revolver Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Revolver Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Revolver Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)          If the Revolver Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”).  Unless otherwise directed by the L/C Issuer, the Revolver Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement.  Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit.  Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Revolver Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(v)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Revolver Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)             Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Revolver Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Revolver Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Revolver Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof.  In such event, the Revolver Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)            Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Revolver Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Revolver Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Revolver Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Revolver Borrower of a Committed Loan Notice ).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Revolver Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Revolver Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute.  The obligation of the Revolver Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)           any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)          the existence of any claim, counterclaim, setoff, defense or other right that the Revolver Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)         any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)        waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Revolver Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Revolver Borrower;

(v)         honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)         any payment made by the L/C Issuer in respect of an otherwise  complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP;

(vii)        any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Revolver Borrower or any of its Subsidiaries.

The Revolver Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Revolver Borrower’s instructions or other irregularity, the Revolver Borrower will immediately notify the L/C Issuer.  The Revolver Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer.  Each Lender and the Revolver Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Revolver Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Revolver Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Revolver Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Revolver Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Revolver Borrower which the Revolver Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)           Applicability of ISP.  Unless otherwise expressly agreed by the L/C Issuer and the Revolver Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.  Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Revolver Borrower for, and the L/C Issuer’s rights and remedies against the Revolver Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)           Letter of Credit Fees.  The Revolver Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Eurodollar Rate Loans times the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Revolver Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at a rate of 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Revolver Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)            Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)           Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Revolver Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Revolver Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Revolver Borrower, and that the Revolver Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04         Prepayments.

(a)           Optional.  Subject to the last sentence of this Section 2.04(a), the Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term A Loans and Revolving Credit Loans, as applicable, in whole or in part without premium or penalty; provided that (A) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $250,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $250,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility).  If such notice is given by the applicable Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the outstanding Term A Loans pursuant to this Section 2.04(a) shall be applied to the principal repayment installments thereof as directed by the Term Borrower, and subject to Section 2.16, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(b)           Mandatory.

(i)            Beginning with the fiscal year ending December 31, 2019, within five Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrowers shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (A) the ECF Percentage of Excess Cash Flow for the fiscal year covered by such financial statements over (B) (i) the aggregate principal amount of Term A Loans prepaid pursuant to Section 2.04(a) (such prepayments to be applied as set forth in clauses (iv) and (vi) below) made during such fiscal year, and (ii) the aggregate principal amount of all Revolving Credit Loans prepaid pursuant to Section 2.04(a) (to the extent of accompanied by permanent reductions of the Revolving Credit Commitments pursuant to Section 2.05(a)) during such fiscal year

(ii)            If (1) Holdings or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05(a) or (b)) or (2) any Casualty Event occurs, in each case, which results in the realization by such Person of Net Cash Proceeds, the Borrowers shall prepay an aggregate principal amount of Loans equal to 100.0% of such Net Cash Proceeds immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (iv) and (vi) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition or Casualty Event described in this Section 2.04(b)(ii), at the election of the Borrowers (as notified by the Borrowers to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, Holdings or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within twelve months after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (as certified by the Borrowers in writing to the Administrative Agent); and provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.04(b)(ii).

(iii)          Upon the incurrence or issuance by Holdings or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings or such Subsidiary (such prepayments to be applied as set forth in clauses (iv) and (vi) below).

(iv)          Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.04(b) shall be applied, first, to Term A Loans in inverse order of maturity and, second, to the Revolving Credit Facility in the manner set forth in clause (vii) of this Section 2.04(b).

(v)           Notwithstanding any of the other provisions of clause (i) or (ii) of this Section 2.04(b), so long as no Default under Section 8.01(a) or Section 8.01(f), or Event of Default shall have occurred and be continuing, if, on any date on which a prepayment would otherwise be required to be made pursuant to clause (i) or (ii) of this Section 2.04(b), the aggregate amount of Net Cash Proceeds required by such clause to be applied to prepay Loans on such date is less than or equal to $1,000,000, the Borrowers may defer such prepayment until the first date on which the aggregate amount of Net Cash Proceeds or other amounts otherwise required under clause (i) or (ii) of this Section 2.04(b) to be applied to prepay Loans exceeds $1,000,000.  During such deferral period the Borrowers may apply all or any part of such aggregate amount to prepay Revolving Credit Loans and may, subject to the fulfillment of the applicable conditions set forth in Article IV, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed) for application as required by this Section 2.04(b).  Upon the occurrence of a Default under Section 8.01(a) or Section 8.01(f), or an Event of Default during any such deferral period, the Borrowers shall immediately prepay the Loans in the amount of all Net Cash Proceeds received by the Borrowers and other amounts, as applicable, that are required to be applied to prepay Loans under this Section 2.04(b) (without giving effect to the first and second sentences of this clause (v)) but which have not previously been so applied.

(vi)          If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Revolver Borrower shall immediately prepay Revolving Credit Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(vii)         Except as otherwise provided in clause (vi), prepayments of the Revolving Credit Facility made pursuant to this Section 2.04(b), first, shall be applied ratably to the L/C Borrowings, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (ii) or (iii) of this Section 2.04(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Revolver Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Revolver Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

(viii)        The Revolver Borrower shall, on any Business Day of each Clean-up Period, prepay in full all Revolving Credit Loans outstanding on such day and ensure that the aggregate amount of outstanding Revolving Credit Loans does not exceed $0 for at least one immediately succeeding Business Day; provided, however, that the Revolver Borrower shall not be required to prepay in full all Revolving Credit Loans outstanding (i) during any of the calendar weeks set forth on Schedule 2.04(b)(viii) hereto and (ii) at the Revolver Borrower’s discretion, during an additional three calendar weeks in each calendar year; provided that no two of such three calendar weeks shall be consecutive.

(ix)           Notwithstanding any other provision of this Section 2.04(b) the contrary, to the extent that a Responsible Officer of the Borrowers has reasonably determined in good faith that repatriation of any of or all the Net Cash Proceeds or Excess Cash Flow of a Foreign Subsidiary giving rise to a prepayment event pursuant to this Section 2.04(b) would have a material adverse tax cost consequence, an amount equal to the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay Loans at the times provided in this Section 2.04(b); provided that each Borrower hereby agrees, and will cause any applicable Subsidiary, to promptly take all commercially reasonable actions required by Law (including applicable local law) to permit such repatriation without material adverse tax consequences.

2.05          Termination or Reduction of Commitments.

(a)           Optional.  The Revolver Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Credit Facility or the Letter of Credit Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $250,000 or any whole multiple of $100,000 in excess thereof and (iii) the Revolver Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit.

(b)           Mandatory.

(i)            The aggregate Term A Commitments shall be automatically and permanently reduced to zero on the date of the Term A Borrowing.

(ii)           The aggregate Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Revolving Credit Maturity Date.

(iii)          If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.05, the Letter of Credit Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(c)           Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit or the Revolving Credit Commitment under this Section 2.05.  Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount.  All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.06         Repayment of Loans.

(a)           Term A Loans.  The Term Borrower shall repay to the Term A Lenders the aggregate principal amount of all Term A Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Amount
March 31, 2019	$1,125,000.00
June 30, 2019	$1,125,000.00
September 30, 2019	$1,125,000.00
December 31, 2019	$1,125,000.00
March 31, 2020	$1,687,500.00
June 30, 2020	$1,687,500.00
September 30, 2020	$1,687,500.00
December 31, 2020	$1,687,500.00
March 31, 2021	$1,687,500.00
June 30, 2021	$1,687,500.00
September 30, 2021	$1,687,500.00
December 31, 2021	$1,687,500.00
March 31, 2022	$2,250,000.00
June 30, 2022	$2,250,000.00
September 30, 2022	$2,250,000.00
December 31, 2022	$2,250,000.00
March 31, 2023	$2,250,000.00
June 30, 2023	$2,250,000.00
September 30, 2023	$2,250,000.00

provided, however, that the (i) final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date for the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date and (ii) if any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then that due date will be the immediately succeeding Business Day.

(b)           Revolving Credit Loans.  The Revolver Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

2.07         Interest.

(a)           Subject to the provisions of Section 2.07(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; and (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility.

(b)           If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(i)           If any amount (other than principal of any Loan) payable by either Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)          Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)         Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08          Fees.  In addition to certain fees described in Sections 2.03(h) and (i):

(a)          Commitment Fee.  The Revolver Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b)          Other Fees.

(i)           The Borrowers shall pay to KCM and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Engagement Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)          The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09         Computation of Interest and Fees.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10         Evidence of Debt.

(a)            The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in Section 2.10(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11         Payments Generally; Administrative Agent’s Clawback.

(a)           General.  All payments to be made by either Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by either Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by either Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b)           Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the applicable Borrower, the interest rate applicable to Base Rate Loans.  If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by either Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i)           Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from either Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or either Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term A Loans and Revolving Credit Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.05(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.05(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.05(c).

(e)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)            Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.12         Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)           if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)          the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of either Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to Holdings, either Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. For purposes of clause (b) of the definition of Excluded Taxes, a Lender that acquires a participation pursuant to this Section 2.12 shall be treated as acquiring such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the commitment(s) and/or Loan(s) to which such participation relates.

2.13         Refinancing Amendments.

(a)           Each Borrower, as applicable, may, by written notice to the Administrative Agent from time to time, request a refinancing (each, a “Refinancing”) of any class of Loans and Commitments in full on the terms specified in such notice.  Such notice shall set forth the date on which such Refinancing is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Refinancing notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (ii) identify the relevant class of Revolving Credit Commitments and/or Term A Loans to which such Refinancing relates.  The relevant Borrower may offer an opportunity to participate in such Refinancing (a “Refinancing Offer”) to any existing Lender of the applicable class or to any other Person, subject to the consent of the Administrative Agent and/or the L/C Issuer to the extent such consent would have been required under Section 11.07 with respect to an assignment to such Person.

(b)           The following shall be conditions precedent to the effectiveness of any Refinancing: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Refinancing, (ii) the representations and warranties set forth in Article V and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects on and as of the effective date of such Refinancing, (iii) the L/C Issuer shall have consented to any Refinancing of the Revolving Credit Commitments, to the extent the Revolving Credit Maturity Date is extended or if any additional Person becomes Revolving Credit Lenders and (iv) the terms of such Refinancing Revolving Credit Commitments and Refinancing Term Loans shall comply with paragraph (c) of this Section.

(c)           The terms of each Refinancing shall be determined by the applicable Borrower and the applicable Lenders and set forth in a Refinancing Amendment; provided that (i) the final maturity date of any Refinancing Revolving Credit Commitment or Refinancing Term Loan shall be no earlier than the Revolving Credit Maturity Date or the Term A Loan Maturity Date, respectively, (ii)(A) there shall be no scheduled amortization of the loans or reductions of commitments under any Refinancing Revolving Credit Commitments and (B) the average life to maturity of the Refinancing Term Loans shall be no shorter than the remaining average life to maturity of the existing Term A Loans, (iii) the Refinancing Revolving Credit Loans and the Refinancing Term Loans will rank pari passu in right of payment and with respect to security with the existing Revolving Credit Loans and the existing Term A Loans and the borrower and guarantors of the Refinancing Revolving Credit Commitments or Refinancing Term Loans, as applicable, shall be the same as the applicable Borrower and Guarantors with respect to the existing Revolving Credit Loans or Term A Loans, as applicable, (iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Refinancing Revolving Credit Commitment (and the Refinancing Revolving Credit Loans thereunder) and Refinancing Term Loans shall be determined by the applicable Borrower and the applicable Lenders, (v)(A) the Refinancing Term Loans may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in voluntary or mandatory prepayments with the other Term A Loans and (B) borrowing and prepayment of Refinancing Revolving Credit Loans, or reductions of Refinancing Revolving Credit Commitments, and participation in Letters of Credit, shall be on a pro rata basis with the other Revolving Credit Loans or Revolving Credit Commitments (other than upon the maturity of the non-refinanced Revolving Credit Loans and Revolving Credit Commitments) and (vi) except as set forth in clauses (i) through (v) above, the terms of the Refinancing Revolving Credit Commitments or Refinancing Term Loans, as applicable, shall be determined by the applicable Borrower and the applicable Lenders; provided that such other terms (taken as a whole) shall be no more favorable to the Lenders providing such Refinancing Revolving Credit Commitment or Refinancing Term Loans than the other Lenders hereunder unless (1) the other Lenders also receive the benefit of such more favorable terms or (2) such covenants or other provisions are applicable only to periods after the Latest Maturity Date).

In connection with any Refinancing, the applicable Borrower, the Administrative Agent, each applicable Lender and, if necessary, each L/C Issuer, shall execute and deliver to the Administrative Agent a Refinancing Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Refinancing.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing.  Any Refinancing Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the applicable Borrower, to implement the terms of any such Refinancing, including any amendments necessary to establish Refinancing Revolving Credit Commitments or Refinancing Term Loans as a new class or tranche of Revolving Credit Commitments or Term A Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the applicable Borrower in connection with the establishment of such new class or tranche (including to provide for the reallocation of Revolving Credit Exposure upon the expiration or termination of the commitments under any class or tranche), in each case on terms consistent with this Section 2.13.

2.14         Incremental Commitments.

(a)           Borrower Request.  Either Borrower, as applicable, may by written notice to the Administrative Agent, on one or more occasions, request (x) (A) prior to the Maturity Date for the Revolving Credit Facility, an increase to the existing Revolving Credit Commitments (an “Incremental Revolving Increase”) and/or (B) the addition of one new revolving credit facility (an “Incremental Revolving Facility” and either of an Incremental Revolving Facility or Incremental Revolving Increase, an “Incremental Revolving Commitment”) and/or (y) (A) the establishment of one or more new term loan commitments and/or an increase in any tranche of Term A Loans of the Term Borrower then outstanding (each, an “Incremental Term Commitment”), in an aggregate amount of up to $30,000,000, of which no more than $10,000,000 may be in the form of an Incremental Revolving Facility.  Any existing Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide such Incremental Commitment.  Each Incremental Commitment shall be in an aggregate amount of $5,000,000 or any whole multiple of $100,000 in excess thereof (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the aggregate limit in respect of Incremental Commitments set forth above).

(b)           Conditions.  The Incremental Commitments shall become effective as of the date determined by the applicable Borrower and the Administrative Agent to be the effective date (each such date, an “Increase Effective Date”); provided that:

(i)           each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)          no Default or Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

(iii)         the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.14(b), the representations and warranties contained in Section 5.05(a) and Section 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(iv)         on a pro forma basis (assuming, in the case of Incremental Revolving Commitments, that such Incremental Revolving Commitments are fully drawn), the Borrowers shall be in pro forma compliance with each of the covenants set forth in Section 7.11 as of the end of the latest fiscal quarter for which financial statements have been or are required to be furnished pursuant to subsection (a) or (b) of Section 6.01; and

(v)          the applicable Borrower shall deliver or cause to be delivered officer’s certificates and legal opinions of the type delivered on the Closing Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.

(c)            Terms of New Loans and Commitments.  The terms and provisions of Loans made pursuant to Incremental Commitments shall be as follows:

(i)           terms and provisions of Incremental Term Loans shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the Term A Loans (it being understood that Incremental Term Loans may be a part of the Term A Loans) and to the extent that the terms and provisions of Incremental Term Loans are not identical to the Term A Loans (except to the extent permitted by clause (iii), (iv) or (vi) below) they shall be reasonably satisfactory to the Administrative Agent; provided that in any event the Incremental Term Loans must comply with clauses (iii), (iv) and (vi) below;

(ii)          the terms and provisions of Revolving Credit Loans made pursuant to Incremental Revolving Increases shall be identical to the Revolving Credit Loans;

(iii)         the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the then existing Term A Loans;

(iv)         the maturity date of Incremental Term Loans (the “Incremental Term Loan Maturity Date”) shall not be earlier than the then Term A Loan Maturity Date;

(v)          the maturity date of any Incremental Revolving Facility (the “Incremental Revolving Maturity Date”) shall not be earlier than the then Revolving Credit Maturity Date; and

(vi)         the Applicable Rate for Incremental Term Loans shall be determined by the Term Borrower and the Lenders of such Incremental Term Loans; provided that in the event that the Applicable Rate for any Incremental Term Loan is greater than the Applicable Rate for the Term A Loans by more than 50 basis points, then the Applicable Rate for the Term A Loans shall be increased to the extent necessary so that the Applicable Rate for the Incremental Term Loans is 50 basis points higher than the Applicable Rate for the Term A Loans; provided, further, that in determining the Applicable Rate applicable to the Term A Loans and the Incremental Term Loans, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the applicable Borrower to the Lenders of the Term A Loans or the Incremental Term Loans in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement, structuring or commitment fees payable to the Arrangers (or their respective affiliates) in connection with the Term A Loans or to one or more arrangers (or their affiliates) of the Incremental Term Loans shall be excluded; and (z) if the LIBOR or Base Rate “floor” for the Incremental Term Loans is greater than the LIBOR or Base Rate “floor,” respectively, for the existing Term A Loans, the difference between such floor for the Incremental Term Loans and the existing Term A Loans shall be equated to an increase in the Applicable Rate for purposes of this clause (vi).

The Incremental Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the applicable Borrower, the Administrative Agent and each Lender making such Incremental Commitment, in form and substance reasonably satisfactory to each of them.  Notwithstanding the provisions of Section 10.01, the Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.14.  In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Credit Loans or Term A Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Credit Loans made pursuant to Incremental Revolving Commitments and Incremental Term Loans that are Term A Loans, respectively, made pursuant to this Agreement.  This Section 2.14 shall supersede any provisions in Section 11.01 to the contrary.

(d)           Adjustment of Revolving Credit Loans.  To the extent the Commitments being in-creased on the relevant Increase Effective Date are Incremental Revolving Commitments, then each Revolving Credit Lender that is acquiring an Incremental Revolving Commitment on the Increase Effective Date shall make a Revolving Credit Loan, the proceeds of which will be used to prepay the Revolving Credit Loans of the other Revolving Credit Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Revolving Credit Loans outstanding are held by the Revolving Credit Lenders pro rata based on their Revolving Credit Commitments after giving effect to such Increase Effective Date.  If there is a new borrowing of Revolving Credit Loans on such Increase Effective Date, the Revolving Credit Lenders after giving effect to such Increase Effective Date shall make such Revolving Credit Loans in accordance with Section 2.01(b).

(e)           Making of New Term A Loans.  On any Increase Effective Date on which new Commitments for Term A Loans are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such new Commitment shall make a Term A Loan to the Term Borrower in an amount equal to its new Commitment.

(f)            Equal and Ratable Benefit.  The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents, except that the new Loans may be subordinated in right of payment or the Liens securing the new Loans may be subordinated, in each case, to the extent set forth in the Increase Joinder.  The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such class of Term A Loans or any such new Commitments.

2.15         Cash Collateral.

(a)           Certain Credit Support Events.  If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Revolver Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Revolver Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases), following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to any Cash Collateral provided by the Defaulting Lender) in the Cash Collateral Account.  If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Revolver Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.

(b)           Grant of Security Interest.  The Revolver Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Revolver Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at KeyBank.  The Revolver Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)           Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Section 2.04, 2.05, 2.06 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)           Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.07(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16         Defaulting Lenders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)           Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01 and in the definition of “Required Lender.”

(ii)          Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the applicable Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and applicable Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by the applicable Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)         Certain Fees.

(A)       No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and neither Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)        Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C)       With respect to any fee payable under Section 2.08(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Revolver Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)         Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment.  Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)          Cash Collateral.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Revolver Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)           Defaulting Lender Cure.  If the applicable Borrower, the Administrative Agent and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of either Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01         Taxes.

(a)           Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)            All payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the applicable withholding agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent, a Loan Party or any other applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding.

(ii)           If any applicable withholding agent shall be required by applicable Laws to withhold or deduct any Taxes from any payment, then (A) the applicable withholding agent shall withhold or make such deductions, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or deductions are made (including withholding or deductions applicable to additional sums payable under this Section 3.01) each Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deductions been made.

(b)           Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           Tax Indemnifications.

(i)            Each of the Loan Parties shall, jointly and severally, indemnify each Recipient, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from any payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to either Borrower by a Lender (with a copy to the Administrative Agent, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the  Administrative Agent.

(e)           Status of Lenders; Tax Documentation.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by either Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by either Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)           Without limiting the generality of the foregoing,

(A)         any Lender that is a U.S. Person shall deliver to the applicable Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), two duly executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the applicable Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), two of whichever of the following is applicable:

(1)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, duly executed originals of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax;

(2)         duly executed originals of IRS Form W-8ECI;

(3)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) or 871 (h) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of either Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Document are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) duly executed originals of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)         to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), duly executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of such direct and indirect partner(s);

(C)          any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), executed  copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal with-holding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the applicable Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(iii)          (A)          if any payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA, and to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any documentation it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(iv)         Notwithstanding anything to the contrary in this Section 3.01(e), a Lender shall not be required to deliver any documentation pursuant to this Section 3.01(e) that such Lender is not legally eligible to deliver.

(v)          Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender pursuant to this Section 3.01(e).

(f)          Administrative Agent.  The Administrative Agent shall deliver to the Borrowers on or prior to the date it becomes a party to this Agreement, (x) if the Administrative Agent is a U.S. Person, two duly executed originals of IRS Form W-9 or (y) if the Administrative Agent is not a U.S. Person (1) two duly executed originals of IRS Form W-8ECI with respect to payments to be received for its own account and (2) two duly executed originals of IRS Form W-8IMY with respect to payments to be received for the account of any Lender, evidencing its agreement with the Borrowers to be treated as a United States person for U.S. federal withholding tax purposes. Notwithstanding any other provision of this Section 3.01(f), the Administrative Agent shall not be required to deliver any documentation that such Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the Closing Date.

(g)           Treatment of Certain Refunds.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this Section 3.01(g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 3.01(g) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(h)           Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(i)            For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer.

3.02         Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid  such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03         Inability to Determine Rates.

(a)           If, on or prior to the first day of any Interest Period for a Eurodollar Rate Loan:

(i)             the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, for such Interest Period, or

(ii)           the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any request for the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Rate Loan shall be ineffective and (B) if any Committed Loan requests a Eurodollar Rate Loan, such Borrowing shall be made as Base Rate Loan; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)           If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) above have not arisen but either (w) the supervisor for the administrator of the Eurodollar Rate has made a public statement that the administrator of the Eurodollar Rate is insolvent (and there is no successor administrator that will continue publication of the Eurodollar Rate), (x) the administrator of the Eurodollar Rate has made a public statement identifying a specific date after which the Eurodollar Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Eurodollar Rate), (y) the supervisor for the administrator of the Eurodollar Rate has made a public statement identifying a specific date after which the Eurodollar Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  Notwithstanding anything to the contrary in Section 11.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) above of the first sentence of this Section 3.03(b), only to the extent the Eurodollar Rate for such Interest Period is not available or published at such time on a current basis), (x) any request for the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Rate Loan shall be ineffective and (y) if any Committed Loan Notice requests a Eurodollar Rate Loan, such Borrowing shall be made as an Base Rate Loan.

3.04         Increased Costs; Reserves on Eurodollar Rate Loans.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)           subject any Lender or L/C Issuer to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)           impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan , or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the applicable Borrower shall be conclusive absent manifest error.  Such Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           Reserves on Eurodollar Rate Loans.  The applicable Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided such Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05         Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)          any failure by the applicable Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower; or

(c)          any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 11.14;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The applicable Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by either Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06         Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  Each Lender may make any Credit Extension to the applicable Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of such Borrower to repay the Credit Extension in accordance with the terms of this Agreement.  If any Lender requests compensation under Section 3.04, or requires a Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of such Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.14.

3.07         Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01         Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)          The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)           Credit Agreement. Executed counterparts of this Agreement;

(ii)          Notes. (A) A Term A Note executed by the Term Borrower in favor of each Lender requesting a Term A Note and (B) a Revolving Credit Note executed by the Revolver Borrower in favor of each Lender requesting a Revolving Credit Note;

(iii)         Security Agreement. A security agreement, in substantially the form of Exhibit E (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.12, in each case as amended, the “Security Agreement”), duly executed by each Loan Party, together with:

(A)          certificates and instruments representing the Securities Collateral (as defined in the Security Agreement) referred to therein accompanied by undated stock powers or instruments of transfer executed in blank,

(B)          proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C)          certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Liens permitted pursuant to Section 7.01),

(D)          a Perfection Certificate, in substantially the form of Exhibit F-1, duly executed by each of the Loan Parties, and

(E)          evidence that all other actions, recordings and filings that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken;

(iv)         Intellectual Property Security Agreement. A Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement (as each such term is defined in Security Agreement and to the extent applicable) (together with each other intellectual property security agreement delivered pursuant to Section 6.12, in each case as amended, the “Intellectual Property Security Agreement”), duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken;

(v)           Secretary’s Certificates. Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vi)         Good Standings. Such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that Loan Party is validly existing and in good standing in its jurisdiction of organization;

(vii)        Legal Opinions. A favorable written opinion of (i) Fried, Frank, Harris Shriver & Jacobson LLP, counsel to the Loan Parties, (ii) Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the Loan Parties and (iii) Samuels, Green & Steel, LLP, special California counsel to the Loan Parties, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the L/C Issuer and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent;

(viii)       Officer’s Certificate. A certificate signed by a Responsible Officer of the Borrowers certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(ix)          Termination of Existing Indebtedness. Evidence that the Credit Agreement dated as of August 23, 2017 among the Borrowers, the lenders party thereto and Loan Admin Co LLC, as administrative agent] has been or concurrently with the Closing Date is being terminated, all amounts due and payable thereunder have been paid in full and all Liens thereunder have been or concurrently with the Closing Date are being released;

(x)           Solvency.  Certificates attesting to the Solvency of each Loan Party before and after giving effect to the Transaction, from its chief financial officer, substantially in the form of Exhibit H;

(b)          KYC.

(i)            Upon the reasonable request of any Lender made at least ten days prior to the Closing Date, the Borrowers shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Closing Date.

(ii)           At least five days prior to the Closing Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.

(c)           (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(d)          Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02         Conditions to All Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)           The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)          No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)           The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

5.01         Existence, Qualification and Power.  Each Loan Party and each of its Subsidiaries (a) is (i) duly organized or formed, validly existing and, (ii) as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case other than clause (a) above with respect to the Borrowers and clause (b)(ii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02         Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (except for any Lien that may arise under the Loan Documents) under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) except as would not be reasonably likely to have a Material Adverse Effect, any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) except as would not be reasonably likely to have a Material Adverse Effect, violate any Law.

5.03         Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than to the extent, in the case of each of clauses (a) through (d) above, (i) such as have been obtained or made and are in full force and effect and (ii) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Instruments.

5.04         Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05         Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present, in all material respects, the financial condition of the Term Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Term Borrower and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness to the extent required by GAAP.

(b)           The unaudited condensed consolidated balance sheet of the Term Borrower and its Subsidiaries as of March 31, 2018 and June 30, 2018, and the related condensed consolidated statements of operations and cash flows for the fiscal quarter ended on such dates (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of the Term Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii) above, to the absence of footnotes and to normal year-end audit adjustments.

(c)           Since the date of the balance sheet included in the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06         Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07         No Default.  Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.08         Ownership of Property; Liens; Investments.

(a)           Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property, including Material Real Property, necessary and used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Schedule 5.08(b) sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.  The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

(c)           Schedule 7(a) of the Perfection Certificate sets forth a complete and accurate list of all real property owned by each Loan Party and each of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof.  Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d)           (i)  Schedule 7(a) of the Perfection Certificate sets forth a complete and accurate list of all leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.  Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

5.09         Environmental Compliance. Except for any matters individually or in the aggregate that could not reasonably be expected to have a Material Adverse Effect, the Loan Parties and their respective Subsidiaries and their respective operations and owned, leased or operated properties (a) are in compliance with all Environmental Laws, (b) have not received any written notice of an actual or potential Environmental Liability and (c) are not subject to any Environmental Liability.

5.10         Insurance.  The properties of the Loan Parties are insured with financially sound and reputable insurance companies that are not Affiliates of the Loan Parties, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where a Loan Party operates.

5.11         Taxes.  Except to the extent that the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, Holdings and each of its Subsidiaries have timely filed all tax returns and reports required to be filed, and have timely paid all Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.

5.12         ERISA Compliance.

(a)           Except as could not be reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws, (ii) Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.; and (iii) nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)           There are no pending or, to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           Except as could not reasonably be expected to have Material Adverse Effect, (i) no ERISA Event has occurred, and neither Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)           Neither Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e)           With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”), except as could not reasonably be expected to result in a Material Adverse Effect:

(i)            any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii)           the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii)          each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

5.13         Subsidiaries; Equity Interests; Loan Parties.  As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents.  No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  All of the outstanding Equity Interests in the (a) Term Borrower have been validly issued, are fully paid and non-assessable and are owned by Intermediate Holdings and (b) Revolver Borrower have been validly issued, are fully paid and non-assessable and are owned by the Term Borrower, in each case, in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents.  Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation.  The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(vi) is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14         Margin Regulations; Investment Company Act.

(a)           Neither Borrower is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)           Neither Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15         Disclosure.

(a)           Each Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No written report, financial statement, certificate or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, at the Closing Date (in the case of the Lender Presentation) or at the time furnished (in the case of all other reports, financial statements, certificates or other information), when taken as a whole, contains any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading after giving effect to all supplements and updates thereto from time to time; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such projected information as to future events are not to be viewed as facts, such projected information is subject to uncertainties and contingencies, many of which are beyond Borrowers’ control, and no assurances can be given that any particular projection information will be realized and that actual results during the period or periods covered by any such projected information may differ significantly from the projected results and such difference may be material.

(b)           The information included in the Beneficial Ownership Certification is true and correct in all respects.

5.16         Compliance with Laws.  Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17         Intellectual Property; Licenses, Etc.  Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, and Schedules 11(a), 11(b), 11(c) and 11(d) of the Perfection Certificate set forth a complete and accurate list of all such IP Rights owned by (and registered copyright exclusively licensed to) each Loan Party that are subject to registration or pending application with a Governmental Authority. No slogan or other advertising device, product, process, method, substance, part or other material now employed by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18         Solvency.  The Loan Parties are, together with their Subsidiaries on a consolidated basis, Solvent.

5.19         Casualty, Etc.  Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain proceeding that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20         Labor Matters.  There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Term Borrower or any of its Subsidiaries as of the Closing Date and neither Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.21         OFAC.  Neither Borrower, or any of its respective Subsidiaries, or, to the knowledge of either Borrower and its respective Subsidiaries, any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity that is, or is owned 50% or more, individually or in the aggregate, directly or indirectly, or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals and Blocked Persons, HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority  or (iii) located, organized or resident in a Designated Jurisdiction. For purposes of this Section 5.21, the term “Affiliate” shall not include a portfolio company of the Sponsor or the officers or directors of such portfolio company that would be an Affiliate due to common Control by the Sponsor unless such portfolio company would otherwise be included in the definition of Affiliate.

Each Borrower, its respective Subsidiaries and their respective directors, officers and employees and, to the knowledge of each Borrower, the agents of such Borrower and its respective Subsidiaries, are in compliance with all applicable Sanctions in all material respects and each Borrower and its respective Subsidiaries have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such Sanctions.

5.22         Anti-Corruption Laws.  Each Borrower and its respective Subsidiaries have conducted their businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.

5.23         Anti-Money Laundering.  The Loan Parties and each of their Subsidiaries, and, to the knowledge of each Borrower, each of their Affiliates, are in material compliance with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act and (iii) other federal, state, provincial or other applicable laws relating to “know your customer” and anti-money laundering rules and regulations (collectively, “Anti-Money Laundering Laws”). For purposes of this Section 5.23, the term “Affiliate” shall not include a portfolio company of the Sponsor or the officers or directors of such portfolio company that would be an Affiliate due to common Control by the Sponsor unless such portfolio company would otherwise be included in the definition of Affiliate.

5.24         EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

5.25         Collateral Documents.

(a)           Security Agreement.  The Security Agreement is effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, legal, valid and enforceable (with respect to enforceability, subject to the application of Debtor Relief Laws and general principles of equity and/or principles of good faith and fair dealing) Liens on, and security interests in, the Collateral and, when (i) the financing statements and other filings in appropriate form are filed in the jurisdictions of organization or formation of the Loan Parties and (ii) upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the Security Agreement), the Liens created by the Security Agreement shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in the Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction) in each case subject to no Liens other than Liens permitted pursuant to Section 7.01.

(b)           Intellectual Property Office Filings.  When the Intellectual Property Security Agreement is filed in the United States Copyright Office and/or the United States Patent and Trademark Office or the filings described in Section 5.25(a) are made, the Liens created by the Intellectual Property Security Agreement shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in the Intellectual Property Collateral (as defined in the Security Agreement), in each case subject to no Liens other than Liens permitted pursuant to Section 7.01.

(c)           Valid Liens.  Each Collateral Document delivered after the Closing Date pursuant to Section 6.12 will, upon execution and delivery thereof, be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and enforceable (with respect to enforceability, subject to the application of Debtor Relief Laws and general principles of equity and/or principles of good faith and fair dealing) Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, such Collateral Document will constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than Liens permitted pursuant to Section 7.01.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Holdings and each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

6.01         Financial Statements.  Deliver to the Administrative Agent, who will make available to the Lenders, in form and detail satisfactory to the Administrative Agent:

(a)           as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings (commencing with the fiscal year ended December 31, 2018), a condensed consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related condensed consolidated statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for any such qualification pertaining to the maturity of the Facilities or the actual or projected breach or anticipated breach of any financial covenant under any Indebtedness);

(b)          as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (commencing with the fiscal quarter ended September 30, 2018), a condensed consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related condensed consolidated statements of operations and cash flows for such fiscal quarter and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Holdings as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)          as soon as available, but in any event at least 45 days after the end of each fiscal year of Holdings, an annual business plan and budget of Holdings and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Borrowers in form satisfactory to the Administrative Agent of consolidated balance sheets and statements of income or operations and cash flows for the immediately following fiscal year.

As to any information contained in materials furnished pursuant to Section 6.02(c), neither Borrower shall be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

The Borrowers will hold and participate in an annual conference call for Lenders to discuss financial information delivered pursuant to clause (a) of this Section 6.01.  The Borrowers will hold such conference call following the last day of each fiscal year of Holdings and not later than ten Business Days from the time that the Borrowers are required to deliver the financial information as set forth in clause (a) of this Section 6.01 (or such later date as the Administrative Agent may agree in its reasonable discretion).  Prior to each conference call, the Borrowers shall notify the Administrative Agent of the time and date of such conference call.  If the Borrowers are holding a conference call open to the public to discuss the most recent annual financial performance, the Borrowers will not be required to hold a second, separate call for the Lenders.

6.02         Certificates; Other Information.  Deliver to the Administrative Agent, who will make available to the Lenders, in form and detail satisfactory to the Administrative Agent:

(a)           concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the financial statements delivered for the fiscal year ended December 31, 2018), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of each Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes); and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrowers shall also provide, if necessary for the determination of compliance with Section 7.11, a statement of reconciliation conforming such financial statements to GAAP and (ii) a copy of management’s discussion and analysis with respect to such financial statements;

(b)           promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(c)           promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings, and copies of all annual, regular, periodic and special reports and registration statements which Holdings may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)          if requested by the Administrative Agent or a Lender, within 30 days after such request, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(e)           not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any Material Debt Documents regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and, from time to time upon request by the Administrative Agent, such information and reports regarding the Material Debt Documents as the Administrative Agent may reasonably request;

(f)           promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law that could reasonably be expected to have a Material Adverse Effect; and

(g)           promptly, (i) such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable Anti-Money Laundering Laws.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering Analysis and Retrieval System (EDGAR) or the Borrowers post such documents, or provides a link thereto on the Borrowers’ website on the Internet at the website address listed on Schedule 11.03; or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrowers shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents (including, with respect to documents posted in satisfaction of Section 6.02, a reference to the requirements in such section being satisfied with such posting) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or  a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrowers hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03         Notices.  Promptly after a Responsible Officer has knowledge thereof, notify the Administrative Agent and each Lender:

(a)           of the occurrence of any Default;

(b)          of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Holdings, either Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Holdings, either Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Holdings, either Borrower or any Subsidiary, including pursuant to any Environmental Laws;

(c)           of the occurrence of any ERISA Event;

(d)           of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by Holdings or either Borrower referred to in Section 2.10(b); and

(e)           of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.04(b)(ii) and (ii) incurrence or issuance of any Indebtedness for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.04(b)(iv).

Each notice pursuant to Section 6.03 (other than Section 6.03(e) or (f)) shall be accompanied by a statement of a Responsible Officer of the Borrowers setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04         Payment of Obligations.  Except to the extent failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (i) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets (including in its capacity as a withholding agent), unless the same are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by a Borrower or such Subsidiary; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; and (b) timely file all tax returns required to be filed.

6.05         Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; provided, however, that the Term Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve, maintain or renew all of its IP Rights, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06         Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty and condemnation events excepted, except to the extent that the continued maintenance of such property is no longer economically desirable as determined in good faith by the Borrowers; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07         Maintenance of Insurance.

(a)           Maintain with financially sound and reputable insurance companies not Affiliates of either Borrower, insurance (including, without limitation, flood insurance in compliance with the Flood Insurance Laws in accordance with Section 6.07(b)) with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and all such insurance shall (i) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance, (ii) name the Administrative Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

(b)           If any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrowers shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.

6.08         Compliance with Laws.  Comply in all material respects with the requirements of all Laws (including ERISA) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09         Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of a Borrower or such Subsidiary, as the case may be.

6.10         Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

6.11         Use of Proceeds.  Use the proceeds of the Credit Extensions, for the Transaction and for general corporate purposes not in contravention of any Law or of any Loan Document.

6.12         Covenant to Guarantee Obligations and Give Security.

(a)           Upon the formation or acquisition (including, without limitation, for all purposes of this Section 6.12, any formation or acquisition pursuant to a Delaware LLC Division) of any new direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary or Immaterial Subsidiary) by any Loan Party (provided that any Domestic Subsidiary ceasing to be an Excluded Subsidiary or Immaterial Subsidiary shall be deemed to constitute an acquisition of such subsidiary for purposes of this Section 6.12), then the Borrowers shall, at the Borrowers’ expense:

(i)            within 30 days after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the Obligations,

(ii)           within 30 days after such formation or acquisition, furnish to the Administrative Agent a description of the personal properties of such Subsidiary, in detail satisfactory to the Administrative Agent,

(iii)          within 30 days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent, Security Agreement Supplements, Perfection Certificate, Intellectual Property Security Agreements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all certificates, if any, representing the Equity Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii), Section 4.01(a)(iv) and Section 4.01(a)(v)), securing payment of all the Obligations and constituting Liens on all such real and personal properties other than Excluded Property,

(iv)          within 30 days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the filing of Uniform Commercial Code financing statements) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to Security Agreement Supplements, Intellectual Property Security Agreements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

(v)           within 60 days after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request, and

(vi)         with respect to each parcel of Material Real Property owned or held by any entity that is the subject of such formation or acquisition, cause such entity to satisfy the Mortgage Requirement within 90 days of such formation or acquisition (or at such later time as the Administrative Agent may reasonably agree to in its discretion).

(b)           Upon the acquisition of any property (including any Equity Interests in any Subsidiary) by any Loan Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrowers shall, at the Borrowers’ expense:

(i)            within 30 days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent,

(ii)           within 30 days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent Security Agreement Supplements, Intellectual Property Security Agreement supplements and other security and pledge agreements (including instruments of the type specified in Section 4.01(a)(iv), as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations and constituting Liens on all such properties other than Excluded Property,

(iii)          within 30 days after such acquisition, cause the applicable Loan Party to take whatever action (including the filing of Uniform Commercial Code financing statements may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property other than Excluded Property, enforceable against all third parties, and

(iv)          within 60 days after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request.

(c)           At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, Intellectual Property Security Agreements and other security and pledge agreements. Each time period set forth in this Section 6.12 may be extended by the Administrative Agent in its sole discretion.

6.13         Compliance with Environmental Laws.  Comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all Environmental Laws and, except as would not reasonably be expected to result in a Material Adverse Effect, conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action to address all Hazardous Materials at, on, under or emanating from any of properties owned, leased or operated by it as required under Environmental Laws; provided, however, that neither the Borrowers nor any of their Subsidiaries shall be required to undertake any such investigation, study, sampling, testing, cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14         Further Assurances.  Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.15         Mortgages.  (a)  With respect to each Material Real Property owned by the Loan Parties as of the Closing Date, such Loan Party shall, by no later than 90 days after the Closing Date (or such longer period as the Administrative Agent may agree) and (b) with respect to each Material Real Property acquired by the Loan Parties after the Closing Date, or owned by any Person that becomes a Loan Party after the Closing Date, 90 days after such acquisition (or such longer period as the Administrative Agent may agree, including as may be required to confirm from all Secured Parties that flood insurance due diligence and applicable flood insurance requirements are complete), such Loan Party shall in each case deliver, or cause to be delivered, to the Administrative Agent, each in form and substance reasonably acceptable to the Administrative Agent (the following requirements as described in subclauses (i) through (vii), the “Mortgage Requirement”):

(i)            a mortgage, deed of trust or other security document encumbering such Material Real Property in favor of the Administrative Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Material Real Property, and otherwise in form for recording in the recording office of the appropriate Clerk of Court of the County where each such Material Real Property is situated (each, a “Mortgage”), together with such financing statements and other instruments as may be necessary or advisable to grant a mortgage or deed of trust Lien under the laws of the applicable jurisdiction on the Material Real Property and fixtures located thereon;

(ii)           a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) (a “Title Policy”) insuring the Lien of such Mortgage as a valid first mortgage or deed of trust Lien on the Material Real Property described therein, subject to Liens permitted pursuant to Section 7.01, in an amount not less than the estimated fair market value of such Material Real Property as reasonably determined by the applicable Loan Party, which Title Policy shall (A) be issued by Fidelity National Title Insurance Company or another nationally-recognized title insurance company selected by the Borrowers and reasonably acceptable to the Administrative Agent (the “Title Company”), (B) be supplemented by a “tie-in” or “aggregation” endorsement, if applicable and available under applicable law (at commercially reasonable rates), and such other endorsements as may reasonably be requested by the Administrative Agent (including endorsements on matters relating to usury, first loss, zoning (provided, in lieu of a zoning endorsement, if requested, the Borrowers may deliver a zoning report issued by PZR or a similar provider indicating that the property is in compliance with all applicable zoning laws and regulations), contiguity, revolving credit, doing business, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, and so-called comprehensive coverage over covenants and restrictions) if applicable and available in such jurisdiction (at commercially reasonable rates) and under applicable law, and (C) contain no exceptions to title other than Liens permitted pursuant to Section 7.01 and other exceptions acceptable to the Administrative Agent in its reasonable discretion;

(iii)          such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as may be reasonably required by the Title Company to issue the Title Policies and endorsements contemplated above;

(iv)         customary written legal opinions, addressed to the Administrative Agent and the Secured Parties, of local counsel to the Loan Parties in each jurisdiction (A) where a Material Real Property is located relating to, among other things, the enforceability of the applicable Mortgage and (B) where the applicable Loan Party granting the Mortgage on said Material Real Property is organized relating to, among other things, the due authorization, execution and delivery of the applicable Mortgage, in form and substance reasonably acceptable to the Administrative Agent;

(v)           a survey of such Material Real Property that is (A) (w) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Material Real Property is located, (x) certified to the Administrative Agent and the Title Company, (y) compliant with the minimum requirements of the American Land Title Association as such requirements are in effect on the date of preparation thereof and (z) sufficient for the Title Company to remove the standard survey exception from the applicable Title Policy and to provide reasonable and customary survey-related endorsements thereto or (B) otherwise reasonably acceptable to the Administrative Agent (a “Survey”); provided, however, a Survey shall not be required to the extent that (x) an existing survey together with an “affidavit of no change” satisfactory to the Title Company is delivered to the Administrative Agent and the Title Company and (y) the Title Company removes the standard survey exception from the applicable Title Policy and provides reasonable and customary survey-related endorsements thereto;

(vi)         evidence of the property insurance policies required to be maintained pursuant to Section 6.07 hereof, each of which policies shall be endorsed or otherwise amended to include a “standard” or “New York” lenders’ loss payable or mortgagee endorsement in form and substance reasonably acceptable to the Administrative Agent; and

(vii)         a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination together, to the extent the building or other improvement is located in a “special flood hazard area” and flood insurance under the Flood Insurance Laws is available, with (A) a notice about “special flood hazard area” status and flood disaster assistance duly executed by the Borrowers and the applicable Loan Party and (B) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws in form and substance reasonably acceptable to the Administrative Agent.

6.16         Information Regarding Collateral.

(a)           Not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Administrative Agent not less than 10 days’ prior written notice (in the form of certificate signed by a Responsible Officer), or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable.  Each Loan Party agrees to promptly provide the Administrative Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence.

(b)           Concurrently with the delivery of financial statements pursuant to Section 6.01(a), deliver to the Administrative Agent a Perfection Certificate Supplement.

6.17         Material Contracts.  Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.18         Anti-Corruption Laws and Sanctions.  Conduct its businesses in compliance with applicable Sanctions, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions in all material respects, and maintain policies and procedures reasonably designed to promote and achieve compliance with such Sanctions and laws.

6.19         Post-Closing Covenant.   Within ten days of the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Borrowers shall have delivered evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance and endorsements, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrowers shall not, nor shall they permit any Subsidiary to, directly or indirectly, and solely in the case of Section 7.14, Holdings shall not:

7.01         Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names Holdings or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)          Liens existing on the date hereof and listed on Schedule 5.08(b) and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(g), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(g);

(c)           Liens for ad valorem property Taxes not yet delinquent or Liens for Taxes which are being contested in good faith and by appropriate proceedings (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)           pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)           deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)          easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)          Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)            Liens securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j)            Liens on property of a Person existing at the time such Person is merged into or consolidated with either Borrower or any Subsidiary of either Borrower or becomes a Subsidiary of either Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or Investment and do not extend to any assets other than those of the Person merged into or consolidated with either Borrower or such Subsidiary or acquired by either Borrower or such Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 7.02(g);

(k)           licenses of Intellectual Property (i) existing on the date hereof or  (ii) non-exclusive licenses entered into in the ordinary course of business.

(l)            statutory and common law landlords’ liens under leases to which the Borrowers or any of their Subsidiaries are a party;

(m)          Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto and Liens arising out of deposits of cash and Cash Equivalents, security deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business;

(n)          Liens in favor of third parties arising out of conditional sale, title, retention, consignment or similar arrangements for the purchase of goods by the Loan Parties in the ordinary course of business so long as such transactions are not prohibited by this Agreement;

(o)          Liens consisting of precautionary filings of UCC financing statements filed with respect to operating leases permitted under this Agreement and any interest of title of a lessor under any operating lease permitted under this Agreement;

(p)          leases, subleases, licenses, or sublicenses of the assets or properties of any of the Loan Parties and their Subsidiaries, in each case entered into in the ordinary course of business and not interfering in any material respect with the business of any of the Loan Parties and their Subsidiaries;

(q)          customary set-off rights incurred in the ordinary course of business against depository accounts or securities accounts permitted under this Agreement in favor of banks, securities intermediaries or other depository institutions holding such depository accounts or securities accounts at which any of the Loan Parties and their Subsidiaries maintains any such depository accounts or securities accounts; and

(r)           other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $5,000,000.

7.02         Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)          Indebtedness of a Subsidiary of either Borrower owed to either Borrower or a Subsidiary of either Borrower, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, constitute “Pledged Collateral” under the Security Agreement, (ii) be on terms (including subordination terms) acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03;

(b)          Indebtedness under the Loan Documents;

(c)          Indebtedness outstanding on the date hereof and listed on Schedule 7.02;

(d)          any refinancings, refundings, renewals or extensions of Indebtedness permitted by clause (c) or (g) of this Section 7.02; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; provided, further, that no Person that is not an obligor under the Indebtedness being refinanced, refunded, renewed or extended shall be an obligor under such refinancing, refunding, renewal or extension; provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any), subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended;

(e)           Guarantees of either Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of either Borrower or any other Guarantor;

(f)           Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

(g)         Indebtedness of any Person that becomes a Subsidiary of Holdings after the date hereof in accordance with the terms of Section 7.03(g), which Indebtedness is existing at the time such Person becomes a Subsidiary of Holdings (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of Holdings);

(h)          obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(i)            Indebtedness incurred in the ordinary course of business in respect of overdraft (including daylight overdraft), interstate depository network, automatic clearing house transfer and other similar cash management arrangements; provided, that such Indebtedness is extinguished within three Business Days of the earlier of its incurrence or Holdings or any Borrower becoming aware thereof;

(j)            Indebtedness with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of Holdings  or any of its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default;

(k)          Indebtedness representing deferred compensation, deferred compensation plans or other similar arrangements to employees of Holdings or its Subsidiaries, in each case, incurred in the ordinary course of business;

(l)            Indebtedness of non-Guarantor Subsidiaries in an aggregate amount at any time outstanding not to exceed $1,000,000; and

(m)          unsecured Indebtedness in an aggregate principal amount at any  time outstanding not to exceed $5,000,000.

7.03         Investments.  Make or hold any Investments, except:

(a)           Investments held by the Term Borrower and its Subsidiaries in the form of Cash Equivalents;

(b)          advances to officers, directors and employees of the Term Borrower and its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)           (i) Investments by the Term Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by Holdings and its Subsidiaries in Loan Parties (other than Holdings), (iii) additional Investments by Subsidiaries of the Term Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount outstanding at any time not to exceed $3,500,000;

(d)          Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)           Guarantees permitted by Section 7.02;

(f)           Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 5.08(e);

(g)          the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Term Borrower or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(g):

(i)            any such newly-created or acquired Subsidiary shall become a Loan Party (provided, however, that the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Term Borrower or one or more of its wholly-owned Subsidiaries  that does not become a Loan Party or which assets do not become Collateral shall be permitted so long as the consideration for any such purchase or other acquisition does not exceed $15,000,000 in the aggregate during the term of this Agreement);

(ii)           the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of Holdings and its Subsidiaries in the ordinary course;

(iii)          (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, Holdings and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

(iv)         the Borrowers shall have delivered to the Administrative Agent and each Lender, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that all of the requirements set forth in this clause (vi) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(h)           acquisitions of a Transmission Agent’s business operations (including its working capital and liabilities); provided that the aggregate purchase price of all such acquisitions (including any accounts payable) shall not exceed $5,000,000 in the aggregate during the term of this Agreement;

(i)            Investments in joint ventures in an aggregate amount at any time outstanding not to exceed $2,000,000;

(j)            other Investments not exceeding $5,000,000 in the aggregate at any time outstanding, plus the Available Amount.

7.04         Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, effect any Delaware LLC Division, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)          any Subsidiary may merge with (i) either Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Loan Party (other than Holdings) is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person;

(b)          any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to either Borrower or to another Loan Party (other than Holdings);

(c)          any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party;

(d)          in connection with any acquisition permitted under Section 7.03, any Subsidiary of either Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of such Borrower and (ii) in the case of any such merger to which any Loan Party (other than either Borrower) is a party, such Loan Party is the surviving Person;

(e)           Dispositions permitted by Section 7.05; and

(f)           so long as no Default has occurred and is continuing or would result therefrom, any Subsidiary of the Term Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which either Borrower is a party, such Borrower is the surviving corporation and (ii) in the case of any such merger to which any Loan Party (other than such Borrower) is a party, such Loan Party is the surviving corporation.

7.05         Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)           Dispositions of surplus, obsolete or worn out tangible property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)           Dispositions of inventory in the ordinary course of business;

(c)           Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)           Dispositions of property by any Subsidiary to either Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be a Borrower or a Guarantor;

(e)           Dispositions permitted by Section 7.04;

(f)           Dispositions by the Loan Parties to non-Guarantor Subsidiaries in an aggregate amount not to exceed $1,000,000;

(g)          Dispositions by the Term Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $5,000,000 and (iii) the Borrower or such Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents;

(h)          so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of Section 7.05(g); and

(i)            Dispositions of property pursuant to sale-leaseback transactions, so long as no Default or Event of Default then exists or would result therefrom and the fair market value of all property so disposed of shall not exceed $1,000,000 in any fiscal year provided, however, that any Disposition pursuant to Section 7.05(a) through Section 7.05(i) shall be for fair market value.

7.06         Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)          each Subsidiary may make Restricted Payments to either Borrower , any Subsidiaries of Holdings that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)          the Term Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)          except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Loans pursuant to Section 2.04(b)(i), each Borrower and each Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;

(d)          each Subsidiary may declare and pay cash dividends to Holdings not to exceed an amount necessary to permit Holdings to pay (i) reasonable and customary corporate and operating expenses (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business and to board of directors or observers) and (ii) franchise fees or similar taxes and fees required to maintain its corporate existence;

(e)           Holdings may purchase, redeem or otherwise acquire warrants, rights or options for the purchase or acquisition of its Equity Interests in an amount not to exceed $10,000,000 in the aggregate, plus the Available Amount;

(f)            with respect to any taxable year for which the Term Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group (a “Tax Group”) for U.S. federal, state, local and/or non-U.S. income Tax purposes of which Holdings or any other direct or indirect parent of the Term Borrower is the common parent, the Term Borrower may declare and pay cash dividends or other distributions to such parent company to fund any consolidated, combined or similar U.S. federal, state, local and/or non-U.S. income Taxes of such Tax Group attributable to the income of the Term Borrower and/or its applicable Subsidiaries up to an amount not to exceed the amount of any such Taxes that the Term Borrower and/or its applicable Subsidiaries would have been required to pay for such taxable year (or portion thereof) if the Term Borrower and such Subsidiaries had been a stand-alone Tax Group for all taxable years (or portion thereof) ending after the Closing Date; and

(g)          other Restricted Payments not to exceed $5,000,000 in the aggregate, plus the Available Amount; and

(h)          the Loan Parties may repurchase, redeem, acquire or retire for value any Equity Interests of Holdings or any of its Subsidiaries held by any current or former officer, director, employee or consultant (or any spouses, ex-spouses or estates of the foregoing) of Holdings or any of its Subsidiaries; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5,000,000 in any calendar year, in each case, with unused amounts in any calendar year being carried over to succeeding calendar years.

7.07         Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Term Borrower and its Subsidiaries on the date hereof or any business reasonably related, complementary or incidental thereto.

7.08         Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Term Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Term Borrower or such Subsidiary as would be obtainable by the Term Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Loan Parties and their Subsidiaries or any entity that becomes a Subsidiary as a result of such transaction, (ii) issuances of Equity Interests of the Loan Parties to the extent otherwise permitted by this Agreement, (iii) employment, severance and other compensatory arrangements between the Loan Parties and their Subsidiaries and their respective officers and employees, (iv) payment of customary fees and reasonable out-of-pocket costs and expenses to, and indemnities provided on behalf of, members of the board of directors of any Loan Party, and officers and employees of the Loan Parties and their Subsidiaries, (v) management fees, licensing fees and similar fees payable by any Subsidiaries of the Revolver Borrower to the Revolver Borrower or any other Loan Party, (vi) Restricted Payments permitted by Section 7.06 (other than pursuant to clauses (d) or (g) thereof), (vii) loan and other transactions to the extent permitted by Sections 7.03 (other than pursuant to clauses (g) and (j) thereof), 7.04 or 7.05 (other than pursuant to clause (g) thereof) or (viii) transactions not exceeding $1,000,000 in the aggregate per fiscal year.

7.09         Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to either Borrower or any Guarantor or to otherwise transfer property to or invest in either Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any Subsidiary becomes a Subsidiary of the Term Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Term Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of either Borrower or (iii) of the Term Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(l) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10         Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11         Financial Covenants.

(a)           Consolidated Leverage Ratio.  Beginning with the fiscal quarter ending December 31, 2018, permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of Holdings to be greater than 3.25:1.00.

(b)           Consolidated Fixed Charge Coverage Ratio.  Beginning with the fiscal quarter ending December 31, 2018, permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of Holdings to be less than 1.25:1.00.

7.12         Amendments of Organization Documents.  Amend any of its Organization Documents in a manner materially adverse to the Lenders.

7.13         Amendment, Etc. of Indebtedness.  Amend, modify or change in any manner materially adverse to the Lenders any term or condition of any Material Debt Document, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.02(d).

7.14         Holding Company.  In the case of Holdings and Intermediate Holdings, engage in any business or activity other than (a) the ownership of all outstanding Equity Interests in Intermediate Holdings or the Term Borrower, as applicable, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder and (e) activities incidental to the businesses or activities described in clauses (a) through (e) of this Section.

7.15         Sanctions.  Directly or, to the knowledge of the Borrower, indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, to the extent in violation of Sanctions, or in any other manner that will result in a violation by an individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, or otherwise) of Sanctions.

7.16         Anti-Corruption Laws.  Directly or, to the knowledge of the Borrower, indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

7.17         Fiscal Year.  Make or permit any change in the fiscal year of Holdings.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01         Events of Default.  Any of the following shall constitute an “Event of Default”:

(a)           Non-Payment.  Either Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (solely with respect to a Borrower’s and Holdings’ existence), 6.11 or Article VII; it being understood and agreed that any breach of Section 7.11 is subject to cure as provided in Section 8.04; or

(c)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (A) the date on which a Responsible Officer of either Borrower obtains actual knowledge of such failure and (B) the date on which written notice thereof shall have been given to either Borrower by the Administrative Agent, any Lender or the L/C Issuer (any such notice to be identified as a “notice of default”); or

(d)           Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of either Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e)           Cross-Default.  (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that any failure described above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to this Article VIII; or

(f)           Insolvency Proceedings, Etc.  Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)          Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)          Judgments.  There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of either Borrower to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) either Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)            Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)           Change of Control.  There occurs any Change of Control; or

(l)            Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby.

8.02         Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of the Required Lenders, or may, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

(c)           require that the Revolver Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto) in the Cash Collateral Account; and

(d)          exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to either Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Revolver Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03         Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Revolver Borrower pursuant to Sections 2.03 and 2.16; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

8.04         Equity Cure Right.  In the event that the Borrowers fail to comply with the requirements of any financial covenant set forth in Section 7.11, from the end of the applicable fiscal quarter until the 10th day after delivery of the related Compliance Certificate, Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings (the “Cure Amount”), and, in each case, to contribute any such cash to the capital of the Borrowers, and apply the amount of the proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter (the “Cure Right”); provided that (a) such proceeds are actually received by the Borrowers no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, (b) such proceeds do not exceed the aggregate amount necessary to cure (by addition to EBITDA) such Event of Default under Section 7.11 for such period, (c) the Cure Right shall not be exercised more than five times during the term of the Loans and (d) in each period of four fiscal quarters, there shall be at least two fiscal quarters during which the Cure Right is not exercised. If, after giving effect to the foregoing pro forma adjustment (but not, for the avoidance of doubt, giving pro forma effect to any repayment of Indebtedness in connection therewith), the Borrowers are in compliance with the financial covenants set forth in Section 7.11, the Borrowers shall be deemed to have satisfied the requirements of such section as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 7.11 that had occurred shall be deemed cured for purposes of this Agreement. The parties hereby acknowledge that this Section 8.04 may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11 and shall not result in any adjustment to any amounts other than the amount of the EBITDA referred to in the immediately preceding sentence.  Upon the Administrative Agent’s receipt of a written notice from the Borrowers that they intend to exercise the Cure Right (a “Notice of Intent to Cure”), until the 10th Business Day following the date that financial statements for the fiscal quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 6.01(a) or (b), neither the Administrative Agent (or any sub agent therefor) nor any Lender shall exercise the right to accelerate the Loans or terminate the Revolving Credit Commitments or any Incremental Commitments, and none of the Administrative Agent (or any sub-agent therefor) nor any other Lender or any Secured Party shall exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents solely on the basis of such Event of Default having occurred and being continuing under Section 7.11. Notwithstanding any other provision in this Agreement to the contrary, no Lender or L/C Issuer shall be required to make any Credit Extension hereunder during the period during which the Cure Right may be exercised, unless and until the Cure Amount is actually received.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01         Appointment and Authority.

(a)           Each of the Lenders and the L/C Issuer hereby irrevocably appoints KeyBank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrowers nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)           The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.05(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02         Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with either Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03         Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Term Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by either Borrower, a Lender or the L/C Issuer.

(e)           The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(f)            The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Disqualified Institution.

9.04         Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the either Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05         Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06         Resignation of Administrative Agent.

(a)           The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall an such successor Administrative Agent be a Defaulting Lender or Disqualified Institution.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)           Any resignation or removal by KeyBank as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer.  If KeyBank resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  Upon the appointment by the Revolver Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to KeyBank to effectively assume the obligations of KeyBank with respect to such Letters of Credit.

9.07         Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08         No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09         Administrative Agent May File Proofs of Claim; Credit Bidding.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on either Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.05) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (j) of Section 11.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10         Collateral and Guaranty Matters.  Without limiting the provision of Section 9.09, each of the of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Property” (as such term is defined in the Security Agreement), or (iv) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and

(c)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.  The parties hereto acknowledge and agree that the Administrative Agent may rely conclusively as to any of the matters described in this Section 9.10 (including as to its authority hereunder) on a certificate or similar instrument provided to it by any Loan Party without further inquiry or investigation, which certificate shall be delivered to the Administrative Agent by the Loan Parties upon reasonable request of the Administrative Agent.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11         Secured Cash Management Agreements and Secured Hedge Agreements.  Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

9.12         Withholding Tax.  To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12.  The agreements in this Section 9.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all other Obligations. For purposes of this Section 9.12, the term “Lender” includes any L/C Issuer.

9.13         Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)          In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X
CONTINUING GUARANTY

10.01       Guaranty.  The Guarantors hereby absolutely and unconditionally guarantee, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, whether arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof).  Without limiting the generality of the foregoing, the Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or allowable or disallowed claim under any proceeding or case commenced by or against any Guarantor under any Debtor Relief Laws.  The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02       Rights of Lenders.  The Guarantors consent and agree that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations.  Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of each Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

10.03       Certain Waivers.  Each Guarantor waives (a) any defense arising by reason of any disability or other defense of either Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of either Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of either Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against either Borrower or any other Guarantor, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.  Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

10.04       Obligations Independent.  The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not either Borrower or any other person or entity is joined as a party.

10.05       Subrogation.  No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated.  If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

10.06       Termination; Reinstatement.  This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Obligations are terminated.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of either Borrower or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

10.07       Subordination.  Each Guarantor hereby subordinates the payment of all obligations and indebtedness of either Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of either Borrower to such Guarantor as subrogee of the Secured Parties or resulting from any Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations.  If the Secured Parties so request, any such obligation or indebtedness of either Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

10.08       Stay of Acceleration.  If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or either Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by any Guarantor immediately upon demand by the Secured Parties.

10.09       Condition of Borrowers.  Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from either Borrower and any other Guarantor such information concerning the financial condition, business and operations of such Borrower and any such other Guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and no Guarantor is relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of such Borrower or any other Guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.10       Keepwell.  Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.11       Maximum Liability.  It is the desire and intent of the Guarantors and the Secured Parties that this Guaranty shall be enforced against the Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  The provisions of this Guaranty are severable, and in any action or proceeding involving any Debtor Relief Law, if the obligations (or any portion thereof) of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”).  Each Guarantor agrees that the Obligations covered by its guaranty may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Secured Parties hereunder; provided, that nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

10.12       Guarantees Several.  When making any demand hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on either Borrower or any Guarantor or any other person, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from either Borrower or any Guarantor or any other person or any release of either Borrower or any Guarantor or any other person shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

ARTICLE XI
MISCELLANEOUS

11.01       Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by either Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b)          without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Term A Lenders, as the case may be;

(c)          extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d)          postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or (ii) any scheduled reduction of any Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender;

(e)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of either Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f)           change (i) Section 8.03 or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, without the written consent of each Lender affected thereby;

(g)           change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(g)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders” or “Required Term A Lenders” without the written consent of each Lender under the applicable Facility;

(h)           release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i)           subordinate any Lien of the Administrative Agent with respect to the Collateral, without the written consent of each Lender affected thereby;

(j)            release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(k)           impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders; or

(l)            change any provision herein in a manner that would alter any pro rata sharing of payments required thereby without the written consent of each Lender directly or indirectly adversely affected thereby; or

(m)          amend, modify or waive any provision of Section 2.04 (b)(viii), the definition of "Clean-up Period" or Schedule 2.04 (b)(viii), in each case, without the consent of the Required Revolving Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) the Engagement Letter may each be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the applicable Borrower (1) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such non-consenting Lender in accordance with Section 11.14; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

11.02       Amend and Extend Transactions.

(a)           Each Borrower, as applicable, may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity date of any class of Loans and Commitments to the extended maturity date specified in such notice.  Such notice shall (i) set forth the amount of the applicable class of Revolving Credit Commitments and/or Term A Loans that will be subject to the Extension (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant class of Revolving Credit Commitments and/or Term A Loans to which such Extension relates.  Each Lender of the applicable class shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such class pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the applicable Borrower.  If the aggregate principal amount of Revolving Credit Commitments or Term A Loans in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments or Term A Loans, as applicable, subject to the Extension Offer as set forth in the Extension notice, then the Revolving Credit Commitments or Term A Loans, as applicable, of Lenders of the applicable class shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.

(b)           The following shall be conditions precedent to the effectiveness of any Extension: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties set forth in Article V and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects on and as of the effective date of such Extension, (iii) the L/C Issuer shall have consented to any Extension of the Revolving Credit Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit at any time during the extended period and (iv) the terms of such Extended Revolving Credit Commitments and Extended Term Loans shall comply with paragraph (c) of this Section.

(c)           The terms of each Extension shall be determined by the applicable Borrower and the applicable extending Lenders and set forth in an Extension Amendment; provided that (i) the final maturity date of any Extended Revolving Credit Commitment or Extended Term Loan shall be no earlier than the Revolving Credit Maturity Date or the Term A Loan Maturity Date, respectively, (ii)(A) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Revolving Credit Commitments and (B) the average life to maturity of the Extended Term Loans shall be no shorter than the remaining average life to maturity of the existing Term A Loans, (iii) the Extended Revolving Credit Loans and the Extended Term Loans will rank pari passu in right of payment and with respect to security with the existing Revolving Credit Loans and the existing Term A Loans and the borrower and guarantors of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be the same as the applicable Borrower and Guarantors with respect to the existing Revolving Credit Loans or Term A Loans, as applicable, (iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended Revolving Credit Commitment (and the Extended Revolving Credit Loans thereunder) and Extended Term Loans shall be determined by the applicable Borrower and the applicable extending Lenders, (v)(A) the Extended Term Loans may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in voluntary or mandatory prepayments with the other Term A Loans and (B) borrowing and prepayment of Extended Revolving Credit Loans, or reductions of Extended Revolving Credit Commitments, and participation in Letters of Credit, shall be on a pro rata basis with the other Revolving Credit Loans or Revolving Credit Commitments (other than upon the maturity of the non-extended Revolving Credit Loans and Revolving Credit Commitments) and (vi) the terms of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be substantially identical to the terms set forth herein (except as set forth in clauses (i) through (v) above).

(d)           In connection with any Extension, the applicable Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension.  Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the applicable Borrower, to implement the terms of any such Extension, including any amendments necessary to establish Extended Revolving Credit Commitments or Extended Term Loans as a new class or tranche of Revolving Credit Commitments or Term A Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the applicable Borrower in connection with the establishment of such new class or tranche (including to preserve the pro rata treatment of the extended and non-extended classes or tranches and to provide for the reallocation of Revolving Credit Exposure upon the expiration or termination of the commitments under any class or tranche), in each case on terms consistent with this Section 11.02.

11.03       Notices; Effectiveness; Electronic Communications.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to Holdings, either Borrower, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.03; and

(ii)           if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to either Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).  Each notice or certification required to be delivered hereunder by both Borrowers shall be effective if executed by either Borrower alone.

(b)           Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the L/C Issuer or either Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, either Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of either Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet.

(d)           Change of Address, Etc.  Each of Holdings, each Borrower, the Administrative Agent and the L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the applicable Borrower, the Administrative Agent and the L/C Issuer.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to either Borrower or their securities for purposes of United States Federal or state securities laws.

(e)           Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices and Letter of Credit Applications) purportedly given by or on behalf of either Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of either Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.04       No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08, or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.05       Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses.  The Borrowers shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable and documented out-of-pocket fees, charges and disbursements of one outside counsel for the Administrative Agent and, to the extent necessary, one local counsel in each relevant jurisdiction (in each case, excluding allocated costs of internal counsel)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any outside counsel for the Administrative Agent, any Lender or the L/C Issuer (which shall be limited to one counsel to the Administrative Agent, Lenders, and the L/C Issuer, taken as a whole, and one local counsel, if necessary,  in any relevant jurisdiction material to the interests of the Administrative Agent, Lenders and the L/C Issuer taken as a whole and, solely in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the similarly situated Persons taken as a whole)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by the Borrowers.  The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for the Indemnitees taken as a whole and, solely in the case of an actual or perceived conflict of interest, one additional counsel to all affected Indemnitees take as a whole, where the Indemnitees affected by such conflict notify Holdings of the existence of such conflict and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Indemnitees, taken as a whole and solely in the case of such conflict of interest, one additional local counsel to all affected Indemnitees taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including either Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution, delivery or enforcement of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Term Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Term Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Loan Party or any of such Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (2) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (y) result from any proceeding, claim, counterclaim or other action brought by an Indemnitee against another Indemnitee relating to disputes solely among such Indemnitees and not arising out of any act or omission of any Loan Party or any Subsidiary, excluding proceedings, claims, counterclaims and other actions against an Indemnitee acting in its capacity as Administrative Agent, Arranger or L/C Issuer.  This Section 11.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and expenses arising from any non-Tax claim.

(c)           Reimbursement by Lenders.  To the extent that the (i) Revolver Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Revolving Credit Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Revolving Credit Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Revolving Credit Lender’s share of the Revolving Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Revolving Credit Lender), such payment to be made severally among them based on such Revolving Credit Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) or (ii) Term Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Term A Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Term A Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Term A Lender’s share of the Total Credit Exposure relating to the Term A Loans at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Term A Lender), such payment to be made severally among them based on such Term A Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, and acknowledge that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)            Survival.  The agreements in this Section and the indemnity provision of Section 11.05(e) shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.06       Payments Set Aside.  To the extent that any payment by or on behalf of either Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.07       Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.07(b), (ii) by way of participation in accordance with the provisions of Section 11.07(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.07(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.07(b) and participations in L/C Obligations) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)         in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term A Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the applicable Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among the revolving credit facility provided hereunder and any separate revolving credit or term loan facilities provided pursuant to Section 2.14 on a non-pro rata basis;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)         the consent of the Term Borrower, in the case of an assignment of Term A Loans, or the Revolver Borrower, in the case of an assignment in respect of the Revolving Credit Facility (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the applicable Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)         the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Term A Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term A Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)         the consent of the L/C Issuer shall be required for any assignment in respect of the Revolving Credit Facility.

(iv)         Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax documentation required pursuant to Section 3.01(e).

(v)          No Assignment to Certain Persons.  No such assignment shall be made (A) to the Term Borrower or any of its Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Affiliates or Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)         Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the applicable Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)        Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by either Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, either Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Term Borrower or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.05(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections, including Section 3.01(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 11.14 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as  a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)           Resignation as L/C Issuer after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time KeyBank assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.07(b), KeyBank may, upon 30 days’ notice to the Revolver Borrower and the Lenders, resign as L/C Issuer.  In the event of any such resignation as L/C Issuer, the Revolver Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Revolver Borrower to appoint any such successor shall affect the resignation of KeyBank as L/C Issuer.  If KeyBank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to KeyBank to effectively assume the obligations of KeyBank with respect to such Letters of Credit.

(g)           Disqualified Institutions.  (i)  No assignment or shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the applicable Borrower has consented to such assignment as otherwise contemplated by this Section 11.07, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment).  For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date, (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the applicable Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution.  Any assignment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.

(ii)           If any assignment is made to any Disqualified Institution without the applicable Borrower’s prior consent in violation of clause (i) above, such Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Revolver Borrower owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (B) in the case of outstanding Term A Loans held by Disqualified Institutions, prepay such Term A Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term A Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.07), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the applicable Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in 11.07(b), (ii) such assignment does not conflict with applicable Laws and (iii) in the case of clause (B), neither Borrower shall use the proceeds from any Loans to prepay Term A Loans held by Disqualified Institutions.

(iii)          Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)          The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrowers and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

11.08       Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the disclosing Person shall inform Holdings promptly thereof prior to such disclosure to the extent practicable and not prohibited by law, rule or regulation), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder (it being understood that the DQ List may be disclosed to any assignee, or prospective assignee, in reliance on this clause (f)), (g) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or their Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of either Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than either Borrower.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from either Borrower or any Subsidiary relating to either Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by either Borrower or any Subsidiary, provided that, in the case of information received from either Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning either Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.09       Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of either Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.10       Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.11       Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and the Engagement Letter, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.12       Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.13       Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuer, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.14       Replacement of Lenders.  If either Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives either Borrower the right to replace a Lender as a party hereto, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.07), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the applicable Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.07(b);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)           such assignment does not conflict with applicable Laws; and

(e)           in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling either Borrower to require such assignment and delegation cease to apply.

11.15       Governing Law; Jurisdiction; Etc.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a)           SUBMISSION TO JURISDICTION.  EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST EITHER BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)           WAIVER OF VENUE.  EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.03.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

11.16       WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.17       No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and Holdings acknowledges and agrees, and acknowledges their Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Borrowers and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for either Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to either Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of either Borrower, Holdings and their respective Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests to either Borrower, Holdings or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrowers and Holdings hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.18       Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.19       USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.20       Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INTERNATIONAL MONEY EXPRESS SUB 2, LLC

By:	/s/ Tony Lauro II
Name: Tony Lauro II
Title: Chief Financial Officer

INTERNATIONAL MONEY EXPRESS, INC.

By:	/s/ Tony Lauro II
Name: Tony Lauro II
Title: Chief Financial Officer

INTERMEX HOLDINGS, INC.

By:	/s/ Tony Lauro II
Name: Tony Lauro II
Title: Chief Financial Officer

INTERMEX WIRE TRANSFER, LLC

By:	/s/ Tony Lauro II
Name: Tony Lauro II
Title: Chief Financial Officer

INTERMEX WIRE TRANSFER, CORP.

By:	/s/ Tony Lauro II
Name: Tony Lauro II
Title: Chief Financial Officer

INTERMEX WIRE TRANSFER II, LLC

By:	/s/ Tony Lauro II
Name: Tony Lauro II
Title: Chief Financial Officer

KEYBANK NATIONAL ASSOCIATION, as
Administrative Agent

By:	/s/ David A. Wild
Name: David A. Wild
Title: Senior Vice President

[Intermex – Signature page to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By:	/s/ David A. Wild
Name: David A. Wild
Title: Senior Vice President

[Intermex – Signature page to Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ Kyle Husted
Name: Kyle Husted
Title: Vice President

[Intermex – Signature page to Credit Agreement]

BMO Harris Bank N.A., as a Lender

By:	/s/ Andrew Berryman
Name: Andrew Berryman
Title: Vice President

[Intermex – Signature page to Credit Agreement]

Cadence Bank, N.A., as a Lender

By:	/s/ Priya Iyer
Name: Priya Iyer
Title: Senior Vice President

[Intermex – Signature page to Credit Agreement]

BancAlliance Inc.
By: Alliance Partners LLC, its attorney-in-fact, as a Lender

By:	/s/ John Gray
Name: John Gray
Title: Executive Vice President

[Intermex – Signature page to Credit Agreement]

BOKF, NA dba Bank of Oklahoma, as a Lender

By:	/s/ Paul E Johnson
Name: Paul E Johnson
Title: Vice President

[Intermex – Signature page to Credit Agreement]